                                                                    Exhibit 99.1

                               CREDIT AGREEMENT



                                     among



                    CABLE DESIGN TECHNOLOGIES CORPORATION,
                                   as Parent


                                 THE BORROWERS

                          THE LENDERS PARTIES HERETO,
                                  as Lenders

                                      and


                              FLEET NATIONAL BANK
                            as Administrative Agent

                      FLEET NATIONAL BANK (LONDON BRANCH)
                              as UK Fronting Bank

                          FLEET BANK (EUROPE) LIMITED
                           as European Fronting Bank

                                  BNP PARIBAS
                             as Syndication Agent

                     BANK OF AMERICA NATIONAL ASSOCIATION
                            as Documentation Agent

                               FIFTH THIRD BANK
                              JPMORGAN CHASE BANK
                         CITIZENS BANK OF PENNSYLVANIA
                      NATIONAL CITY BANK OF PENNSYLVANIA
                              as Managing Agents

                             FLEET SECURITIES, INC
                                  as Arranger


                               December 17, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----
SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS...............................................   1

    1.1.     Certain Defined Terms.........................................................   1
             ---------------------
    1.2.     Terms Defined in the Uniform Commercial Code..................................  21
             --------------------------------------------
    1.3.     Computation of Time Periods...................................................  21
             ---------------------------
    1.4.     Accounting Terms..............................................................  21
             ----------------
    1.5.     Other Provisions Regarding Definitions........................................  22
             -------------------------------------

SECTION 2.  REVOLVING LOANS................................................................  23

    2.1.     Revolving Loans...............................................................  23
             ---------------
    2.2.     Borrowing Limits..............................................................  23
             ----------------
    2.3.     Minimum Advances..............................................................  24
             ----------------
    2.4.     Swingline Loans...............................................................  24

    2.5.     Notice of Borrowing; Borrower's Certificate...................................  25

    2.6.     Optional Currencies...........................................................  27

    2.7.     Termination and Reduction of Revolving Credit Facility Commitments............  28

    2.8.     Revolving Notes...............................................................  29
             ---------------
    2.9.     Facility Fee; Fronting Fee....................................................  29

    2.10.    Interest......................................................................  30

    2.11.    Conversion of Borrowings; Renewals............................................  32
             ----------------------------------
    2.12.    Mandatory Payments............................................................  33

    2.13.    Optional Prepayments..........................................................  35
             --------------------
    2.14.    Agent's Availability Assumption...............................................  36
             -------------------------------
    2.15.    Procedures for Payment........................................................  38
             ----------------------
    2.16.    Other Fees....................................................................  40
             ----------
    2.17.    Increased Costs...............................................................  41
             ---------------
    2.18.    Change of Law Rendering LIBOR Advances Unlawful...............................  42
             -----------------------------------------------
    2.19.    LIBOR Availability............................................................  43
             ------------------
    2.20.    Indemnities...................................................................  44
             -----------

                                     (ii)

    2.21.    Capital Adequacy..............................................................  45
             ----------------
    2.22.    Pro Rata Treatment and Payments...............................................  45
             -------------------------------
    2.23.    Telephonic Notice.............................................................  46
             -----------------
    2.24.    Maximum Interest..............................................................  46
             ----------------
    2.25.    European Monetary Union.......................................................  46

SECTION 3.  LETTERS OF CREDIT..............................................................  48

    3.1.     Letters of Credit.............................................................  48
             -----------------
    3.2.     Reimbursement for Drawings....................................................  49
             --------------------------
    3.3.     Letter of Credit Fees.........................................................  50
             ---------------------
    3.4.     Indemnity.....................................................................  50
             ---------
    3.5.     Letter of Credit Participation and Certain Payments...........................  51
             ---------------------------------------------------
    3.6.     Reimbursement of Certain Costs................................................  52
             ------------------------------
    3.7.     Payment of Drafts.............................................................  54
             -----------------
    3.8.     Issuing Lender's Actions......................................................  54
             ------------------------

SECTION 4.  GUARANTIES.....................................................................  54

    4.1.     Guaranties....................................................................  55
             ----------
    4.2.     Future Subsidiaries...........................................................  55
             -------------------
    4.3.     Limitation of Liability.......................................................  55
             -----------------------

SECTION 5.  REPRESENTATIONS AND WARRANTIES.................................................  55

    5.1.     Corporate Status..............................................................  55
             ----------------
    5.2.     Power and Authority...........................................................  56
             -------------------
    5.3.     No Violation of Agreements....................................................  56
             --------------------------
    5.4.     No Litigation.................................................................  57
             -------------
    5.5.     Good Title to Properties; Condition of Assets.................................  57
             ---------------------------------------------
    5.6.     Financial Statements and Condition............................................  57
             ----------------------------------
    5.7.     Tax Liability.................................................................  58
             -------------
    5.8.     Governmental Action...........................................................  58
             -------------------
    5.9.     Disclosure....................................................................  59
             ----------
    5.10.    Regulation U..................................................................  59
             ------------

                                     (iii)

    5.11.    Investment Company............................................................  59
             ------------------
    5.12.    Solvency......................................................................  59
             --------
    5.13.    Permits, etc..................................................................  59
             ------------
    5.14.    Environmental Status..........................................................  60
             --------------------
    5.15.    No Financial Assistance.......................................................  60
             -----------------------

SECTION 6.  AFFIRMATIVE COVENANTS..........................................................  60

    6.1.     Financial Statements and Other Information....................................  60

    6.2.     Taxes and Claims..............................................................  63
             ----------------
    6.3.     Insurance.....................................................................  63
             ---------
    6.4.     Books and Reserves............................................................  63
             ------------------
    6.5.     Properties in Good Condition..................................................  63
             ----------------------------
    6.6.     Maintenance of Existence......................................................  64
             ------------------------
    6.7.     Inspection by the Agent and the Lenders.......................................  64
             ---------------------------------------
    6.8.     Pay Indebtedness to Lenders and Perform Other Covenants.......................  64
             -------------------------------------------------------
    6.9.     Notice of Default.............................................................  64
             -----------------
    6.10.    Reporting of Misrepresentations...............................................  64
             -------------------------------
    6.11.    Compliance with Laws..........................................................  65
             -------------------
    6.12.    ERISA.........................................................................  65
             -----
    6.13.    Further Assurances............................................................  65
             ------------------
    6.14.    Environmental Matters.........................................................  65
             ---------------------
    6.15.    Financial Covenants...........................................................  65

    6.16.    Ownership of the Borrower.....................................................  66

    6.17.    Letter to Auditors............................................................  66
             ------------------

SECTION 7.  NEGATIVE COVENANTS.............................................................  66

    7.1.     Liens.........................................................................  66
             -----
    7.2.     Indebtedness..................................................................  68
             ------------
    7.3.     Investments...................................................................  69
             -----------
    7.4.     Merger, Sale of, Dissolution, Etc.............................................  70

    7.5.     Dividends, Redemptions and Other Payments.....................................  72
             -----------------------------------------
    7.6.     Subsidiaries..................................................................  72
             ------------

                                     (iv)

    7.7.     Transactions with Affiliates..................................................  72
             ----------------------------
    7.8.     Noncompliance with ERISA......................................................  72
             ------------------------
    7.9.     Amendments and Modifications..................................................  73
             ----------------------------
    7.10.    Fiscal Year...................................................................  73
             -----------
    7.11.    Change of Business............................................................  73
             ------------------
    7.12.    Negative Pledges..............................................................  73
             ----------------
    7.13.    Permitted Acquisitions........................................................  73
             ----------------------

SECTION 8.  CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT..

    8.1.     Opinions of Counsel...........................................................  75
             -------------------
    8.2.     Financial Status..............................................................  75
             ----------------
    8.3.     No Material Adverse Change....................................................  75
             --------------------------
    8.4.     Qualifications................................................................  75
             --------------
    8.5.     Loan Documents................................................................  75
             --------------
    8.6.     Collateral....................................................................  76
             ----------
    8.7.     Examination of Books..........................................................  76
             --------------------
    8.8.     Corporate Structure...........................................................  76
             -------------------
    8.9.     Fees to Agent and Lenders.....................................................  76
             -------------------------
    8.10.    Disbursement Authorization....................................................  76
             --------------------------
    8.11.    Litigation....................................................................  76
             ----------
    8.12.    Compliance with Law...........................................................  77
             -------------------
    8.13.    Proceedings; Receipt of Documents.............................................  77
             ---------------------------------
    8.14.    Solvency Certificate..........................................................  77
             --------------------
    8.15.    No Default or Event of Default................................................  77
             ------------------------------
    8.16.    CAN Loan Agreement; Intercreditor Agreement...................................  77
             -------------------------------------------
    8.17.    Repayment of Indebtedness.....................................................  77
             -------------------------
    8.18.    Government Regulations........................................................  77
             ----------------------

SECTION 9.  CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS OF CREDIT.......

    9.1.     Borrower's Certificate; Other Conditions......................................  78
             ----------------------------------------
    9.2.     Written Notice of Loan........................................................  78
             ----------------------

                                      (v)

SECTION 10.  USE OF PROCEEDS...............................................................  78

SECTION 11.  DEFAULTS AND REMEDIES.........................................................  79

    11.1.    Events of Default.............................................................  79
             -----------------
    11.2.    Suits for Enforcement.........................................................  83
             ---------------------
    11.3.    Rights and Remedies Cumulative................................................  83
             ------------------------------
    11.4.    Rights and Remedies Not Waived................................................  83
             ------------------------------
    11.5.    Application of Proceeds.......................................................  84

SECTION 12.  MISCELLANEOUS.................................................................  85

    12.1.    Collection Costs..............................................................  86
             ----------------
    12.2.    Amendment, Modification and Waiver............................................  86
             ----------------------------------
    12.3.    Governing Law.................................................................  88
             -------------
    12.4.    Notices.......................................................................  88
             -------
    12.5.    Fees and Expenses.............................................................  88
             -----------------
    12.6.    Stamp or Other Tax............................................................  89
             ------------------
    12.7.    Waiver of Jury Trial and Setoff...............................................  89
             -------------------------------
    12.8.    Termination of Agreement......................................................  89
             ------------------------
    12.9.    Captions......................................................................  90
             --------
    12.10.   Lien; Setoff by Lenders.......................................................  90

    12.11.   Payment Due on Non-Business Day...............................................  91
             -------------------------------
    12.12.   Service of Process............................................................  91
             ------------------
    12.13.   The Agent.....................................................................  92
             ---------
    12.14.   The Fronting Banks............................................................  95

    12.15.   Sale, Assignment or Transfer to Additional Lenders............................  97
             --------------------------------------------------
    12.16.   Benefit of Agreement; Assignments by Lenders..................................  97
             --------------------------------------------
    12.17.   Counterparts; Facsimile Signature.............................................  99
             ---------------------------------
    12.18.   Invalidity....................................................................  99
             ----------
    12.19.   Disclosure of Financial Information...........................................  99
             -----------------------------------
    12.20.   Maintenance of Confidentiality................................................ 100
             ------------------------------
    12.21.   Obligations Several; No Fiduciary Obligations................................. 100
             ---------------------------------------------
    12.22.   Indemnification............................................................... 101
             ---------------

                                     (vi)

                                   EXHIBITS
                                   --------

Exhibit 2.5(a)  Borrower's Certificate
Exhibit 2.8     Revolving Notes
Exhibit 4.1(a)  Guaranty of Lender Debt by Domestic Guarantors
Exhibit 4.1(b) Guaranty of Lender Debt by Guarantors organized under laws of The United Kingdom and Wales
Exhibit 4.1(c) Guaranty of Lender Debt by Guarantors organized under laws of Germany
Exhibit 4.1(d) Guaranty of Lender Debt by Guarantors organized under laws of Sweden
Exhibit 4.1(e) Guaranty of Lender Debt by Guarantors organized under laws of Denmark
Exhibit 8.6(a)  NORDX/CDT Pledge Agreement
Exhibit 8.6(b)  Noslo Pledge Agreement/Charge over Shares
Exhibit 8.10    Disbursement Authorization

                                   SCHEDULES
                                   ---------

Schedule 1-a    Lenders, Offices and Commitment Percentages
Schedule 1-b    Intentionally Omitted
Schedule 1-c    European Borrowers
Schedule 1-d    European Guarantors
Schedule 1-e    UK Guarantors
Schedule 3.1    Existing Letters of Credit
Schedule 5.1(c) Capital Stock
Schedule 5.1(d) Subsidiaries
Schedule 5.4(a) Litigation
Schedule 5.5(a) Title Exceptions
Schedule 5.6(b) Material Adverse Changes
Schedule 5.7    Taxes
Schedule 5.14   Environmental Matters
Schedule 7.1(c) Existing Liens
Schedule 7.2(c) Existing Indebtedness
Schedule 7.3(d) Existing Investments
Schedule 7.7(c) Affiliated Transactions

                                     (vii)

     CREDIT AGREEMENT dated as of December 17, 2001, among CABLE DESIGN TECHNOLOGIES CORPORATION, a Delaware corporation (the "Parent"), the Borrowers (defined below), the lenders and other financial institutions which are now or may hereafter become parties hereto (such lenders and other financial institutions and their respective successors and permitted assigns, individually, a "Lender" and collectively, the "Lenders"), FLEET NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, the "Agent"), FLEET NATIONAL BANK (LONDON BRANCH), as UK Fronting Bank, and FLEET BANK (EUROPE) LIMITED, as European Fronting Bank.

                                  WITNESSETH:
                                  ----------

     SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS


1.1. Certain Defined Terms
     ---------------------

.. For all purposes of this Agreement, unless the context otherwise requires (the following meanings are to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquired Person" shall mean any Person (i) in which any Credit Party is
      ---------------
making an Investment, or (ii) any portion of whose stock, securities, or ownership interests are being acquired by any Credit Party in a Permitted Acquisition, or (iii) all or substantially all of whose assets are being acquired by any Credit Party in a Permitted Acquisition, or, if the Permitted Acquisition involves the acquisition of a division or operating unit of a Person, such division or unit, or (iv) with whom any Credit Party merges or consolidates in a Permitted Acquisition, in each case whether the foregoing are directly undertaken by a Credit Party or indirectly through a Holding Company.

     "Additional Lenders" shall have the meaning set forth in (S) 12.16(c)
      ------------------
hereof.

     "Adjusted EBITDA" shall mean, for any period, the EBITDA of any Person,
      ---------------
plus charges associated with the write off of accounts receivable from (a) Anicom in the sum of $3,129,000, which write off was taken in the second quarter of Fiscal Year 2001, and (b) MMI in the sum of $1,295,000, which write off was taken in the fourth quarter of Fiscal Year 2001, plus any charges of a non-recurring and non-operational nature not having a continuing material adverse effect on the Parent and its Subsidiaries (as determined by the Agent in its reasonable discretion), and excluding therefrom any intercompany interest, charges, or fees that, in accordance with GAAP, would be eliminated on a consolidated income statement of the Parent and its Subsidiaries.

     "Adjusted LIBOR Rate" shall mean, with respect to each Interest Period for
      -------------------
a LIBOR Advance, the rate obtained by dividing (i) the LIBOR Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves then required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Adjusted Indebtedness" of any Person shall mean (without duplication) (i)
      ---------------------
all Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person with respect to obligations of the type described in clauses (i),
(ii) and (iv) of this definition; and (iv) letters of credit and all obligations of such Person relating thereto.

     "Adjusted Sterling LIBOR Rate" shall mean the Sterling LIBOR Rate plus such
      ----------------------------
additional rate determined by the UK Fronting Bank on the first day of each Interest Period to be that which expresses the prevailing additional cost to the UK Fronting Bank of complying with any special deposit, non-interest bearing deposit, reserve or liquidity ratio or other similar requirements (whether or not having the force of law) imposed by the Bank of England or Financial Services Authority in England or other relevant authority.

     "Adverse Consequences" shall mean any event that would either (a) result in
      --------------------
a CFC being deemed to have made an investment in United States property under
Section 956 of the Code, (b) result in other adverse tax consequences to any Credit Party, (c) be in violation of any agreement relating to Indebtedness for Borrowed Money permitted under the terms of this Agreement, which violation is not waived by the holder of such Indebtedness, (d) be in violation of any law, rule or regulation of any Governmental Body, or (e) breach a fiduciary or contractual duty to minority shareholders.

     "Affiliate" of any specified Person shall mean any other Person directly or
      ---------
indirectly controlling or controlled by or under common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" shall have the meaning set forth in the preamble to this Agreement
      -----
and in (S)12.13(j) hereof.

     "Agreement" shall mean this Credit Agreement, as amended, modified or
      ---------
supplemented from time to time.

     "Annual Acquisition Cap" has the meaning set forth in (S)7.13 hereof.
      ----------------------

     "Applicable Laws" means federal, state, provincial, municipal or local
      ---------------
statute, rule, guideline, regulation, ordinance, order, notice, judgment, decree, permit, license or other binding determination of any Governmental Body, as now or at any time hereafter amended or in effect and applicable to, and binding on, any Credit Party and includes, without limitation as to the UK Borrowers and Guarantors of the UK Lender Debt, all national and supra-national statutes under the laws of England and Wales.

     "Applicable Margin" shall initially mean the per annum rates set forth in
      -----------------
Level III, below. The Applicable Margin shall be adjusted, based upon the following performance covenants:

------------------------------------------------------------------------------------------------------------------
Level              Leverage Ratio                   Facility Fee         Applicable           Applicable
                   for Parent and                                        Margin for           Margin for
                   its Subsidiaries                                      LIBOR, Sterling      Base Rate
                                                                         LIBOR, Sterling      Loans and UK
                                                                         Base Rate and        Dollar Base
                                                                         Multicurrency        Rate Loans
                                                                         Loans
------------------------------------------------------------------------------------------------------------------
I                  Greater than or                  0.50%                  2.00%                0.50%
                   equal to 2.50:1.00
------------------------------------------------------------------------------------------------------------------
II                 Less than                        0.375%                 1.625%               0.375%
                   2.50:1.00 but
                   greater than or
                   equal to 2.00:1.00
------------------------------------------------------------------------------------------------------------------
III                Less than                        0.30%                   1.45%                0.30%
                   2.00:1.00 but
                   greater than or
                   equal to 1.50:1.00
------------------------------------------------------------------------------------------------------------------
IV                 Less than                        0.25%                   1.25%                0.25%
                   1.50:1.00 but
                   greater than or
                   equal to 1.00:1.00
------------------------------------------------------------------------------------------------------------------
V                  Less than                        0.20%                   1.05%                0.20%
                   1.00:1.00
------------------------------------------------------------------------------------------------------------------

     For purposes of determining the Applicable Margin, the Leverage Ratio shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending January 31, 2002. In no event shall the Applicable Margin be adjusted to Levels IV or V, however, until the first day of the month immediately following the date of delivery of the Borrower's compliance certificate for the fiscal quarter ending January 31, 2002. The Applicable Margin shall be adjusted as of the first day of the month following the Agent's receipt of the financial statements required to be delivered to the Agent under (S)(S) 6.1(a) or 6.1(b), as applicable, and 6.1(e) of this Agreement.

     "Authorized Representative" shall mean each Person designated from time to
      -------------------------
time, as appropriate, in a Written Notice by each Borrower to the Agent for the purposes of giving notices of borrowing, conversion or renewal of Revolving Loans, which designation shall continue in force and effect until terminated in a Written Notice to the Agent.

     "Available Cash" shall mean, at any time of calculation, (a) from the
      --------------
Closing Date through six months after the Closing Date, the sum of (i) 100% of the cash on hand of the Parent and its wholly owned Subsidiaries, plus (ii) that percentage of the cash on hand of any non-wholly owned Subsidiaries of the Parent which is equal to the Parent's direct or indirect ownership percentage in such Subsidiary, and (b) from and after six months after the Closing Date, the lesser of the amounts determined in accordance with clause (a) of this definition or $10,000,000.

     "Bankruptcy Code" shall mean, as applicable, (i) Title 11 of the United
      ---------------
States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto; or (ii) with respect to any Credit Party organized under the laws of England or Wales, the Insolvency Act of 1986 and all rules, regulations, orders, statutory instruments and subordinate legislation pursuant thereto or made thereunder; or (iii) any other similar Applicable Laws relating to any Borrower.

     "Base Rate" shall mean a variable per annum rate of interest (calculated on
      ---------
the basis of actual days elapsed over a 365/366 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greater of (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts from time to time as its prime rate for Dollar loans, such rate to change when and as such announced rate changes; or (b) one-half percentage point (1/2%) above the Federal Funds Rate. The prime rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of Fleet.

     "Base Rate Advance" shall mean any portion of the Revolving Loans which is
      -----------------
not a LIBOR Advance or a Multicurrency Advance.

     "Board" shall mean the Board of Governors of the Federal Reserve System or
      -----
any successor agency or entity performing substantially the same functions.

     "Borrower's Certificate" shall have the meaning set forth in (S) 2.5(a)
      ----------------------
hereof.

     "Borrower(s)" shall mean individually and collectively, the Domestic
      -----------
Borrower and the Foreign Borrowers.

     "Borrowing Limit(s)" shall mean individually and collectively the European
      ------------------
Borrowing Limit and the UK Borrowing Limit.

     "Business Day" shall mean (a) for those portions of the Revolving Loans
      ------------
constituting Base Rate Advances, any day other than a Saturday, Sunday or other day on which banks in Boston, Massachusetts or in the jurisdiction of the applicable Fronting Bank are authorized or required to close; (b) for those portions of the Revolving Loans constituting LIBOR Advances, the days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in Dollars in the London (England, U.K.) interbank market and the applicable Optional Currency in the relevant Eurocurrency Interbank Market; and (c) for those portions of the Revolving Loans to be made in Optional Currency, a day on which dealings in the relevant Optional Currency can be carried on in the principal financial center of the country in which such currency is legal tender.

     "CAN Lender" means BNP Paribas (Canada).
      ----------

     "CAN Lender Debt" shall mean and include all Indebtedness owing at any time
      ---------------
by NORDX/CDT or any of its Subsidiaries to the CAN Lender (including, without limitation, all principal, interest, letter of credit reimbursement obligations, fees, indemnities, costs (including, without limitation, reasonable attorneys' fees), charges and other amounts payable under hedge agreements, or in respect of the letters of credit issued for the account of NORDX/CDT or its Subsidiaries), arising under or in connection with the CAN Loan Agreement or any of the other loan documents executed in connection therewith, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the CAN Loan Agreement, whether or not such interest is an allowable claim in a proceeding under Canadian Insolvency Laws, or otherwise, involving NORDX/CDT or any of its Subsidiaries.

     "CAN Lender Letter of Credit" shall mean a Letter of Credit to be issued
      ---------------------------
hereunder at the request and for the account of the Parent and the Domestic Borrower for the benefit of the CAN Lender in an amount equal to the commitment of the CAN Lender under the CAN Loan Agreement to make loans and to issue letters of credit for the account of NORDX/CDT. The initial amount of the CAN Letter of Credit shall be in the sum of $65,000,000. The CAN Letter of Credit may be reduced but in no event may be increased without the consent of all of the Lenders.

     "CAN Loan Agreement" shall mean the Credit Agreement of even date herewith
      ------------------
between NORDX/CDT and BNP Paribas (Canada), as the same may be modified, amended, supplemented or restated from time to time.

     "Canadian Insolvency Laws" means the Bankruptcy and Insolvency Act
      ------------------------
(Canada), the Companies' Creditors Arrangement Act (Canada) and any other Applicable Law in Canada relating to liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a borrower or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

     "Capital Expenditures" shall mean, for any fiscal period of any Person, all
      --------------------
expenditures made or costs incurred (whether made in the form of cash or other property, including, without limitation, expenditures made by exchanging or trading in property, and including deposits) for the acquisition, maintenance or repair of fixed or capital assets of such Person (to the extent same are capitalized on the balance sheet of such Person), including, without limitation (but without duplication), the incurrence or assumption of any Indebtedness (other than Capitalized Lease Obligations) in respect of such fixed or capital asset, and any payment made in respect of such incurrence or assumption. The term "Capital Expenditures" shall exclude all Capitalized Lease Obligations.

     "Capital Lease" of any Person shall mean any lease of any property (whether
      -------------
real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capitalized Lease Obligations" of any Person shall mean, at any time, all
      -----------------------------
obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities at such time in accordance with GAAP.

     "capital stock" when used with respect to a UK Borrower or any body
      -------------
corporate formed or regulated under the laws of England or Wales, shall be deemed to include the issued share capital of such body corporate.

     "Cash Interest Expense" of a Person, for each of the most recent four
      ---------------------
consecutive fiscal quarter period, shall mean the aggregate amount of cash required to be applied to Interest Expense by such Person during such period less the amount of interest income actually received in cash by such Person
----
during such period (other than interest income relating to intercompany Indebtedness which would be eliminated in a consolidated income statement of the Parent and its Subsidiaries), determined in accordance with GAAP.

     "CDT International" shall mean CDT International Holdings, Inc., a Delaware
      -----------------
corporation, which is a Subsidiary of the US Borrower.

     "Change of Control" shall mean (a) any Person or group of Persons (within
      -----------------
the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of common stock of the Parent, or (b) a majority of the Parent's board of directors is not comprised of Continuing Directors.

     "Change of Law" shall mean any law, treaty, order, directive or regulation
      -------------
or the interpretation thereof or any ruling, decree, judgment or recommendation, or any request, guideline or directive (whether or not given the force of law) in any case adopted, issued or effective after the Closing Date, or any change, adopted, effective or issued after the Closing Date of any of the foregoing (and including in any event all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof), by any regulatory body, court or any administrative or Governmental Body charged or claiming to be charged with the administration thereof.

     "Claims" shall have the meaning set forth in (S)12.22 hereof.
      ------

     "Closing Date" shall mean the date and time that all conditions precedent
      ------------
to the effectiveness of this Agreement have been satisfied or waived by all the Lenders.

     "Code" shall mean, at any date, as applicable, (a) the Internal Revenue
      ----
Code of 1986, as the same shall be in effect at such date, and the regulations promulgated thereunder; or (b) any other similar Applicable Law relating to any Borrower.

     "Commitment" shall mean, with respect to each Lender, the aggregate
      ----------
commitment of such Lender hereunder in the amounts set forth opposite its name on Schedule 1-a hereto, as such amounts may be reduced from time to time pursuant to the provisions of (S)(S) 2.7 and 11.1 hereof.

     "Commitment Percentages" shall mean, with respect to each Lender, that
      ----------------------
percentage of the Total Commitments hereunder in the percentage set forth opposite its name on Schedule 1-a hereto.

     "Confidential Information" shall have the meaning set forth in (S) 12.20
      ------------------------
hereof.

     "Contingent Obligations" of any Person shall mean any direct or indirect
      ----------------------
liability, of such Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent by the Person incurring such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; (ii) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof; (iii) net obligations under any Hedge Agreement; or (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of a primary obligation against loss in respect thereof. Contingent Obligations shall include, without limitation, (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchase, capital contributions or otherwise); (ii) to maintain the Solvency or any balance sheet item, level of income or financial condition of another; (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Continuing Director" means a member of the Parent's board of directors who
      -------------------
either (i) was a member of such board prior to the date hereof and continuously thereafter or (ii) became a member of such board after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of such board.

     "Controlled Foreign Corporation" or "CFC" shall mean a controlled foreign
      ------------------------------      ---
corporation within the meaning of Sections 953(c) and 957 of the Code.

     "Convertible Debt" means unsecured convertible debentures issued by the
      ----------------
Parent on terms reasonably acceptable to the Agent and the Majority Lenders.

     "Credit Parties" shall mean and include each Borrower, the Parent, and the
      --------------
Guarantors.

     "Default" shall mean an event, act or condition which with the giving of
      -------
notice or the lapse of time, or both, would constitute an Event of Default.

     "Dollars" or "$" means dollars in lawful currency of the United States of
      -------      -
America.

     "Dollar Equivalent" shall mean, on any particular date, with respect to any
      -----------------
amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent in the absence of manifest error) of Dollars which could be purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposit markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such day.

     "Domestic Borrower" shall mean Cable Design Technologies Inc., a Washington
      -----------------
corporation.

     "Domestic Subsidiaries" shall mean Nordx/CDT Corp.,CDT International,
      ---------------------
Nordx/CDT-IP Corp., X-Mark/CDT Inc., Dearborn/CDT, Inc., Hamilton USA, Inc., Network Essentials, Inc., Thermax/CDT, Inc., Barcel/CDT, Inc., A.W. Industries, Inc., Tennecast/CDT, Inc., 190 Corporation, Inc., 190 Partnership, L.P., and any other Subsidiary of the Parent or the Domestic Borrower formed from time to time which is not a Controlled Foreign Corporation.

     "EBITDA" of any Person, for any period, shall mean, consolidated pre-tax
      ------
income from continuing operations of the Person and its Subsidiaries as determined in accordance with GAAP for such period, plus Interest Expense for such period, plus the amount of non-cash charges (to the extent actually deducted from consolidated pre-tax income), including, without limitation, non-cash charges for depreciation and amortization, and non-cash charges for management compensation, of the Person and its Subsidiaries on a consolidated basis for such period.

     "EMU" means the third stage of the economic and monetary union formed
      ---
pursuant to the EU Treaties.

     "Employee Plan" shall mean an "employee benefit plan" as defined in Section
      -------------
3(3) of ERISA, other than a Multiemployer Plan, which is maintained for, or contributions are made on behalf of, employees of any Credit Party or any ERISA Affiliate.

     "Environmental Law" shall mean applicable provisions of the Comprehensive
      -----------------
Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any "Superfund" law, the Hazardous Materials Transportation Act, as amended, the Occupational Safety and Health Act, as amended, Environmental Protection Act of 1990 (England), the Environmental Act 1995 (England), the Water Resource Act 1991 (England) and all rules, regulations, orders, statutory instruments and subordinate legislation pursuant thereto or made thereunder, and any other Applicable Laws, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Materials, or air emissions, effluent discharges, the release, emission, deposit, discharge, leaching, migration, discharges to surface or ground water, spill of any substance into the environment or otherwise concerning the protection of the outdoor or indoor environment.

     "ERISA" shall mean, at any date, the Employee Retirement Income Security
      -----
Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

     "ERISA Affiliate" shall mean any Person that for purposes of Title I and
      ---------------
Title IV of ERISA and Section 412 of the Code is a member of any Credit Party's controlled group, or under common control with any Credit Party or is a member of any Credit Party's affiliated service group, within the meaning of Section 414(b), (c) and (m) of the Code and the regulations promulgated and rulings issued thereunder.

     "EU Treaties" means the Treaty establishing the European Economic
      -----------
Community, as amended by the Treaty on the European Union (the Maastricht
Treaty).

     "Euro" means the currency introduced during the third stage of EMU.
      ----

     "Eurocurrency Interbank Market" means any lawful recognized market in which
      -----------------------------
deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations are customarily conducted.

     "European Borrowers" shall mean the Persons listed on Schedule 1-c hereto
      -----------------
and any other Person (a) for which the Parent furnishes a written request to the Administrative Agent for such Person to become an additional European Borrower,
(b) which the Administrative Agent in its reasonable discretion approves as a European Borrower, and (c) which executes and delivers such documentation as the Administrative Agent may reasonably request to become a party to this Agreement and the other Loan Documents.

     "European Borrowing Limit" means $50,000,000 or the Dollar Equivalent
      ------------------------
thereof in the applicable Optional Currency (subject to reduction as provided in (S)2.7(b) hereof).

     "European Fronting Bank" means Fleet Bank (Europe) Limited.
      ----------------------

     "European Lender Debt" shall mean and include all European Revolving Loans
      --------------------
and all other Indebtedness owing at any time by the European Borrowers or any of their Subsidiaries to the Agent or to any one or more of the Lenders, the European Fronting Bank, or any Issuing Lender (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs (including, without limitation, reasonable attorneys' fees), charges and other amounts payable under the Hedge Agreements, the Letter of Credit Agreements with respect to the European Borrowers or their Subsidiaries or in respect of the Letters of Credit issued for the account of the European Borrowers or their Subsidiaries or owing under any of the other Loan Documents), arising under or in connection with this Agreement or any of the other Loan Documents, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the Loan Documents, whether or not such interest is an allowable claim in a bankruptcy proceeding under the Bankruptcy Code, or otherwise, involving the European Borrowers or any of their Subsidiaries.

     "European Letter of Credit Usage" shall mean, at any time, (a) the
      -------------------------------
aggregate undrawn amount at such time of all outstanding Letters of Credit issued for the account of the European Borrowers or their Subsidiaries, plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the account of the European Borrowers or their Subsidiaries.

     "European Revolving Loans" means any Revolving Loans made to the European
      ------------------------
Borrowers subject to the limitations set forth in (S)2.2(a)(i) hereof.

     "Event of Default" shall have the meaning set forth in (S)11.1 hereof.
      ----------------

     "Excluded Claims" shall have the meaning set forth in (S)12.22 hereof.
      ---------------

     "Excluded Taxes" shall mean, with respect to a Lender, (i) all taxes
      --------------
(including franchise taxes) imposed on or determined by reference in whole or in part to its net income, profits or gains, and (ii) all taxes (except for Other Taxes as described in (S)2.15) imposed on it by the jurisdiction under the laws of which such Lender is organized, domiciled, resident or doing business or by reason of the jurisdiction under the laws in which such Lender has its lending office or any other office from which such Lender makes or maintains an extension of credit under this Agreement.

     "Facility Fee" shall have the meaning set forth in (S)2.9 hereof.
      ------------

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

     "Fiscal Year" shall mean, with respect to the Parent and each Borrower, a
      -----------
period beginning on August 1st in each calendar year and ending on the next following July 31st in the succeeding calendar year.

     "Fixed Charge Ratio" for any Person shall mean, as to any period, the ratio
      ------------------
of (i) the sum of (A) Adjusted EBITDA, minus (B) Capital Expenditures (exclusive of those Capital Expenditures, in an amount not to exceed $2,500,000 in the aggregate, made by Kabelovna Decin Podmokly, a.s. within twelve months after the acquisition thereof by a Credit Party), minus (C) income, franchise and other taxes paid in cash during such period (net of any tax overpayments made to which such Person is entitled to receive a refund, whether or not for such period, but as to which an application for such refund is filed in such period), minus (D) the amount of interest income actually received in cash by such Person during such period, to (ii) the sum of (A) Cash Interest Expense plus (B) principal payments required to be made on account of Indebtedness for Borrowed Money for such period, in each case determined in accordance with GAAP.

     "Fleet" shall mean Fleet National Bank, a national bank having a place of
      -----
business in Boston, Massachusetts, and its successors.

     "Foreign Borrower" means, individually and collectively, each of the
      ----------------
European Borrowers and the UK Borrowers.

     "Foreign Letter of Credit Usage" means the European Letter of Credit Usage
      ------------------------------
and the UK Letter of Credit Usage, as applicable.

     "Foreign Revolving Loan" means any Revolving Loan made to any Foreign
      ----------------------
Borrower.

     "Fronting Bank(s)" shall mean individually and collectively, the European
      ----------------
Fronting Bank and the UK Fronting Bank.

     "Fronting Bank Lending Office" shall mean a branch of each Fronting Bank
      ----------------------------
designated by such Fronting Bank.

     "Fronting Fee"shall have the meaning set forth in (S)2.9 hereof.
      ------------

     "GAAP" shall have the meaning set forth in (S) 1.4 hereof.
      ----

     "Governmental Body" shall mean any (a) United States federal, state, or
      -----------------
local governmental authority, or (b) foreign governmental authority and supra-national regulatory authority, or (c) regulatory body, any subdivision, agency, commission or authority of the foregoing, or any quasi-governmental body exercising any governmental regulatory authority thereunder, and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     "Gross Up Payments" shall have the meaning set forth in (S)2.15(a) hereof.
      -----------------

     "Guarantors" shall mean, at any time, (a) with respect to all Lender Debt,
      ----------
(i) the Parent, (ii) the Domestic Borrower, (iii) each of the Domestic Subsidiaries, and (iv) to the extent no Adverse Consequences arise therefrom, each CFC (other than any CFC which is loss making, unless the Parent determines that there is no risk of present or future Adverse Consequences arising therefrom) (b) with respect to the European Lender Debt only, in addition to the Persons described in clause (a), above, each of the European Borrowers, each of the Persons listed on Schedule 1-d hereto, and each of the wholly-owned Subsidiaries of the European Borrowers (other than CDT Italia s.r.l. and Industria Technica Cavi s.r.l.), to the extent no Adverse Consequences arise therefrom, and (c) with respect to the UK Lender Debt only, in addition to the Persons described in clause (a), above, each of the UK Borrowers, each of the Persons listed on Schedule 1-e hereto, and each of the wholly-owned Subsidiaries of the UK Borrowers incorporated in the United Kingdom.

     "Guaranty" shall have the meaning set forth in (S) 4.1 hereof.
      --------

     "Hazardous Material" shall mean any pollutant, contaminant, hazardous,
      ------------------
toxic or special waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law, or which is likely to have an adverse effect on the environment or risk to human health or safety, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated byphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the Applicable Laws of the United States or any state establish a meaning for "hazardous material," "hazardous substance," hazardous waste," "solid waste," "contaminant," "pollutant," or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     "Hedge Agreement" shall have the meaning set forth in clause (v) of the
      ---------------
definition of Indebtedness.

     "Holding Company" shall mean a wholly owned Subsidiary of a Credit Party,
      ---------------
which is formed solely to hold the capital stock or other equity interests in an one or more Acquired

Persons and which has no material liabilities of whatever nature (other than intercompany loans related to the acquisition of the Acquired Person).

     "Indebtedness" of any Person shall mean (without duplication) (i) all
      ------------
Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person; (iv) letters of credit and all obligations of such Person relating thereto; and (v) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates with any Lender or Affiliate of any Lender (each, a "Hedge Agreement"), provided that,
                                                               -------------
for purposes of this Agreement, the amount of outstanding Indebtedness under a Hedge Agreement at any time shall be the net termination obligations of such Person under such Hedge Agreement, calculated as if such Hedge Agreement were terminated as of such date.

     "Indebtedness for Borrowed Money" of any Person shall mean, without
      -------------------------------
duplication, all Indebtedness for borrowed money or evidenced by notes, debentures or similar evidences of Indebtedness of such Person, all obligations of such Person for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities), all obligations of such Person under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof, and all obligations of such Person under Capital Leases.

     "Indemnified Party" shall have the meaning set forth in (S)12.22 hereof.
      -----------------

     "Initial LIBOR Office" shall mean, for any Lender or Fronting Bank, the
      --------------------
branch or Affiliate of such Lender or Fronting Bank designated as the Initial LIBOR Office of such Lender or Fronting Bank in Schedule 1-a hereto; thereafter, such other office of such Lender or Fronting Bank, if any, that shall be making or maintaining LIBOR Rate Advances.

     "Interest Expense" shall mean, with respect to any Person for any period,
      ----------------
the interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money and plus or minus payments (other than fees) under Hedge Agreements and shall exclude interest relating to intercompany indebtedness which would be eliminated in a consolidated income statement of the Parent and its Subsidiaries.

     "Interest Payment Date" shall mean, with respect to (a) each Base Rate
      ---------------------
Advance, the first day of each calendar quarter, and (b) each LIBOR Advance, the last day of the Interest Period for such LIBOR Advance; provided, however, that
                                                        -----------------------
with respect to each Interest Period for any LIBOR Advance of a duration of three or more months, the Interest Payment Date with respect to such LIBOR Advance shall include, in addition to the last day of such Interest Period, each day which occurs every three months after the initial date of such Interest Period.

     "Interest Period" shall mean, with respect to each LIBOR Advance initially,
      ---------------
the period commencing on, as the case may be, the borrowing or conversion date with respect to such LIBOR Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the Agent, such other periods not exceeding six months), as selected by the Authorized Representative of a Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the Agent, such other periods not exceeding six months), as selected by the Authorized Representative of a Borrower;

provided, however, that no Interest Period may be selected for a LIBOR Advance which expires later than the Maturity Date; and provided, further, that any Interest Period in respect of a LIBOR Advance which begins on the last Business Day of a calendar month (or on a day which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month; and provided further, that if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and provided further, that there shall be outstanding at any one time no more than ten Interest Periods for LIBOR Advances in the aggregate. Notwithstanding the above, all Interest Periods shall be adjusted in accordance with (S) 12.11 hereof.

     "Investment" shall have the meaning set forth in (S) 7.3 hereof.
      ----------

     "Issuing Lenders" shall mean collectively, Fleet and each Fronting Bank and
      ---------------
such other Lenders as the Borrowers (with the consent of the Agent, not to be unreasonably withheld) shall designate from time to time.

     "Lender" and "Lenders" shall have the meaning set forth in the Preamble
      ------       -------
hereto.

     "Lender Debt" shall mean and include all Revolving Loans and all other
      -----------
Indebtedness owing at any time by the Parent or any of its Subsidiaries (including, without limitation, each Foreign Borrower and each Guarantor) to the Agent or any one or more of the Lenders or any Issuing Lender or any Fronting Bank (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs (including, without limitation, reasonable attorneys' fees), charges and other amounts payable under the Hedge Agreements, the Letter of Credit Agreements with respect to the Parent or any of its Subsidiaries or in respect of the Letters of Credit issued for the account of the Parent or any of its Subsidiaries or owing under any of the other Loan Documents), all of the foregoing to the extent arising under or in connection with this Agreement, the Revolving Notes, any of the other Loan Documents or any Guaranty in favor of the Agent or any one or more of the Lenders or any Issuing Lender or any Fronting Bank, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the Loan Documents, whether or not such interest is an allowable claim in a bankruptcy proceeding involving the Parent or any of its Subsidiaries.

     "Letter of Credit" and "Letters of Credit" shall mean documentary and/or
      ----------------       -----------------
standby letters of credit and all bank guarantees or similar instruments issued by the Issuing Lenders for the account of the Borrower pursuant to (S)3.1 hereof (including, without limitation, the CAN Lender Letter of Credit). Letters of Credit shall also include all letters of credit issued under the Prior Agreement and all bank guarantees issued by Fleet for the account of the UK Borrower, in each case to the extent outstanding on the Closing Date and listed on Schedule
3.1 hereof.

     "Letter of Credit Agreement" shall mean an application and agreement, as
      --------------------------
amended, modified or supplemented from time to time, with respect to the issuance and reimbursement of and otherwise with respect to a Letter of Credit, in form and substance satisfactory to the Agent and the applicable Issuing Lender.

     "Letter of Credit Usage" shall mean, at any time, (a) the aggregate undrawn
      ----------------------
amount at such time of all outstanding Letters of Credit issued for the benefit of all Borrowers (or, as to each Lender, its participating interest thereof pursuant to (S)3.5(a) hereof), plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the benefit of all Borrowers.

     "Leverage Ratio" for any Person, shall mean, at any time, the ratio
      --------------
obtained by dividing (a)(i) Adjusted Indebtedness (excluding intercompany Indebtedness which would be eliminated, in accordance with GAAP, on a consolidated balance sheet of the Parent and its Subsidiaries) at such time, less (ii) Available Cash, by (b) Pro Forma EBITDA on a consolidated basis at such time.

     "LIBOR Advance" shall mean that portion of any Revolving Loan designated to
      -------------
bear interest based upon the Adjusted LIBOR Rate, or the Adjusted Sterling LIBOR Rate, as provided in Section 2 hereof.

     "LIBOR Rate" shall mean, for any Interest Period for any LIBOR Advance, an
      ----------
interest rate per annum (calculated on the basis of actual days elapsed over a 360-day year) as determined on the basis of the offered rates for Dollar deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the Borrower for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, which appears on Telerate page 3750 as of 11:00 A.M. (London time) on the day that is two Business Days prior to the commencement of such Interest Period, provided that if the rate described above does not appear
                      -------------
on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate for Dollar deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the Borrower for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply on the Reuters Page "LIBO" (or such other page as may replace the "LIBO Page" on that service for the purpose of displaying such rates) as of 11:00 A.M. (London time) on the day that is two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean any lien, mortgage, pledge, security interest, or other
      ----
type of charge, assignment for the purpose of security, right of offset, or encumbrance of any kind under Applicable Law, or any other type of preferential arrangement under Applicable Law, including, without limitation, the lien, reserved title, or retained security title of a conditional vendor or lessor or pursuant to a conditional sales agreement, and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of such Credit Party which Indebtedness is deemed to be extinguished under GAAP but for which such Credit Party remains legally liable, and such trust shall be deemed to be a Lien.

     "Loan Documents" shall mean this Agreement, each Guaranty, the Revolving
      --------------
Notes, each Letter of Credit, each Letter of Credit Agreement, each Borrower's Certificate, each Hedge Agreement, each instrument, document and agreement delivered to a Fronting Bank pursuant to (S)2.6(d) hereof, and each other document or instrument now or hereafter executed and delivered to any of the Fronting Banks, the Agent or any Lender by any Credit Party or Guarantor pursuant to or in connection herewith or therewith.

     "Local Time" means the time at the office of the Agent in Boston,
      ----------
Massachusetts or at the head office of the applicable Fronting Bank, as appropriate.

     "Majority Lenders" shall mean, at any time, Lenders having at least fifty-
      ----------------
one percent (51%) of the sum of (i) the aggregate outstanding principal balance of the Revolving Loans, (ii) the Letters of Credit (which shall be deemed to be held by the Lenders in accordance with their Commitment Percentages), and (iii) the aggregate amount of unutilized Commitments of the Lenders.

     "Material Adverse Change" shall mean, with respect to any Person, a
      -----------------------
material adverse change in such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, taken as a whole.

     "Material Adverse Effect" shall mean, (a) with respect to any Person, (i) a
      -----------------------
material adverse effect, taken as a whole, on such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) or (ii) the impairment of the ability of such Person to perform its obligations under any Loan Document to which it is a party, or (b) the impairment of the ability of the Agent or any Lender to enforce or collect any of the Lender Debt.

     "Maturity Date" shall mean January 2, 2005.
      -------------

     "Maximum Permissible Rate" shall have the meaning set forth in (S)2.24
      ------------------------
hereof.

     "Minimum Loan Amount" shall have the meaning set forth in (S)2.3 hereof.
      -------------------

     "Multicurrency Advances" shall mean any portion of the Revolving Loans
      ----------------------
designated to bear interest based upon the Multicurrency Interest Rate as provided in (S)2.10 hereof.

     "Multicurrency Interest Rate" shall mean the rate of interest at which
      ---------------------------
deposits in the applicable currency are offered to the applicable Fronting Bank in the applicable interbank market for the applicable interest period.

     "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in
      ------------------
Section 4001(a)(3) in ERISA) maintained or contributed to for employees of (i) any Credit Party; or (ii) any ERISA Affiliate.

     "Net Income" shall mean, for any Person, for any fiscal period, the net
      ----------
income (but excluding from this definition any net loss) as determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to any issuance of any equity
      ------------
securities by any Person (except proceeds in connection with a purchase of stock by employees, officers, or directors of the Parent, the Borrower or their Subsidiaries upon the exercise of stock options), the aggregate amount of cash proceeds after a reasonable estimate of taxes payable in connection therewith, and payment of associated fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, appraisers, and any reasonable underwriter's discount) received or receivable by such Person from such issuance, and cash proceeds paid from time to time with respect to any promissory note or other instrument or security delivered in connection with any such issuance.

     "Net Worth" shall mean, for any Person, at any time, the total of all
      ---------
assets of such Person and its Subsidiaries on a consolidated basis minus
                                                                   -----
(without duplication of deductions) the total of all liabilities of such Person and its Subsidiaries, on a consolidated basis, and plus or minus, the net
                                                    -------------
foreign currency translation adjustments recorded in the retained earnings of such Person and its Subsidiaries on a consolidated basis, plus any write downs
                                                          ----
of intangible assets caused by the Parent's adoption of FASB 142, all of the foregoing as appearing on such Person's consolidated balance sheet prepared in accordance with GAAP.

     "NORDX/CDT" shall mean NORDX/CDT, Inc., corporation organized under the
      ---------
laws of Canada.

     "OC Notice" has the meaning set forth in (S)2.6 hereof.
      ---------

     "Optional Currency" means Sterling, the Euro, Swedish Krona, and any other
      -----------------
currency other than Dollars which is fully convertible into Dollars and which is traded on any recognized Eurocurrency Interbank Market selected by the Agent in good faith.

     "Other Taxes" shall have the meaning set forth in (S)2.15(c) hereof.
      -----------

     "Parent" shall have the meaning set forth in the preamble to this
      ------
Agreement.

     "Participating Member State" means each state described as a "participating
      --------------------------
member state" in the EU Treaties.

     "Payment Office" shall have the meaning set forth in (S)2.5(c) hereof.
      --------------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
      ----
successor thereof under ERISA.

     "Permitted Acquisitions" shall have the meaning set forth in (S)7.13 hereof
      ----------------------
and shall include, whether or not the provisions of that Section are satisfied, the acquisitions of up to 100% of Kabelovna Decin Podmokly, a.s. (provided that the aggregate consideration paid therefor shall not exceed $37,500,000) and of AW Industries, Inc.

     "Permitted Indebtedness" shall have the meaning set forth in (S)7.2 hereof.
      ----------------------

     "Permitted Liens" shall have the meaning set forth in (S)7.1 hereof.
      ---------------

     "Person" shall mean an individual, a corporation, an association, a joint
      ------
stock company, a business trust, a partnership, a trust, a limited liability company, an unlimited liability company, a joint venture, a trade or business, an unincorporated organization or other entity, or a government or any agency or political subdivision thereof or any other entity of whatever nature.

     "Prior Agreement" shall mean the Credit Agreement dated April 10, 1997
      ---------------
among the Parent, the Domestic Borrower, NORDX/CDT, XENO Verwaltungsesellschaft mbH, the Lenders party thereto, Paribas, Zweigniederlassung, as Fronting Bank, and Fleet National Bank, Paribas, Paribas Bank of Canada, Bank of America N.A. and Bank of America Canada, as Agents, as amended and in effect.

     "Pro Forma EBITDA" shall mean, for any period, the Adjusted EBITDA of any
      ----------------
Person, adjusted to give pro forma effect to any Permitted Acquisitions during the relevant period as if such Permitted Acquisitions had occurred on the first day of such period.

     "Regulation D" shall mean Regulation D of the Board as from time to time in
      ------------
effect and any successor to all or a portion thereof establishing reserve requirements.

     "Reportable Event" shall have the meaning set forth in Section 4043(b) of
      ----------------
ERISA, and the regulations thereunder, as to which the PBGC has not by regulation waived the notice requirement of Section 4043(a) of ERISA.

     "Revolving Loan(s)" shall have the meaning set forth in (S)2.1 hereof.
      -----------------

     "Revolving Note" and "Revolving Notes" shall have the meaning set forth in
      --------------       ---------------
(S)2.8 hereof.

     "Solvent" and "Solvency" shall mean, with respect to any Person on a
      -------       --------
particular date, that on such date, (a) the fair salable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "Sterling" means the lawful currency of The United Kingdom.
      --------

     "Sterling Base Rate" means the annual rate announced by the UK Fronting
      ------------------
Bank from time to time as its reference rate for loans denominated in Sterling.

     "Sterling LIBOR Rate" means for any Interest Period for any LIBOR Advance,
      -------------------
an interest rate per annum, rounded upward, if necessary to the nearest 1/100 of one percent, (calculated on the basis of actual days elapsed over a 365-day year) as determined on the basis of the offered rates for Sterling deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the UK Borrowers for which the Sterling LIBOR Rate is being determined with maturities comparable to the Interest Period for which such Sterling LIBOR Rate will apply, which appears on Telerate page 3750 as of 11:00 A.M. (London time) on the day that is to be the commencement of such Interest Period, provided that if the rate described above does not appear on the
        -------------
Telerate System on any applicable interest determination date, the Sterling LIBOR Rate shall be the average of the rates (rounded upwards as described above, if necessary) appearing on the Reuters Page "LIBO" (or such other page as may replace the "LIBO Page" on that service for the purpose of displaying such rates) for Sterling deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the UK Borrowers for which the Sterling LIBOR Rate is being determined with maturities comparable to the Interest Period for which such Sterling LIBOR Rate will apply as of 11:00 A.M. (London time) on the day that is to be the commencement of such Interest Period.

     "Subsidiary" of any Person shall mean (a) any corporation of which more
      ----------
than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

     "Swingline Lender" means Fleet.
      ----------------

     "Swingline Limit" shall mean $10,000,000.
      ---------------

     "Swingline Loan" shall mean a Revolving Credit Loan made by the Swingline
      --------------
Lender to the Domestic Borrower pursuant to Section 2.4 hereof.

     "Tax Credit" shall have the meaning set forth in (S)2.15(e) hereof.
      ----------

     "Total Borrowings" of a Person at any time shall mean the aggregate
      ----------------
Indebtedness for Borrowed Money of such Person and its Subsidiaries at such time.

     "Total Commitments" shall mean $200,000,000.
      -----------------

     "UCC" shall mean the Uniform Commercial Code (or any successor statute) of
      ---
the Commonwealth of Massachusetts.

     "UK Borrowers" shall mean Noslo, Ltd., Raydex/CDT Ltd., Nordx/CDT Ltd., and
      ------------
Anglo-Amercian Cables Ltd. and any other Person (a) for which the Parent furnishes a written request to the Administrative Agent for such Person to become an additional UK Borrower, (b) which the Administrative Agent in its reasonable discretion approves as a UK Borrower, and (c) which executes and delivers such documentation as the Administrative Agent may reasonably request to become a party to this Agreement and the other Loan Documents.

     "UK Borrowing Limit" shall mean $15,000,000 or the Dollar Equivalent
      ------------------
thereof in Sterling (subject to reduction as provided in (S) 2.7(b) hereof).

     "UK Dollar Base Rate" shall mean a fluctuating interest rate per annum
      -------------------
(calculated on the basis of actual days elapsed over a 360 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by the UK Fronting Bank from time to time as its reference rate then in effect for determining interest rates for commercial loans denominated in Dollars made by the UK Fronting Bank in The United Kingdom, such rate to change when and as such announced rate changes

     "UK Fronting Bank" shall mean Fleet or a branch or an Affiliate of Fleet.
      ----------------

     "UK Lender Debt" shall mean and include all UK Revolving Loans and all
      --------------
other Indebtedness owing at any time by the UK Borrowers or any of their Subsidiaries to the Agent or to any one or more of the Lenders, the UK Fronting Bank, or any Issuing Lender (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs (including, without limitation, reasonable attorneys' fees), charges and other amounts payable under the Hedge Agreements, the Letter of Credit Agreements with respect to the UK Borrowers or their Subsidiaries or in respect of the Letters of Credit issued for the account of the UK Borrowers or their Subsidiaries or owing under any of the other Loan Documents), arising under or in connection with this Agreement or any of the other Loan Documents, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the Loan Documents, whether or not such interest is an allowable claim in a bankruptcy proceeding under the Bankruptcy Code, or otherwise, involving the UK Borrowers or any of their Subsidiaries.

Notwithstanding anything contained herein, UK Lender Debt shall not include any Lender Debt owed by the European Borrowers or their Subsidiaries.

     "UK Letter of Credit Usage" shall mean, at any time, (a) the aggregate
      -------------------------
undrawn amount at such time of all outstanding Letters of Credit issued for the account of the UK Borrowers or their Subsidiaries, plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the account of the UK Borrowers or their Subsidiaries. Notwithstanding anything contained herein, UK Letter of Credit Usage shall not include any Letter of Credit Usage by the European Borrowers or their Subsidiaries.

     "UK Qualifying Lender" means either (a) a Lender which on the date of any
      --------------------
payment is within the charge to UK corporation tax in respect of the payment and is a Lender in respect of a Loan made under this Agreement by a Person who was a bank for the purposes of Section 349 of the UK Income and Corporation Taxes Act 1988 at the time the Loan was made, or (ii) a Lender who is entitled under a double taxation agreement in force on the date the payment is made to receive payment without deduction of tax and has applied for and received relevant certification and authorization from the relevant tax authorities to enable it to receive such payments without deduction of tax, or (iii) a Lender which (provided that no relevant direction under Section 349C of the UK Income and Corporation Taxes Act 1988 has been made) is a company resident in the United Kingdom beneficially entitled to payments to it under this Agreement (and if a member of a partnership provided that each member of such partnership is a UK resident company), or (iv) a Lender which is a company not resident in the United Kingdom but which carries on a trade through a branch or agency in the United Kingdom and is beneficially entitled to payments hereunder which it is required to bring into account in computing its profits chargeable to UK corporation tax.

     "UK Revolving Loans" means any Revolving Loans made to the UK Borrowers
      ------------------
subject to the limitations set forth in (S)2.2(a)(ii) hereof.

     "Written Notice" and "in writing" shall mean any form of written
      --------------
communication or a communication by means of electronic mail, telecopier device, telegraph or cable.

1.2. Terms Defined in the Uniform Commercial Code. Each term defined in the UCC
     --------------------------------------------
and used herein shall have the meaning given therein unless otherwise defined herein.

1.3. Computation of Time Periods. In this Agreement in the computation of
     ---------------------------
periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

1.4. Accounting Terms. (a) All accounting terms not specifically defined herein
     ----------------
shall be construed, as to a specific Person, in accordance with GAAP. As used in this Agreement, GAAP shall mean generally accepted accounting principles in the United States or such other jurisdiction which is applicable to such Person, as the case may be, consistent with those applied in the preparation of the financial statements of such Person, respectively.

          (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in (S) 5.6(a) hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or any other similar applicable board (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating a Credit Party's financial condition and results of operations shall be the same after such changes as if such changes had not been made. Except for changes in accounting principles that are required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or any other similar applicable board (or successors thereto or agencies with similar functions), no Credit Party shall adopt any material change in accounting principles from those used in the preparation of the financial statements referred to in (S) 5.6(a) hereof without the prior written consent of the Majority Lenders.

1.5. Other Provisions Regarding Definitions. (a) The words "hereof," "herein"
     --------------------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (a) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

          (b) References to the "date hereof" and the like shall mean and refer to December 17, 2001.

          (c)  The term "or" is not exclusive.

          (d) References to the Parent and its Subsidiaries shall mean the Parent and its Subsidiaries on a consolidated basis unless otherwise specified and references to a Borrower and its Subsidiaries shall mean such Borrower and its Subsidiaries on a consolidated basis unless otherwise specified.

          (e) The words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of the foregoing words.

          (f) Unless otherwise indicated, references to statutory provisions shall be construed as references to those provisions as from time to time replaced, amended or re-enacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

          (g)  Interest Calculations and Payments. Unless otherwise stated,
               ----------------------------------
wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. All payments of interest to be made hereunder will be paid both before and after maturity and before and after a Default, an Event of Default, and/or a judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

     SECTION 2.  REVOLVING LOANS


2.1. Revolving Loans. Subject to and upon the terms and conditions herein set
     ---------------
forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, each of the Lenders, severally, agrees to lend to the Borrowers and the Borrowers may borrow, repay and reborrow upon notice by any Borrower to the Agent or a Fronting Bank given in accordance with (S)2.5, such sums in Dollars and/or at the Borrowers' option from time to time subject to
(S)2.6 hereof, in an Optional Currency, as are requested by an Authorized Representative of a Borrower up to a maximum principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment (each such borrowing, a "Revolving Loan"), provided that the sum of the outstanding amount of all Revolving Loans (after giving effect to all amounts requested) and Letter of Credit Usage then outstanding shall not at any time exceed the Total Commitments. The Revolving Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in (S)8 and (S)9, in the case of the initial Revolving Loan, and (S)9, in the case of all other Revolving Loans, have been satisfied on the date of such request.

2.2. Borrowing Limits. (a) The aggregate unpaid principal amount of the
     ----------------
Revolving Loans outstanding at any time shall not exceed an amount equal to the Total Commitments minus the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a Revolving Loan pursuant to (S)3.2 hereof); provided that

          (i) The aggregate unpaid principal amount of the Revolving Loans made to the European Borrowers outstanding at any time shall not exceed an amount equal to the European Borrowing Limit minus the European Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a European Letter of Credit with the proceeds of a Revolving Loan pursuant to (S)3.2 hereof); and

         (ii) The aggregate unpaid principal amount of the Revolving Loans made to the UK Borrowers outstanding at any time shall not exceed an amount equal to the UK Borrowing Limit minus the UK Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a UK Letter of Credit with the proceeds of a Revolving Loan pursuant to (S)3.2 hereof).

     (b) Subject to the limitations hereof, the Borrowers may borrow, repay (without premium or penalty) and reborrow the Revolving Loans. No Lender shall have any obligation to make its Commitment Percentage of any Revolving Loan which shall result in such Lender's Commitment Percentage of all Revolving Loans at such time plus such Lender's Commitment Percentage of the Letter of Credit Usage at such time being in the aggregate in excess of such Lender's Commitment (as such amount may be reduced from time to time in accordance with the terms hereof).

     (c) The Commitment of each Lender shall be reduced upon each reduction of the Total Commitments. The amount of the reduction for each Lender shall be equal to such Lender's Commitment Percentage of the reduction in the Total Commitments.

2.3. Minimum Advances. Subject to any limitations contained herein with respect
     ----------------
to the minimum amount of any LIBOR Loan, each Revolving Loan shall be in an amount equal to $500,000 (the "Minimum Loan Amount") or an integral multiple of $100,000 in excess thereof (or the equivalent thereof if made in an Optional Currency). Each Revolving Loan shall be made on the date specified in the Written Notice or telephone notice confirmed in writing as described in (S)2.5 hereof; provided, however, that if a Borrower shall be deemed to request a Revolving Loan under (S)3.2 hereof, no notice of a borrowing shall be necessary and such Revolving Loan shall be in an amount equal to the reimbursement obligation of the applicable Borrower for the drawing made under the Letter of Credit for which such Revolving Loan is deemed requested.

2.4. Swingline Loans.

          (a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Swingline Loans to the Domestic Borrower up to the Swingline Limit in the aggregate outstanding at any time, consisting only of Revolving Loans (consisting of Base Rate Advances) upon the Domestic Borrower's furnishing a Borrowers' Certificate to the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Local Time, on the Business Day on which such Swingline Loan is requested), provided that the sum of the outstanding amount of all Revolving Loans (including Swingline Loans, after giving effect to all amounts requested) and Letter of Credit Usage then outstanding shall not at any time exceed the Total Commitments.

          (b) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Domestic Borrower (which hereby authorizes the Swingline Lender to act in its behalf in that regard) request the Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Advance) in an amount equal to such Lender's Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.4(a) hereof, which request may be made only if the conditions set forth in Sections 8 or 9 have been satisfied. Upon such request, each Lender shall make available to the Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal Funds Rate.

2.5. Notice of Borrowing; Borrower's Certificate.

          (a) Except as provided in (S)2.4 and (S)3.2 hereof, whenever a Borrower desires to make a borrowing of a Revolving Loan, the Authorized Representative of such Borrower shall give the Agent and the applicable Fronting Bank, at its address set forth in (S)12.4 hereof, not later than 12:00 noon (Local Time), at least three (or, in the case of a Revolving Loan which shall be a Base Rate Advance, one) Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Loan. Each notice of borrowing under this (S)2.5 shall be substantially in the form of Exhibit 2.5(a) hereto (each a "Borrowers' Certificate") and specify the date on which the Borrower desires to make a borrowing of a Revolving Loan (which in each instance shall be a Business Day), the amount of such borrowing (stated in either US Dollars, or subject to (S)2.6 hereof, in an Optional Currency), whether such borrowing shall be a Base Rate Advance, a LIBOR Advance, a Multicurrency Advance or a combinatio n thereof, and in the case of the selection of a LIBOR Advance, the proposed Interest Period therefor, provided
                                                                     --------
that any Borrowers' Certificate requesting a Multicurrency Advance must comply
----
with the requirements of this (S)2.5 and the requirements of an OC Notice pursuant to (S)2.6. If such notice shall be with respect to a borrowing of a LIBOR Advance but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If
(x) the Borrowers shall fail to state in any such notice whether such Loan shall be a Base Rate Advance, a LIBOR Advance, or a Multicurrency Advance, or (y) the Borrowers shall be deemed to have made a borrowing of a Revolving Loan pursuant to (S)3.2 hereof, then the Borrowers (other than the European Borrowers who may select only Multicurrency Advances) shall be deemed to have selected a Base Rate Advance. Subject to the other provisions of this Agreement, Base Rate Advances, LIBOR Advances, and Multicurrency Advances of more than one type may be outstanding at the same time; provided, however, that LIBOR Advances shall be available for election by the Borrowers only for (i) Revolving Loans of $1,000,000 or any integral multiple of $250,000 in excess of $1,000,000 (or the Dollar Equivalent thereof if made in an Optional Currency) and (ii) one, two, three and six month (or, to the extent available, such other periods not exceeding six months) Interest Periods; and provided further that no more than ten (10) Interest Periods in the aggregate for Revolving Loans which are LIBOR Advances may be outstanding at any one time. The Agent shall promptly give each Lender telephonic notice (confirmed promptly in writing) of the proposed Revolving Loan, of such Lender's pro rata share thereof, and of the other matters covered by the Borrowers' Certificate.

          (b) The Borrowers shall not be permitted to select a borrowing of a LIBOR Advance in any Borrower's Certificate (x) to the extent such selection would be prohibited by (S)2.18 or 2.19 hereof, or (y) if a Default or an Event of Default shall be in existence as of the date of selection of the applicable Interest Period.

          (c) Subject to the provisions of (S)2.6(c) hereof, each Lender shall make available to the Agent such Lender's pro rata portion of the Revolving Loan to be made on the date specified in the Borrower's Certificate (which for purposes of Revolving Loans made pursuant to Section 2 hereof shall be deemed to be the Business Day after the Business Day of receipt of the Written Notice or telephonic notice by the Agent to each Lender of such borrowing) or on the date specified in (S)3.2 hereof, as applicable, no later than 11:00 a.m. (Local Time) on such specified date, in Dollars in immediately available funds, at the offices of the Agent set forth below or such other office as the Agent may from time to time direct in writing in advance (each, a "Payment Office") for the account of such office of the Agent. The portion of each Revolving Loan to be funded by each Lender shall be an amount equal to (x) the dollar amount of the Revolving Loan requested under the applicable Borrower's Certificate or deemed requested by the Written Notice and Borrower under (S)3.2 hereof, multiplied by
(y) the Commitment Percentage of such Lender.

          (d) Except for Revolving Loans made pursuant to (S)3.2 hereof (which Revolving Loans shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Loan was made in accordance with such
(S)3.2 hereof), subject to satisfaction of all applicable conditions precedent, proceeds of each Revolving Loan shall be made available to the Borrowers by the Agent or the Fronting Bank at the Payment Office or the offices of the Fronting Bank (or otherwise as the Borrowers may from time to time specify in writing to the Agent or the applicable Fronting Bank).

2.6. Optional Currencies.

          (a)  Request for Optional Currency. Subject to the limitations set
               -----------------------------
forth in (S)2.1 and (S)2.2, the Foreign Borrowers may, upon at least three (3) Business Days' notice to the Agent and the applicable Fronting Bank (an "OC Notice"), request that one or more Revolving Loans be made in an Optional Currency, provided that (i) the European Borrowers may borrow under this (S)2.6 in Euros and other Optional Currencies approved by the Agent only, and (ii) the UK Borrowers may borrow under this (S)2.6 in Sterling and other Optional Currencies approved by the Agent only. Each OC Notice requesting an Revolving Credit Loan in an Optional Currency shall be made in the same manner and contain the same information required in a Borrowers' Certificate. Subject to the foregoing and to the satisfaction of the terms and conditions of (S)8 and (S)9, each Revolving Loan requested to be made in an Optional Currency will be made on the date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

          (b)  Multiple Denominations. In the event that any portion of the
               ----------------------
funds to be advanced under the terms of this Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to the definition of "Dollar Equivalent". The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under
(S)(S)2.1 and 2.2 hereof and any required repayments hereunder.

          (c) Funding. Each Lender designates the Fronting Banks as their agent
              -------
to make any Multicurrency Advances denominated in an Optional Currency; provided
                                                                        --------
that in such event the obligation of the Borrowers to repay such Multicurrency Advance shall nevertheless be to such Lender and shall, for all purposes of this Agreement (including without limitation for purposes of the definition of the term "Majority Banks") be deemed made by such Lender.

          (d) Documentation. Each Borrower shall execute such instruments,
              -------------
documents, and agreements as the applicable Fronting Bank may request in connection with any such Multicurrency Advances and the Borrowers' obligations with respect thereto.

2.7. Termination and Reduction of Revolving Credit Facility Commitments. (a) On the Maturity Date, the Commitments shall be cancelled. Upon such cancellation, the Revolving Loans (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder. In addition, on the Maturity Date, any outstanding Letters of Credit shall be cancelled or terminated (or cash collateral satisfactory to the Agent equal to the undrawn amount under all outstanding Letters of Credit provided to the Issuing Lenders) and any unreimbursed drawings under such Letters of Credit shall be paid in full.

          (b) The Domestic Borrower shall have the right at any time and from time to time upon one (1) Business Day's prior written notice to the Agent to reduce by an amount of $10,000,000, or an integral multiple of $1,000,000 in excess thereof, or terminate entirely the unborrowed portion of the Total Commitments, whereupon the Total Commitments of the Lenders shall be reduced pro rata or, as the case may be, terminated. Any reduction of the Total Commitments shall also reduce each Borrowing Limit pro rata such that each such Borrowing Limit shall constitute the same percentage of the Total Commitments as they constitute on the Closing Date. In addition, each Foreign Borrower shall have the right at any time and from time to time upon one (1) Business Day's prior written notice to the Agent to reduce by an amount of $10,000,000, or an integral multiple of $1,000,000 in excess thereof, or terminate entirely the unborrowed portion of the such Foreign Borrower's Borrowing Limit, whereupon the Borrowing Limit of such Foreign Borrower shall be reduced or, as the case may be, terminated. Any such reduction of a Borrowing Limit shall not reduce the Total Commitments unless the Domestic Borrower so requests. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders, the full amount of any Facility Fee then accrued with respect to the reduced amount. No reduction or termination of the Total Commitments or a Borrowing Limit may be reinstated.

2.8. Revolving Notes. (a) The pro rata portion of the Revolving Loans made by
     ---------------
each Lender to the Borrowers shall be evidenced by, and repayable with interest in accordance with the terms of, a promissory note issued by the Borrowers, in each case payable to the order of such Lender, and in the maximum principal amount of such Lender's Commitment, in the form of Exhibit 2.8 hereto (together with any replacement, modification, renewal or substitution thereof, individually, respectively, a "Revolving Note" and collectively, respectively, the "Revolving Notes"). Each Revolving Note shall provide that the liability of a Foreign Borrower thereunder shall be limited to the amount of Lender Debt incurred by such Foreign Borrower. Each Revolving Note shall be dated the Closing Date and be duly completed, executed and delivered by the Borrowers.

          (b) Each Lender shall endorse that portion of the amount of each Revolving Loan which it has made to the Borrowers and the amount of each payment or prepayment of principal thereon in the appropriate space on the grid sheet attached to its Revolving Note (or so note the same in its records); provided, however, that the failure of any Lender to make any such endorsement or recordation shall not in any manner affect the obligation of the Borrowers to repay to such Lender the portion of the Revolving Loan advanced by such Lender under the Revolving Note held by such Lender. Any such endorsement or recordation shall represent conclusive evidence of the date and amount of such Lender's pro rata share of any Revolving Loan or payment or prepayment of principal thereon, absent manifest error.

          (c) Each of the Revolving Notes shall mature on the Maturity Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided herein.

          (d) Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction or mutilation of the Revolving Note, the Borrowers will issue in lieu thereof a replacement Revolving Note in the same principal amount thereof and of like tenor.

2.9. Facility Fee; Fronting Fee.

          (a) Each Borrower shall pay to the Agent for the pro rata account of the Lenders a facility fee (the "Facility Fee") which shall accrue from and after the Closing Date until the date of the expiration, termination or cancellation of the Total Commitments, payable quarterly in arrears beginning on December 31, 2001, and on the same day of every third month thereafter (and on the date of maturity or earlier expiration, termination or cancellation of the Commitments). The Facility Fee shall be in an amount equal to the Applicable Margin for Facility Fees multiplied by the average daily amount during the immediately preceding quarter, or portion thereof, of the Total Commitments.

          (b) Each Foreign Borrower shall pay to the applicable Fronting Bank a fronting fee (the "Fronting Fee") which shall accrue from and after the Closing Date until the date of the expiration, termination or cancellation of the Total Commitments, payable quarterly in arrears beginning on December 31, 2001, and on the same day of every third month thereafter (and on the date of maturity or earlier expiration, termination or cancellation of the Commitments). The Fronting Fee shall be in an amount equal to 0.125% per annum multiplied by the average daily amount during the immediately preceding quarter, or portion thereof, of the sum of the Foreign Revolving Loans and Letter of Credit Usage by the applicable Foreign Borrower during such period.

2.10. Interest.

          (a)   Establishment of Rates. The Revolving Loans shall bear interest
                -----------------------
as follows:

          (i) UK Revolving Loans (A) made in Sterling, shall bear interest based upon the Sterling Base Rate or the Sterling LIBOR Rate and shall be payable in Sterling, or (B) made in US Dollars, shall bear interest based upon the UK Dollar Base Rate or the LIBOR Rate and shall be payable in US Dollars, in each case as selected by the UK Borrowers in accordance with the provisions of
(S)(S)2.5 and 2.6 hereof.

          (ii) European Revolving Loans shall bear interest at the Multicurrency Interest Rate and shall be paid in the Optional Currency in which the underlying Revolving Loan was made.

          (iii) All other Revolving Loans shall bear interest based upon the Base Rate or the LIBOR Rate and shall be payable in Dollars, in each case as selected by the Domestic Borrower in accordance with the provisions of (S)2.5 hereof, provided that Swingline Loans to the Domestic Borrower may bear interest only at the Base Rate.

          (b)   Interest on LIBOR Advances.  The Borrowers shall pay interest
                --------------------------
on all LIBOR Advances at the aggregate of the Adjusted LIBOR Rate, or the Adjusted Sterling LIBOR Rate, as applicable, for the Interest Period in effect, plus the Applicable Margin for LIBOR Advances. Each Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance made to it outstanding from time to time (i) on each Interest Payment Date with respect to such LIBOR Advance with an Interest Period that does not exceed three months, (ii) at the end of every three months from the commencement of the applicable Interest Period with respect to such LIBOR Advance with an Interest Period longer than three months, (iii) at the date of conversion of such LIBOR Advance (or portion thereof) to a Base Rate Advance, (iv) at maturity of each such LIBOR Advance, and (v) after maturity of such LIBOR Advance (whether by acceleration or otherwise) upon demand.

          (c)  Interest on Base Rate Advances. The Borrowers shall pay interest
               ------------------------------
on all Base Rate Advances at the aggregate of the Base Rate, the UK Dollar Base Rate, or the Sterling Base Rate, as applicable, in effect from time to time, plus the Applicable Margin for Base Rate Advances. Interest on Base Rate Advances shall be payable quarterly in arrears on the first day of each February, May, August and November of each calendar year commencing February 1, 2002, upon conversion thereof to a LIBOR Advance and at maturity (whether by acceleration or otherwise) and thereafter on demand.

          (d)  Interest on Multicurrency Advances. The UK Borrowers and European
               ----------------------------------
Borrowers shall pay interest on all Multicurrency Advances at the aggregate of the Multicurrency Interest Rate in effect from time to time, plus the Applicable Margin for Multicurrency Advances. Interest on Multicurrency Advances shall be payable to the applicable Fronting Bank for the account of the Lenders quarterly in arrears on the first day of each February, May, August and November of each calendar year commencing February 1, 2002 (or if a LIBOR Advance, at the times set forth in subsection 2.10(b)) and at maturity (whether by acceleration or otherwise) and thereafter on demand.

          (e)  Default Interest. Notwithstanding anything to the contrary
               ----------------
contained herein, while any Event of Default is continuing, interest on the Lender Debt due and owing shall be payable on demand at a rate per annum equal to two percentage points (2%) in excess of the rate then otherwise applicable hereunder thereto.

          (f)  LIBOR Rate Determination.  The Agent, upon determining the LIBOR
               ------------------------
Rate, the Adjusted LIBOR Rate, the Sterling LIBOR Rate, and the Adjusted Sterling LIBOR Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the Borrowers and the Lenders of such rates. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers and the Lenders.

          (g)  Changes in Base Rate, UK Dollar Base Rate or Sterling Base Rate.
               ---------------------------------------------------------------
After each change in the Base Rate, UK Dollar Base Rate, or the Sterling Base Rate, the Agent shall promptly notify the Borrowers and each Lender by telephone (confirmed promptly in writing) or in writing of the date of such change and the new Base Rate, UK Dollar Base Rate, or Sterling Base Rate, as applicable; provided, however, that the failure of the Agent to so notify the Borrowers or any Lender shall not affect the effectiveness of such change.

          (h) Computation of Interest. Interest on the Revolving Loans and fees
              -----------------------
and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a (x) 360-day year for LIBOR Advances (other than Sterling LIBOR Advances), UK Dollar Base Rate Advances, fees (except as provided in (z) below) and other amounts calculated on a per annum basis, (y) 365-day (or, if applicable, 366-day) year for Base Rate Advances (other than UK Dollar Base Rate Advances), and (z) 365-day year for Sterling LIBOR Advances. Any rate of interest on the Revolving Loans which is computed on the basis of the Base Rate, UK Dollar Base Rate, or the Sterling Base Rate shall change when and as the Base Rate, the UK Dollar Base Rate, or the Sterling Base Rate changes. If any payment hereunder becomes due on a day which is not a Business day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

2.11.  Conversion of Borrowings; Renewals. (a) Unless otherwise prohibited under
       ----------------------------------
(S)2.18 or (S)2.19 hereof, the Borrower may, from time to time following the Closing Date and prior to the Maturity Date, convert (i) all or a portion of its outstanding Base Rate Advances to one or more LIBOR Advances in aggregate amounts of $500,000 or any integral multiple of $100,000 in excess of $500,000 (or the Dollar equivalent thereof), or (ii) all or a portion of its outstanding LIBOR Advances to one or more Base Rate Advances, so long as the aggregate principal balance of the portion of the LIBOR Advances made to the Borrower not being converted, if any, is $500,000 or an integral multiple of $100,000 in excess of $500,000 (or the Dollar Equivalent thereof); provided, however, that the Borrower shall not be entitled to convert any Base Rate Advance, or portion thereof, to a LIBOR Advance, or any LIBOR Advance, or portion thereof, to a Base Rate Advance, unless all accrued interest on the Base Rate Advance, or portion thereof, or LIBOR Advance or portion thereof, as the case may be, to be converted through the date of such conversion shall have been paid in full; and provided further that no more than ten Interest Periods in the aggregate for Revolving Loans which are LIBOR Advances may be outstanding at any one time. Each conversion by the Borrower of any Loan or portion thereof (other than a conversion pursuant to (S)2.18 or (S)2.19 hereof) shall be made not later than 2:00 p.m. (Local Time) on a Business Day on at least three Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing to the Agent and the applicable Fronting Bank (which shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) from the Borrowers. Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Revolving Loan, or portion thereof, to be converted, and (iii) in the case of conversion of any Revolving Loan to a LIBOR Advance, the duration of the Interest Period for such LIBOR Advance. Notwithstanding the above, the Borrower shall not be permitted to convert any Revolving Loan, or portion thereof, to a LIBOR Advance if a Default or Event of Default shall have occurred and be continuing. Except as provided in (S)2.18 or
(S)2.19, any conversion of a LIBOR Advance, or portion thereof, to a Base Rate Advance or a Revolving Loan of any other type shall be made only on the last day of the Interest Period with respect to such LIBOR Advance.

          (b) Each renewal by the Borrower of an outstanding LIBOR Advance or portion thereof (in an amount of $500,000 or integral multiple of $100,000 in excess of $500,000 or the Dollar Equivalent thereof) shall be made on notice to the Agent and the applicable Fronting Bank (which shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) given not later than 2:00 p.m. (Local Time) on the third Business Day prior to the last day of the Interest Period just ending for such LIBOR Advance. Each notice (which notice shall be irrevocable) by the Borrowers of the renewal of a LIBOR Advance or portion thereof, shall be in writing or by telephone form an Authorized Representative of the Borrowers confirmed promptly in writing and shall specify
(i) the amount of such renewal of the LIBOR Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that if the Borrowers fail to select the duration of any Interest Period for the renewal of such LIBOR Advance or portion thereof, the duration of such Interest Period shall be one month. Notwithstanding the above, the Borrowers shall not be entitled to renew a LIBOR Advance or portion thereof, (i) if at any time of the selection of such renewal there shall exist a Default or an Event of Default, or
(ii) to the extent such renewal would be prohibited by (S)(S)2.18 or 2.19 hereof.

          (c) Any LIBOR Advance or portion thereof as to which the Agent or the applicable Fronting Bank shall not have received a proper notice of conversion or renewal as provided in (S)2.11(a) or 2.11(b) hereof or notice of payment or prepayment by 2:00 p.m. (Local Time) at least three Business Days prior to the last day of the Interest Period just ending for such LIBOR Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Base Rate Advance on the last day of the Interest Period for such LIBOR Advance or, with respect to Revolving Loans in Optional Currency, repaid on the last of such Interest Period.

2.12.  Mandatory Payments.

          (a) If at any time the sum of the then aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Usage at such time shall exceed the Total Commitments at such time, the Borrowers shall promptly (and in no event later than three Business Days) eliminate such excess by paying an amount equal to such excess until the sooner to occur of (x) the elimination in full of such excess, and (y) the Revolving Loans are paid in full and, to the extent then necessary to eliminate any remaining excess after payment in full of the Revolving Loans, by providing cash collateral satisfactory to the Agent in an amount equal to the remaining excess for any outstanding Letters of Credit issued pursuant to (S)3.1 hereof, until there shall have been provided cash collateral equal to the undrawn amount of all Letters of Credit issued pursuant to (S)3.1 hereof.

          (b) If (i) at the end of any calendar month, the Dollar Equivalent of the sum of the then aggregate outstanding principal amount of any Foreign Revolving Loan to a Foreign Borrower plus the Foreign Letter of Credit Usage of such Foreign Borrower at such time shall exceed the Borrowing Limit of such Foreign Borrower at such time (whether as a result of fluctuations in conversion rates or otherwise), or (ii) at any time, the Dollar Equivalent of the sum of the then aggregate outstanding principal amount of any Foreign Revolving Loan to a Foreign Borrower plus the Foreign Letter of Credit Usage of such Foreign Borrower at such time shall exceed the Borrowing Limit of such Foreign Borrower at such time by more than $100,000 (whether a result of fluctuations in conversion rates or otherwise), the Borrowers shall promptly (and in no event later than three Business Days) eliminate such excess by paying an amount equal to such excess until the sooner to occur of (x) the elimination in full of such excess, and (y) the applicable Foreign Revolving Loan is paid in full and, to the extent then necessary to eliminate any remaining excess after payment in full of the applicable Foreign Revolving Loan, by providing cash collateral satisfactory to the Agent in an amount equal to the remaining excess for any outstanding Foreign Letters of Credit issued pursuant to (S)3.1 hereof for the account of such Foreign Borrower, until there shall have been provided cash collateral equal to the undrawn amount of all Letters of Credit issued pursuant to (S)3.1 hereof for the account of such Foreign Borrower.

          (c) All prepayments under this (S)2.12 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, provided, that all such payments shall be subject to payment of any applicable indemnity obligations pursuant to (S)2.20 hereto.

          (d) Notwithstanding anything contained in this (S)2.12, the Agent shall not, to the extent requested in writing by the Borrowers, apply any mandatory prepayment under such section to any portion of the Revolving Loan which constitutes a LIBOR Advance until the last day of the Interest Period therefor or the earlier maturity of such portion of such Revolving Loan by acceleration or otherwise, such mandatory prepayment, until it can be so applied, to be applied to the prepayment of such portion of the Revolving Loan, as the case may be, comprising Base Rate Advances. If there shall remain any portion of such mandatory prepayment after payment in full of such portion of the Revolving Loan constituting Base Rate Advances, then until any remaining portion of the mandatory prepayment can be applied to the LIBOR Advances as aforesaid, such remaining portion of such mandatory prepayment shall be invested and reinvested by and in the name of the Agent in investments of the type permitted under (S)7.3(b) hereof with the type and maturity of such investments to be mutually agreed to by the Agent and the Borrowers. All interest earned on such investments shall be for the account and risk of the Borrowers. Interest earned on any portion of principal applied to a LIBOR Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Agent, turned over to the Borrowers promptly following application of such principal to such LIBOR Advance. As collateral security for the Lender Debt, the Borrower hereby grants to the Agent a security interest in (x) any such mandatory prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing. To the extent the Agent make any such investments, each Borrower hereby authorizes the Agent to hold any certificate or instrument evidencing such investments.

2.13.  Optional Prepayments. (a) Upon not less than three Business Days' prior
       --------------------
Written Notice to the Agent with respect to Revolving Loans constituting LIBOR Advances and not less than one Business Day's prior Written Notice to the Agent with respect to Revolving Loans constituting Base Rate Advances, each Borrower shall have the right from time to time to prepay in part, without premium, fee or charge (except as provided in (S)2.20 hereof) any Revolving Loans, so long as each such prepayment is in the amount of $500,000 or an integral multiple of $250,000 in excess thereof (or the Dollar Equivalent thereof), or, if less, the then aggregate outstanding principal balance of the Revolving Loans to such Borrower, and so long as, concurrently with the making of any such prepayment, the Borrowers pay any fees, premiums, charges or costs provided for under
(S)2.20 hereof.

          (b) Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for under (S)2.20 hereof.
The Agent shall, promptly after receipt of any notice of prepayment of any Revolving Loan as provided in this (S)2.13, notify each Lender in writing or by telephone confirmed promptly in writing of the Borrowers' intention so to prepay all or part of such Loan.

2.14.  Agent's Availability Assumption.  (a) Subject to the provisions of
       -------------------------------
(S)2.14(b) hereof, unless the Agent or a Fronting Bank, as applicable, shall have been notified by any Lender by Written Notice prior to a borrowing date that such Lender does not intend to make available to the Agent or the Fronting Bank such Lender's pro rata portion of any Revolving Loan which it shall be obligated to make on such date or, with respect to the Fronting Bank, on the date required pursuant to (S)12.14(c) hereof, the Agent and the Fronting Bank may assume that such Lender has made such amount available to the Agent on the date for such borrowing (or will make such amount available to the Fronting Bank in accordance with the provisions of (S)12.14(c)) and the Agent and the Fronting Bank may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on such date of borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the other Lenders and the Borrowers, and the Borrowers shall pay such corresponding amount to the Agent.

     (b) The Agent shall also be entitled to recover from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the Agent of funding such amount as notified in writing by the Agent to such Lender; or (y) if paid by the Borrowers, the applicable rate for Base Rate Advances, LIBOR Advances, or Multicurrency Advances, as the case may be.

     (c) In the event that any Lender shall fail to fund its pro rata share of any Revolving Loan made pursuant to (S)3.2 hereof or to purchase its letter of credit participation under (S)3.5 hereof, the Agent on behalf of the relevant Issuing Lender shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the other Lenders thereof and the Borrowers shall pay such amount to the Agent. The Agent on behalf of such Issuing Lender shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such amount in respect of each day from the date such Revolving Loan was made or the date such purchase was to have been made, as the case may be, to the date such amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the relevant Issuing Lender of the payment of the drawing under the Letter of Credit for which such Revolving Loan was (or was to have been) made in the case of a Revolving Loan made pursuant to (S)3.2 hereof or a participation under
(S)3.5 hereof, as the case may be, or (y) if paid by the Borrowers, the applicable rate for Base Rate Advances.

     (d) In the event that any Lender shall fail to purchase its participation in any Revolving Loan made, or Letter of Credit issued, by a Fronting Bank in accordance with (S)12.14(c) hereof, the Agent on behalf of the relevant Fronting Bank shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the other Lenders thereof and the Borrowers shall pay such amount to the Agent and the Agent shall forthwith remit such amount to the relevant Fronting Bank. The Agent on behalf of such Fronting Bank shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such amount in respect of each day from the date such purchase was to have been made to the date such amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Rate, or (y) if paid by the Borrowers, the applicable rate for Base Rate Advances.

     (e) Nothing herein shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any Revolving Loan or to purchase any participation as required hereunder, or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default of any other Lender in respect of any other Lender's obligation to make its pro rata share of any Revolving Loans hereunder nor shall the Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

2.15.  Procedures for Payment. (a) Each payment or prepayment hereunder and
       ----------------------
under the Revolving Notes or in connection with any Letter of Credit shall be made not later than 11:00 a.m. (Local Time) on the day when due in Dollars or the applicable Optional Currency (in whichever currency the applicable Revolving Loan was made) to the Agent or the applicable Fronting Bank at the Payment Office in immediately available funds, without counterclaim, offset, claim or recoupment of any kind. Each payment or prepayment hereunder and under the Revolving Notes or in connection with any Letter of Credit shall be made without setoff or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Body thereof or therein, except for Excluded Taxes and except as required by Section 349 of the Income and Corporation Taxes Act 1988 in the United Kingdom (as amended and in effect from time to time or any legislation amending or replacing same). If any such taxes, duties or charges are so levied or imposed on any payment or prepayment to any Lender, the Borrowers will make additional payments ("Gross Up Payments") in such amounts as may be necessary so that the net amount received by such Lender, after withholding or deduction for or on account of all such taxes, duties or charges, including any withholding or any deductions applicable to additional sums payable under this (S)2.15, will be equal to the amount provided for herein or in such Lender's Revolving Note, provided that no
                                                               -------------
Gross Up Payments shall be required to be made in respect of amounts due on the UK Lender Debt where and to the extent that such payment is made to the UK Fronting Bank or to a Lender which, in either case, is not a UK Qualifying Lender at the time of such payment except where it is not or has ceased to be a UK Qualifying Lender as a result of the introduction of a Change of Law. Whenever any such taxes, duties or charges are payable by, or any withholding or deductions in respect of taxes are required to be made by, the Borrowers with respect to any payments or prepayments hereunder or under any of the Revolving Notes, the Borrowers shall account for such taxes, duties or charges, or make such required deductions or withholding and pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Law and shall furnish promptly to the Agent for the account of the applicable Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so accounted for, withheld or deducted. If the Borrowers fail to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Agent for the account of the applicable Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrowers shall indemnify the affected Lender for any incremental taxes, duties, charges, interest or penalties that may become payable by such Lender as a result of any such failure.

          (b) (i) Each Lender (which, for purposes of this (S)2.15, shall include any Affiliate of a Lender that makes any LIBOR Advance to the Borrowers pursuant to the terms of this Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Domestic Borrower and the Agent on or before the Closing Date (or, in the case of a Person that became a Lender after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies of either (1) Form W-8 BEN of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and/or the Revolving Notes or (2) Form W-8 ECI of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and/or the Revolving Notes. Each such Lender shall, from time to time after submitting either such form, submit to the Domestic Borrower and the Agent such additional duly completed and signed copies of one or the other such forms (or forms evidencing eligibility for an exemption from withholding or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be
(1) reasonably requested in writing by the Borrowers or the Agent and (2) appropriate under then current United States law or regulations. Upon the reasonable request of the Borrowers or the Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Domestic Borrower and the Agent a certificate to the effect that it is a "United States person." Notwithstanding the provisions of (S)2.15(a) hereof, to the extent any Lender fails to provide the forms described in this clause (b)(i) (other than by reason of a Change in Law), such Lender shall not be entitled to receive any Gross Up Payments to the extent that the requirement to withhold or deduct taxes results from such failure.

               (ii) The European Fronting Bank and each Lender hereby certifies that no taxes on the interest and fees earned on Foreign Revolving Loans made and Letters of Credit issued by it shall, except as a consequence of a Change of Law, be required to be withheld from the Fronting Banks or the Lenders, provided that, in the case of a Borrower incorporated in Germany, the payment of interest and fees will not be requalified as a payment of dividends under the German Corporate Income Tax Act. The UK Fronting Bank and each Lender that will be making Foreign Revolving Loans and issuing Letters of Credit to the Borrowers, certifies that it is a UK Qualifying Lender and that no taxes on the interest and fees earned thereon shall, except as a consequence of a Change of Law, be required to be withheld from the payments made to the UK Fronting Bank or such Lender (as the case may be). Each Person that becomes a UK Fronting Bank or a Lender after the Closing Date shall deliver to the Borrowers and the Agent a certificate confirming that such Person is a UK Qualifying Lender.

               (iii) Notwithstanding any other provision of this Agreement, if an event occurs which prevents any Lender (after it has become a Lender) which is not a "United States person" from delivering to the Borrowers or the Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrowers and the Agent of such fact and the provisions of (S)2.15(a) hereof shall apply.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers each agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributed to any payment made hereunder, under the Revolving Notes or from the execution, delivery of, or otherwise with respect to, this Agreement or the Revolving Notes and any and all recording fees relating to any Loan Documents securing any Lender Debt ("Other Taxes").

          (d) The Borrowers shall indemnify each Lender and the Agent for the full amount of any taxes, duties or charges, including, without limitation, any taxes other than Excluded Taxes, Other Taxes imposed by any jurisdiction on amounts payable under this (S)2.15 (other than Excluded Taxes and Other Taxes) duly paid or payable by such Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date such Lender or the Agent make written demand therefor.

          (e) If, following payment by any Borrower of a Gross Up Payment to a Lender, such Lender obtains a refund of tax or credit against tax (a "Tax Credit") which is attributable to the Gross Up Payment, upon receipt of the benefit of such Tax Credit, such Lender shall promptly reimburse the applicable Borrower such amount as the Lender shall have concluded, acting reasonably, to be the after-tax value to it of the Tax Credit attributable to the relevant withholding or other deduction (but only to the extent it is able to do so without prejudice to the retention of the Tax Credit). If the relevant Tax Credit is subsequently reduced, disallowed or canceled, the Borrowers shall, jointly and severally, reimburse to the applicable Lender the amount paid to such Borrower pursuant to this (S)2.15(e) (or, if less, the amount of such reduction) promptly on receipt of notice from such Lender of such disallowance or cancellation. Nothing contained herein shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or require a Lender to disclose to the Borrowers any information regarding its tax affairs or calculations.

          (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this (S)2.15 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and under the Revolving Notes and the termination of this Agreement and the other Loan Documents indefinitely.

2.16.  Other Fees.  The Borrowers shall pay the Agent such closing and agency
       ----------
fees as the Borrower and the Agent may agree from time to time.

2.17.  Increased Costs.  In the event of any change in conditions or any Change
       ---------------
of Law which: (i) subjects such Lender or any branch or Affiliate of such Lender to any tax, duty or other charge with respect to such share of any Revolving Loans (other than Excluded Taxes); or (ii) changes the basis of taxation of payments to any Lender or any branch or Affiliate of such Lender of principal of and/or interest on such share of such Revolving Loans and/or other fees and amounts payable hereunder with respect thereto (other than Excluded Taxes); or
(iii) imposes, modifies or deems applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or Revolving Loans or commitments by, an office of any Lender or any branch or Affiliate of such Lender; or (iv) imposes upon such Lender or any branch or Affiliate of such Lender any other condition with respect to such share of such Revolving Loans or this Agreement; and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Revolving Loans hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch of Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its sole judgment deems material, then and in any such case: (1) such Lender shall promptly notify the Borrowers and the Agent in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrowers and the Agent a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) the Borrowers shall pay any such Lender, on demand, such an amount or amounts as will compensate such Lender or its branch or Affiliate for such additional cost, reduction or payment. The certificate of such Lender as to the additional amounts payable pursuant to this (S)2.17 delivered to the Borrower shall in the absence of manifest error be conclusive of the amount thereof. Each Lender agrees to use reasonable efforts to avoid or minimize the payment by the Borrower of any additional amounts under this (S)2.17, including, without limitation, by the designation of another branch or Affiliate of such Lender from which such Lender could make such Lender's pro rata share of Revolving Loans so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender. The protection of this (S)2.17 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

2.18.  Change of Law Rendering LIBOR Advances Unlawful. (a) Notwithstanding
       -----------------------------------------------
anything to the contrary herein contained, in the event that any Change of Law makes it unlawful for any Lender to fund any portion of a LIBOR Advance or to give effect to its obligations as contemplated hereby with respect to LIBOR Advances, such Lender shall, upon the happening of such event, notify the Agent and the Borrowers thereof in writing stating the reason therefor, and the obligation of such Lender to allow conversion to or selection or renewal with respect to its pro rata share of any LIBOR Advance by the Borrowers shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality such Lender shall fund its share of all Revolving Loans as Base Rate Advances and there shall be no renewal of, or conversion to, any share of such Lender in any LIBOR Advance. If and when such illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent and the Borrowers.

          (b) Notwithstanding anything to the contrary contained herein, in the event that any Change of Law shall make it commercially impracticable or unlawful for any Lender to continue in effect the funding of any portion of a LIBOR Advance previously made by it hereunder and then outstanding, such Lender shall, upon the happening of such event, notify the Agent and the Borrowers thereof in writing stating the reasons therefor, and such Lender's pro rata share of such LIBOR Advance shall automatically be converted to a Base Rate Advance. The Borrowers shall pay to the Agent for the benefit of such Lender accrued interest owing on such converted portion of such LIBOR Advance through the date of conversion, together with any amounts payable under (S)2.20 hereof with respect to such prepayment. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for such Lender's pro rata share of a LIBOR Advance or for conversion to or renewal of such Lender's pro rata share of a LIBOR Advance shall be deemed a request by the Borrowers for a Base Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent and the Borrowers.

2.19.  LIBOR Availability. (a) In the event, and on each occasion, that on the
       ------------------
day two Business Days prior to the commencement of any Interest Period for a LIBOR Advance, the Agent or the applicable Fronting Bank shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers) that Dollar deposits in the amount of the principal amount of such LIBOR Advance are not generally available in the London (England, U.K.) interbank market, or deposits in the requested Optional Currency in the amount of the principal amount of such LIBOR Advance are not generally available in the applicable Eurocurrency Interbank Market or that the rate at which such Dollar deposits or Optional Currency deposits are being offered will not accurately reflect the cost to one or more Lenders of making or funding the principal amount of their portions of such LIBOR Advance during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, or the Sterling LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers and any request by the Borrowers for a LIBOR Advance pursuant to (S)2.5 hereof or for conversion to or renewal of a LIBOR Advance pursuant to (S)2.11 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Agent to the Borrowers and the Lenders), be deemed a request by the Borrowers for the making of or conversion to a Base Rate Advance.

          (b) If, at any time, the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers) that any contingency has occurred which adversely affects the London (England, U.K.) interbank market or that any Change of Law or other circumstances affecting one or more Lenders, in the London (England, U.K.) interbank market makes the funding of any portion of a LIBOR Advance impracticable, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers and any request by the Borrowers for a LIBOR Advance pursuant to (S)2.5 hereof or for conversion to or renewal of a LIBOR Advance pursuant to (S)2.11 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Agent to the Borrowers and the Lenders), be deemed a request by the Borrowers for the making of or conversion to a Base Rate Advance.

2.20.  Indemnities. The Borrowers hereby agree to indemnify each Lender, on
       -----------
demand against any loss or expense which such Lender or its branch or Affiliate may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any LIBOR Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise);
(ii) the effect of the occurrence of any Event of Default upon any LIBOR Advance made to it; (iii) the payment or prepayment of the principal amount of any LIBOR Advance made to it or any portion thereof, pursuant to Section 2 hereof, or otherwise, on any day other than the last day of an Interest Period or the payment of any interest on any LIBOR Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such LIBOR Advance; or; (iv) the failure by any Borrower to accept or make a borrowing of a LIBOR Advance or a conversion to or renewal of a LIBOR Advance after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such LIBOR Advance or any portion thereof. Each Lender shall provide to the Borrowers and the Agent a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

2.21.  Capital Adequacy. If any Change of Law shall: (i) impose upon, modify,
       ----------------
require, make or deem applicable to any one or more Lenders, or any of their Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Commitment of such Lender or Lenders or such Affiliates or branches; or (ii) impose any condition upon or cause in any manner the addition of, any supplement to or any increase of any kind to the capital or cost base of such Lender or Lenders, or such Affiliates or branches thereof, for extending or maintaining the Commitment of such Lender, which results in an increase in the capital requirement supporting such Commitment; or (iii) impose upon, modify, require, make or deem applicable to such Lender or Lenders or any such Affiliates or branches any capital requirement, increased capital requirement or similar requirement, and the result of any events referred to in clause (i), (ii) or (iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by such Lender or any such Affiliate or branch and such Lender determines that the amount of such capital requirement is incurred by or based on such Commitment or other commitments of this type or (B) increase the costs or decrease the benefit in any way to such Lender or Lenders, or any such Affiliate or branch, of extending or maintaining such Commitment or extending or maintaining such Lender's or Lenders' portion of the Revolving Loans; then and in such event the Borrowers shall, on or prior to the tenth (10th) Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Borrower and the Agent by such Lender or Lenders (or any such Affiliate or branch), pay to such Lender or Lenders, as applicable, all such additional amounts which in the sole good faith calculation of such Lender or Lenders are properly allocable to the Commitment of such Lender, such Lender's or Lenders' portion of the Revolving Loans, and which: (1) in the case of events referred to in clause (i) above, shall be sufficient to compensate it for all such increased costs and/or decreased benefits; and/or (2) in the case of events referred to in clauses (ii) and (iii) above, shall be an amount equal to the reduction, as reasonably determined by such Lender, in the after-tax rate of return on such Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any such Lender's or Lender's Affiliates' or branches' cost of taking action in anticipation of the effectiveness of any event described in clause (ii) or (iii) in order to enable such Lender, Lenders, Affiliate or branch to be in compliance therewith upon such effectiveness), all as certified by such Lender or Lenders in said Written Notice to the Borrowers. Such certification shall be conclusive and binding on the Borrowers absent manifest error.

2.22.  Pro Rata Treatment and Payments. Except as contemplated by this
       -------------------------------
Agreement, each borrowing by the Borrowers from the Lenders and each payment (including each prepayment) on account of the principal of and interest on the Revolving Loans and fees described in this Agreement shall be made to the Agent or to the applicable Fronting Bank at its office set forth below for the pro rata benefit of each Lender, according to the respective Commitment Percentages of each Lender. The Agent will distribute each payment to the Lenders promptly following receipt thereof (and in any event on the same Business Day as the date when received, if such payment is received at or prior to 11:00 a.m. (Local
Time).

2.23.  Telephonic Notice. Without in any way limiting the Borrowers' obligation
       -----------------
to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Agent may act without liability upon the basis of a telephonic notice believed by the Agent in good faith to be from an Authorized Representative of the Borrowers prior to receipt of written confirmation.

2.24.  Maximum Interest. (a) No provision of this Agreement or any Revolving
       ----------------
Note shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on any Lender (such maximum rate being such Lender's "Maximum Permissible Rate").

            (b) If the amount of interest computed without giving effect to this (S)2.24 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate and the Lenders shall, in consultation with the Borrowers, determine the excess payments that are to be reduced or refunded, as the case may be.

            (c) If at any time and from time to time: (i) the amount of interest payable to any Lender on any interest payment date shall be computed at such Lender's Maximum Permissible Rate pursuant to the preceding subsection (b); and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender's Maximum Permissible Rate until the amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding subsection (b).

2.25.  European Monetary Union.

       (a) If, as a result of the implementation of EMU in any country or nation which has not, as of the Closing Date, so implemented EMU,

            (i) any Optional Currency ceases to be lawful currency of the nation issuing such Optional Currency and is replaced by the Euro as the lawful currency of such nation, or

            (ii) any Optional Currency and the Euro are at the same time recognized by the central bank or comparable authority of the nation issuing such Optional Currency as lawful currency of such nation and the Agent or the Majority Banks shall so request in notice delivered to the Borrower, then:

          (A) any amount payable hereunder by the Lenders or a Fronting Bank to the Borrower, or by the Borrower to the Lenders or a Fronting Bank, in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purposes of implementing EMU,

          (B) if so specified in the notice delivered under the foregoing clause (ii) or in any subsequent notice referring to such clause, the Optional Currency recognized at the same time as the Euro shall no longer be available as an Optional Currency for purposes of this Agreement, effective at the expiration of the period of five (5) Business Days following the Borrowers' receipt of such notice. Such notice shall apply to
     (1) any Revolving Loan to be made on or after the expiration of such five
     (5) Business Day period or (2) any Revolving Loan outstanding at the end of such five (5) Business Day period and denominated in such Optional Currency, following the expiration of the Interest Period applicable to such outstanding Revolving Loan at the time of the expiration of such five
     (5) Business Day period.

          (b) The Agent may in its discretion by notice to the Lenders and the Borrowers and with the consent of the Borrowers (such consent not to be unreasonably withheld):

          (i) modify the definition of "Business Day" to include a, principal financial center of any Participating Member State where Revolving Loans to bear interest by reference to the Multicurrency Interest Rate are funded, or any amounts are or are to be paid in Euros;

          (ii) designate an account or accounts at a bank in a principal financial center of any Participating Member State for receiving payments to the Agent, whether for the account of the Agent or for the account of the Lenders, in immediately available funds, in Euros or for disbursing Revolving Loans to bear interest by reference to the applicable Multicurrency Interest Rate;

          (iii) designate the date or time for fixing the Multicurrency
     Interest Rate for any Interest Period to be consistent with any practice or convention in the applicable interbank market;

          (iv) designate the fraction for rounding upwards quotations used to determine the applicable Multicurrency Interest Rate for Euros, to be, in the reasonable judgment of the Agent, as nearly as may be, consistent with the rounding of quotations for other Optional Currencies and also consistent with any practice or convention in the applicable interbank market;

          (v) designate other mechanics for fixing the Multicurrency Interest Rate for Euros to be, in the reasonable judgment of the Agent, as nearly as may be, consistent with the mechanics for determining rates for other Optional Currencies (e.g. by reference to Reuters screen or page) and also consistent with any practice or convention in the applicable interbank market (e.g. by reference to a comparable Reuters screen or page for the Euro);

          (vi) designate the basis of accrual of interest, fees or other amounts to be consistent with any practice or convention in the applicable interbank market with respect to amounts calculated or payable in Euros;

          (vii) where this Agreement specifies an amount to be paid in an Optional Currency that is, under the terms of this Section, to be paid in Euros, designate a convenient amount in Euros to account for de minimis
                                                                  ----------
     rounding.

     SECTION 3.  LETTERS OF CREDIT

3.1. Letters of Credit. (a) Any Borrower may request, subject to the terms and
     -----------------
conditions herein set forth, from time to time prior to the termination of the Total Commitments and upon five Business Days' Written Notice, that Fleet or any Fronting Bank issue, and Fleet or any such Fronting Bank on behalf of the Lenders shall, subject to such conditions, issue (Fleet or any such Fronting Bank, upon issuance of a Letter of Credit, being an "Issuing Lender" in respect of such Letter of Credit) Letters of Credit denominated in Dollars or other Optional Currency; provided, however, that the aggregate undrawn amount of all
                   --------  -------------
Letters of Credit issued for (x) the account of all of the Borrowers at any time outstanding, together with the amount of unreimbursed drawings thereunder, and the then aggregate unpaid principal amount of all Revolving Loans shall not exceed the Total Commitments, and (y) the Letters of Credit issued for the account of any Foreign Borrower at any time outstanding, together with the amount of unreimbursed drawings thereunder, and the then aggregate unpaid principal amount of the Revolving Loans made to each such Foreign Borrower shall not exceed the Borrowing Limit for such Foreign Borrower; provided, further,
                                                          -----------------
that in no event shall any Issuing Lender issue any Letter of Credit for the
----
account of any Borrower if the original undrawn amount thereof, together with the aggregate undrawn and unreimbursed amounts of all other Letters of Credit issued for the account of all of the Borrowers immediately prior to the time of such issuance, exceeds $15,000,000 or the Dollar Equivalent thereof (exclusive of the CAN Lender Letter of Credit).

             (b) Each Letter of Credit may be either a documentary Letter of Credit, a standby Letter of Credit or a bank guarantee and shall be in form, scope and substance satisfactory to the applicable Issuing Lender, shall be issued pursuant to a Letter of Credit Agreement and shall expire no later than the earlier of (i) one year after the date of its issuance, or (ii) thirty days prior to the Maturity Date.

             (c) Upon the effectiveness of this Agreement, all Letters of Credit previously issued and outstanding under the Prior Agreement or guarantees issued on behalf of any UK Borrower or any European Borrower and outstanding (each of which Letters of Credit and guarantees is listed on Schedule 3.1 hereto) shall be deemed to have been issued under this Agreement and shall for all purposes be deemed Letters of Credit hereunder.

3.2.  Reimbursement for Drawings. The Borrower for whom a Letter of Credit is
      --------------------------
issued shall reimburse the applicable Issuing Lender of such Letter of Credit for any draft or other legitimate claim paid under such Letter of Credit within one Business Day following the date of such payment. Such Borrower shall, to the extent of availability under the Total Commitments, effect such payment with the proceeds of a Revolving Loan (which shall be entirely a Base Rate Advance) made to the Borrower for whose account the Letter of Credit was issued in the amount of such payment (whether or not any request therefor has been made by such Borrower), which Revolving Loan shall at such time be made and applied to payment of reimbursement of such drawing without any notice by or consent of the applicable Borrower (except that no such Revolving Loan shall be required to be made by the Lenders to the extent prevented by Applicable Law or following any Event of Default of the type described in (S) 11.1(f) or 11.1(g) hereof, in which case the Borrower shall nevertheless be obligated to make such payment), and shall be repayable, together with interest thereon, in accordance with the provisions of Section 2 hereof; provided, however, that no such Revolving Loan
                                -----------------
shall be made if, after giving effect thereto, the aggregate unpaid principal amount of the Revolving Loans shall together with the then outstanding Letter of Credit Usage (after giving effect to the reimbursement of such Letter of Credit with the proceeds of such Revolving Loan) exceed the Total Commitments, and provided further that no such Foreign Revolving Loan shall be made if, after
----------------
giving effect thereto, the aggregate unpaid principal amount of the Foreign Revolving Loans to the applicable Foreign Borrower shall together with the then outstanding Foreign Letter of Credit Usage of such Foreign Borrower (after giving effect to the reimbursement of such Letter of Credit with the proceeds of such Revolving Loan) exceed the Borrowing Limit for such Foreign Borrower. The applicable Issuing Lender shall, notwithstanding the foregoing, be entitled to the benefits of the provisions of (S)3.5 hereof as to purchases of participations in such Letter of Credit, but only after the date that such reimbursement shall have become due and payable. The applicable Issuing Lender shall promptly notify the Agent, the other Lenders and the applicable Borrower in writing or by telephone confirmed promptly in writing of any such drawing under a Letter of Credit and the making of such Revolving Loan.

     3.3. Letter of Credit Fees. In addition to any other amounts to which any
          ---------------------
     Borrower and an Issuing Lender may have agreed in writing with respect to any Letter of Credit, the applicable Borrower shall pay to the Agent for the pro rata benefit of all Lenders in arrears, on the first day of each February, May, August and November of each year and on the date of the full drawing, cancellation, expiration or termination of such Letter of Credit, a fee on the average daily undrawn amount of such Letter of Credit, issued by such Issuing Lender for such calendar quarter or shorter period, at the then Applicable Margin for LIBOR Advances (in either instance, computed on the basis of the actual number of days elapsed over a year of 360 days). In addition, the Borrower for whose account a Letter of Credit is issued shall pay to each Issuing Lender, in respect of each Letter of Credit issued by such Issuing Lender hereunder, (a) upon the issuance of any Letter of Credit, a fronting fee equal to the greater of (i) $250 or the Dollar Equivalent thereof, or (ii) one-eighth of one percent (0.125%) per annum of the maximum amount drawable under such Letter of Credit and (b) on demand, all standard fees and other charges charged by such Issuing Lender with respect to the issuance and maintenance of any Letter of Credit.

     3.4. Indemnity. The applicable Borrower agrees to indemnify each Issuing
          ---------
     Lender and each of their respective correspondents and hold it harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which it may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under or in respect of any Letter of Credit issued by such Issuing Lender or any action taken or omitted to be taken with respect to any Letter of Credit issued by such Issuing Lender, except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of such Issuing Lender or such correspondent in making payment against any draft presented under any Letter of Credit which does not substantially comply with the terms thereof, or in failing to make payment against any such draft which strictly complies with the terms of such Letter of Credit, it being understood that (x) in making such payment, such Issuing Lender's or such correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other documents presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing Lender or such correspondent. Upon demand by any Issuing Lender or such correspondent at any time, the applicable Borrower shall reimburse such Issuing Lender or such correspondent for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to such Issuing Lender's or such correspondent's gross negligence or willful misconduct as aforesaid. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

     3.5. Letter of Credit Participation and Certain Payments.  (a) Each Lender
          ---------------------------------------------------
     agrees that by becoming a party to this Agreement, each such Lender, without any further action, shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit for the account of the Borrowers, an undivided participating interest from each Issuing Lender in all Letters of Credit issued for the account of the Borrowers outstanding at such time and the Letter of Credit Agreements relating thereto in a percentage equal to such Lender's Commitment Percentage. Each Lender shall hold the Issuing Lenders harmless and indemnify such Issuing Lenders for such Lender's pro rata share of any drawing under any Letter of Credit in which it has taken such an undivided participating interest under this
     (S)3.5.

                    (b) The obligation of each Lender to make payments to an Issuing Lender with respect to any Letter of Credit after having taken a participation therein as provided above shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement, any of the Loan Documents, and all other documents and instruments executed by any of the Credit Parties or any Affiliate thereof and delivered to the Agent, the Issuing Lender thereof or any other Lender in connection with or related to the Revolving Loans, or the Letters of Credit, together with any and all amendments, extensions, renewals and modifications thereof;

                    (ii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against the beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Agent, the Issuing Lender thereof, any other Lender or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Credit Party or any Subsidiary thereof and the beneficiary named in such Letter of Credit);

                    (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or any of the Loan Documents; or

                    (v)   the occurrence of any Default or Event of Default.

     3.6. Reimbursement of Certain Costs. (a) Unless at the time prohibited by
          ------------------------------
     an order of a court of competent jurisdiction, the obligations of the Borrowers hereunder with regard to Letters of Credit are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have against any Person, including, without limitation, the beneficiary of such Letter of Credit and any Issuing Lender and all sums payable by the Borrowers hereunder with respect to any such Letter of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that any Borrower is compelled by Applicable Law to make any such deduction or withholding, then, unless prohibited by Applicable Law, it shall pay to each Issuing Lender such additional amount as will result in the receipt by each Issuing Lender of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

               (b) In the event that any Change of Law occurs which:

               (i) subjects any Issuing Lender to any tax with respect to any amount paid by such Issuing Lender as the issuer of any Letter of Credit or its commitment or agreement to honor drafts under any Letter of Credit (other than any tax measured by or based upon the overall net income of such Issuing Lender); and

               (ii) changes the basis of taxation of payments to any Issuing Lender with respect to any Letter of Credit or such commitment (other than any tax measured by or based upon the overall net income of such Issuing Lender); or

               (iii) imposes, modifies, requires, makes or deems applicable any reserve, deposit, insurance assessment or similar requirements against any assets held by, deposits with or for the account of, or Revolving Loans or commitments by, an office of any Issuing Lender in connection with payments by such Issuing Lender under any Letter of Credit or commitments under any Letter of Credit; or

               (iv) imposes any condition upon or causes in any manner the addition of any supplement to or an increase of any kind to any Issuing Lender's capital or cost base for issuing any Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit; or

               (v) imposes, modifies, requires, makes or deems applicable to any Issuing Lender any capital requirement, increased capital requirement or similar requirement such as, without limitation, the deeming of any Letter of Credit to be an asset held by such Issuing Lender for capital calculation or other purposes;

     and the result of any of the foregoing is to reduce the after-tax rate of return on such Issuing Lender's capital, increase the cost to any Issuing Lender of making any payment under, or maintaining its commitment under, any Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) or benefit received or receivable by such Issuing Lender with respect to any Letter of Credit or to require such Issuing Lender to make any payment on or calculated by reference to the gross amount of any sum received by it with respect to any Letter of Credit, in each case by an amount which such Issuing Lender in its sole judgment deems material (including, without limitation, such Issuing Lender's cost of taking action in anticipation of the effectiveness of any event referred to above in order to enable such Issuing Lender to be in compliance therewith upon effectiveness), then and in any such case:

               (x) such Issuing Lender shall promptly notify the Borrowers and the Agent in writing of the happening of such event;

               (y) such Issuing Lender shall promptly deliver to the Borrowers and the Agent a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on such Issuing Lender or the request, directive or requirement with which it has complied, together with the date thereof and the amount of such increased cost, reduction or payment; and

               (z) the Borrowers shall pay to such Issuing Lender, upon demand, after delivery of the notice referred to in clause (x) above, such amount or amounts as will compensate for such additional cost, reduction or payment, to the extent permitted by law.

     A certificate delivered by a Issuing Lender pursuant to clause (y) above as to the additional amounts payable pursuant to this paragraph shall, in the absence of manifest error, be conclusive evidence of the amount thereof. Each Issuing Lender agrees to use reasonable efforts to avoid or minimize the payment by the Borrowers of any additional amounts under this (S)3.6, including, without limitation, by the designation of another branch or Affiliate of such Issuing Lender from which such Issuing Lender could issue Letters of Credit as long as such designation is not disadvantageous to such Issuing Lender as reasonably determined by it. The protection of this
     (S)3.6 shall be available to each Issuing Lender regardless of any possible contention of invalidity or inapplicability of the applicable Change of Laws.

     3.7. Payment of Drafts. Delivery to the Agent, any Issuing Lender or their
          -----------------
     correspondents of any documents purporting to comply with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness, and sufficiency thereof and of the good faith and proper performance of the shippers, drawers and/or users of any Letter of Credit, their agents and assignees, and the Agent, such Issuing Lender and their correspondents may rely and act thereon without liability or responsibility with respect thereto or with respect to the correctness or condition of any shipment of merchandise to which the same may relate. Upon receipt by the Agent or Issuing Lender of written approval thereof from the applicable Borrower, the Agent or any such Issuing Lender, as the case may be, may (but shall not be required to) accept or pay overdrafts or irregular drafts or drafts with irregular documents attached or with respect to which property has been substituted or time limits have been extended, and no such acceptance or payment shall impair any rights of the Agent or Issuing Lender under this Agreement. In case of any variation between the documents called for by any Letter of Credit and the documents accepted by the Agent, Issuing Lender or their correspondents, the applicable Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Agent, such Issuing Lender or such correspondents relating to such documents and to have ratified and approved such action as having been taken on the direction of the applicable Borrower unless the applicable Borrower within ten Business Days of the receipt of such documents or acquisition of knowledge of such variation files an objection with the Agent or Issuing Lender in writing. No Issuing Lender (nor the Agent) shall be liable for any delay in giving, or failing to give, notice of the arrival of any goods or any other notice, or for any error, neglect or default of any of its correspondents or any shipper, carrier, bailee or insurer; nor shall any Issuing Lender (or the Agent) be responsible for the non-fulfillment of any requirement of any Letter of Credit that (i) drafts bear appropriate reference to any Letter of Credit,
     (ii) the amount of any draft be noted on the reverse of any Letter of Credit, (iii) any Letter of Credit be surrendered or taken up or (iv) documents be forwarded apart from any drafts, and the Agent, each Issuing Lender and their correspondents may, if they see fit, waive any such requirements.

     3.8. Issuing Lender's Actions. Any Letter of Credit may, in the discretion
          ------------------------
     of the Issuing Lender thereof or such Issuing Lender's correspondents, be interpreted by it or any such correspondent (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication No. 500 and with respect to standby Letters of Credit, Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 8, 1998), each as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. An Issuing Lender and its correspondents may accept and act upon the name, signature or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy or other legal representative of any party designated in any Letter of Credit issued by such Issuing Lender in the place of the name, signature or act of such party.

                SECTION 4.  GUARANTIES; LIMITATION OF LIABILITY

     4.1. Guaranties. On or prior to the Closing Date, each Guarantor in
          ---------
     existence on the Closing Date shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibits 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e), as applicable (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Guaranty"), of all Lender Debt except as otherwise provided in provided in
     (S)4.3 hereof.

     4.2. Future Subsidiaries. Upon the formation or acquisition (in whole or in
          -------------------
     part), after the Closing Date, of any Subsidiary of any Credit Party (which Subsidiary would constitute a Guarantor under the definition of that term), such Subsidiary shall execute and deliver a Guaranty, substantially in the form of Exhibits 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e), as applicable (except that such Subsidiary shall be the guarantor thereunder and except if such Subsidiary is organized under the laws of a jurisdiction other than those reflected in the Exhibits, such Guaranty shall be amended to avoid a breach of any local civil code in the jurisdiction of organization of such Subsidiary). Nothing contained in this (S) 4.2 shall permit any Credit Party to form or acquire any Subsidiary which is otherwise prohibited by this Agreement.

     4.3. Limitation of Liability. Notwithstanding anything to the contrary
          -----------------------
     herein contained, (a) the liability of each UK Borrower shall be limited to the UK Lender Debt, (b) the liability of each European Borrower shall be limited to the European Lender Debt and the UK Lender Debt, and (c) the liability of each CFC which is a Guarantor hereunder of Lender Debt of the Domestic Borrower shall be limited in order that the transactions described in this subsection do not result in any Adverse Consequences.

                  SECTION 5.  REPRESENTATIONS AND WARRANTIES


          Each of the Credit Parties hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed to be incorporated in each Borrower's Certificate submitted to the Agent pursuant to (S) 2.5 hereof, and shall be deemed repeated and confirmed (except as otherwise specified in a Written Notice by the Borrower in connection with any borrowing or Letter of Credit) with respect to, and as of the date of, each borrowing and each issuance of a Letter of Credit hereunder and each notice thereof, provided, that any representation and warranty which is made as of a specified date shall be deemed repeated as of such date):

     5.1. Corporate Status. (a) Each Credit Party is a duly organized and
          ----------------
     validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

            (b) Each Credit Party is qualified as a foreign or extra-provincial corporation, a partnership, or limited liability company and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Parent and its Subsidiaries.

             (c) The capital stock of each Credit Party (other than the Parent) is owned as set forth on Schedule 5.1(c) hereto.

             (d) None of the Credit Parties has any Subsidiaries except as set forth on Schedule 5.1(d) hereto, which Schedule 5.1(d) correctly sets forth the name of each such Subsidiary and its jurisdiction of incorporation.

     5.2. Power and Authority. Each of the Credit Parties has the power and
          ------------------
     authority to execute, deliver and perform the terms and provisions of this Agreement, the other Loan Documents and all other documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and all instruments and documents delivered by it pursuant thereto and hereto, and each of the Credit Parties has duly taken or caused to be duly taken all necessary corporate or other action (including, without limitation, the obtaining of any consent of stockholders required by law or its certificate of incorporation or by-
     laws), to authorize the execution, delivery and performance of this Agreement, each other Loan Document and all other instruments and documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and the instruments and documents delivered by it pursuant thereto and hereto. Each of this Agreement, the other Loan Documents and each of the other instruments and documents executed and delivered by any of the Credit Parties pursuant hereto, thereto or in respect of any component of this transaction to which it is a party constitute a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     5.3. No Violation of Agreements. (a) None of the Credit Parties is in
          --------------------------
     violation of any provision of its certificate or articles of incorporation or formation, applicable shareholder agreements, or other organizational documents, as the case may be, or its by-laws or is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which any of them may be bound, except for defaults which are not reasonably expected to have a Materially Adverse Effect on the Parent and its Subsidiaries.

             (b) Neither the execution, delivery and performance of this Agreement, the other Loan Documents or any of the instruments and documents to be delivered pursuant hereto, thereto or in respect of any component of this transaction, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof, will violate any provision of the certificate of incorporation, applicable shareholder agreements or by-laws of any Credit Party or any law or regulation, or any judgment, order, direction, or decree of any court or governmental instrumentality, or will (i) conflict with, or result in the breach of, or constitute a default under, or any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which any of them or their respective properties may be bound, or (ii) result in the creation or imposition of any Lien upon any property of any Credit Party.

     5.4. No Litigation. (a) Except as set forth in Schedule 5.4(a) hereto,
          -------------
     there are no actions, suits or proceedings pending or, to the best knowledge of the Parent or the Borrowers, threatened against any of the Credit Parties or any of their respective Affiliates and Subsidiaries before any court, arbitrator or Governmental Body which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents or the documents, instruments and documents executed or delivered in connection herewith, therewith or related thereto or any component of this transaction, or which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

             (b) No Credit Party or any Subsidiary thereof is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or Governmental Body having jurisdiction over such Credit Party or Subsidiary, which default could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

             (c) No judgment, order, injunction or other similar governmental restraint with respect to any Credit Party or any Subsidiary thereof exists which prohibits any of the transactions contemplated hereby or in connection herewith.

     5.5. Good Title to Properties; Condition of Assets. (a) Except as disclosed
          ---------------------------------------------
     on Schedule 5.5(a), each Credit Party owns and has good and marketable title to all the properties and assets reflected on its balance sheet and valid leasehold interests in the property it leases, subject to no Liens, except Permitted Liens.

             (b) The tangible assets of each Borrower are serviceable or in good working order, taken as a whole, and suitable for use in accordance with the practices of the Borrower.

     5.6. Financial Statements and Condition. (a) The Agent and each Lender have
          ----------------------------------
     received (i) audited consolidated financial statements of the Parent and its Subsidiaries for the Fiscal Year ending July 31, 2001, and (ii) unaudited consolidated financial statements of the Parent and its Subsidiaries as at and for the fiscal quarter ending October 31, 2001. Such financial statements present fairly in accordance with GAAP (i) the financial position of the Parent and its Subsidiaries as of the date of such balance sheet and (ii) the results of operations of the Parent and its Subsidiaries for such period (except in the case of interim financial statements, for the absence of notes and normal year end adjustments). To the best of the Parent's and the Borrowers' knowledge, (x) neither the Parent nor any Borrower has material direct or indirect contingent liabilities as of such date which are not reserved for in such balance sheet or which in accordance with GAAP would have to be included in footnotes thereto, but have not been so included, and (y) all such financial statements have been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (except in the case of interim financial statements, for the absence of notes and normal year end adjustments).

             (b) To the best of the Parent's and the Borrowers' knowledge, there has been no Material Adverse Change to the Parent and its Subsidiaries since October 31, 2001.

             (c) The Agent and each Lender have received the Parent's forecast dated October 10, 2001 of the future financial performance of the Parent and its Subsidiaries. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made and as of the date hereof, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results. No fact is known on the date hereof to any executive officer of the Parent or any other Credit Party which would have a Material Adverse Effect on the Parent and its Subsidiaries that has not been set forth in the financial statements referred to in this (S) 5.6 or disclosed herein or in the schedules attached hereto or otherwise disclosed to the Agent in writing prior to the Closing Date.

     5.7. Tax Liability. Each of the Credit Parties and their respective
          -------------
     Subsidiaries has filed all income tax returns and all material non-income tax returns which are required to be filed by them pursuant to Applicable Law and, except as otherwise permitted by (S) 6.2 hereof and as set forth in Schedule 5.7, has paid all taxes which have become due pursuant to such returns, and all assessments, reassessments, governmental charges, governmental royalties, penalties, interest and fines claimed against each of the Credit Parties and their Subsidiaries, except for such taxes and other charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained by the Credit Parties. Except as set forth in Schedule 5.7, there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax returns by any of the Credit Parties and their respective Subsidiaries or with respect to the payment of any taxes. There are no actions or proceedings pending by any taxing authority of any jurisdiction to enforce payment of any taxes by any of the Credit Parties and ther respective Subsidiaries, except for those which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained by the Credit Parties.

     5.8.  Governmental Action.  No action of, or filing with, any governmental
           -------------------
     or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement, the Guaranties, the Revolving Notes, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto or pursuant to any component of this transaction, except such as have been made or will be made as contemplated by such agreements.

     5.9.  Disclosure. Neither the schedules hereto, nor the financial
           ----------
     statements referred to in (S) 5.6 hereof, nor the certificates, statements, reports or other documents furnished to any Lender or the Agent by or on behalf of the Credit Parties in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement or any other Loan Document or instruments or documents relating to any component of this transaction contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (in each case, known to any such Credit Party in the case of any document not prepared by it or based on information provided by a person which is not a Credit Party) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     5.10. Regulation U. None of the Credit Parties or any of their respective
           ------------
     Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made hereunder will be used only for the purposes set forth in
     Section 10 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Revolving Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. None of the Credit Parties or any of their respective Subsidiaries or any agent acting in its behalf has taken or will take any action which is reasonably likely to cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any applicable state or provincial securities laws.

     5.11. Investment Company. None of the Credit Parties or any of their
           ------------------
     respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S)(S)80a-1, et seq.). None of the transactions contemplated by this Agreement, the other Loan Documents or any instruments or documents relating to any component of this transaction will violate such Act.

     5.12. Solvency. At the Closing Date, both immediately prior to and after
           --------
     giving effect to this transaction, the Parent and its Subsidiaries taken as a whole, and each Borrower, shall be Solvent.

     5.13. Permits, etc.  Each Credit Party and each Subsidiary thereof
           -------------
     possesses all permits, licenses, approvals and consents of federal, state, and local governments and regulatory authorities required to conduct its business substantially as presently conducted and proposed to be conducted, except to the extent that failure to have any such permit, license, approval or consent could not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

5.14.  Environmental Status.  (a) Except as set forth on Schedule 5.14 hereto or
       --------------------
as would not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, none of the operations of the Credit Parties or any of their respective Subsidiaries is to their knowledge in violation of any Environmental Law or any permit, and none of the Credit Parties, nor any of their respective Subsidiaries, nor any of their respective past or present property or operations are, to their knowledge, under investigation or under review by any Governmental Body with respect to non-compliance therewith or with respect to liability arising from the generation, use, treatment, storage or release of any Hazardous Material.

          (b) Except as set forth on Schedule 5.14 hereto, or as would not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, none of the Credit Parties nor any of their respective Subsidiaries has any liability or contingent or otherwise in connection with the past generation, use, treatment, storage, disposal or release of any Hazardous Material.

5.15.  No Financial Assistance.  With respect to the UK Borrowers and Guarantors
       -----------------------
of the UK Lender Debt formed or incorporated under the laws of England and Wales, the prohibition in Section 151 of the Companies Act 1985 in relation to the giving of financial assistance do not apply to borrowings under this Agreement and/or to the giving of guarantees under the Guaranty.

       SECTION 6.  AFFIRMATIVE COVENANTS

       Each of the Borrowers and the Parent hereby covenants and agrees that, so long as any Revolving Loan or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or any Lender has any Commitment hereunder, unless specifically waived by the Majority Lenders in writing:

6.1. Financial Statements and Other Information. The Credit Parties shall furnish or cause to be furnished to the Agent:

          (a) as soon as practicable and in any event within forty-five (45) days after the close of each of the quarters of each Fiscal Year of the Parent (other than the quarter which corresponds to the Fiscal Year end):

               (i) balance sheet of the Parent and its Subsidiaries on a consolidated basis;

               (ii) statement of income of the Parent and its Subsidiaries on a consolidated basis; and

               (iii) statement of cash flows of the Parent and its Subsidiaries on a consolidated basis,

as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such quarter just closed and for the period commencing at the end of the previous quarter and ending with such quarter just closed, setting forth for each such period in comparative form (x) the corresponding figures for the applicable quarter and year to date of the preceding Fiscal Year, and (y) the budget of the Parent and its Subsidiaries on a consolidated basis, for such quarter and year to date previously delivered under (S)6.1(i) hereof, all in reasonable detail and certified on behalf of the Parent by the chief executive or financial officer of the Parent to have been prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments and normal management reporting practices which do not materially misstate the financial positions of such Persons.

          (b) as soon as practicable and in any event within ninety (90) days after the close of each Fiscal Year of the Parent an audited consolidated:

               (i)    balance sheet of the Parent and its Subsidiaries;

               (ii)   statement of income of the Parent and its Subsidiaries;
     and

               (iii) statement of cash flows of the Parent and the Subsidiaries,

as at the end of and for the Fiscal Year just closed, setting forth in comparative form (x) the corresponding figures for the preceding Fiscal Year, and (y) for Fiscal Year 2002, the October 10, 2001 forecast and for each Fiscal Year thereafter, the budget of the Parent and its Subsidiaries for such Fiscal Year previously delivered under (S)6.1(i) hereof, all in reasonable detail and (except as to forecasts and budgets and comparisons with forecasts and budgets) certified (without any qualification or exception deemed material by the Agent) by independent public accountants selected by the Parent and satisfactory to the Agent; and concurrently with such financial statements, a written statement signed by such independent accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Default or Event of Default, or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Default or Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly, or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, and (y) setting forth calculations of such auditors as to the compliance with all the covenants contained in (S)6.15 hereof;

          (c) promptly (and in any event within 10 days) upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Parent by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

          (d) promptly (and in any event within 10 days) upon the issuance thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms), and all reports, notices or statements sent or received by the Parent to or from the holders of any equity interests generally of the Parent;

          (e) concurrently with the delivery of the financial statements required to be furnished by (S)6.1(a) or (S)6.1(b) hereof, a certificate signed on behalf of the Parent by the chief executive or financial officer of the Parent (x) stating that a review of the activities of the Parent and its Subsidiaries on a consolidated basis during such fiscal quarter or Fiscal Year, as the case may be, has been made under the direct or indirect supervision of such officer with a view to determining whether the Parent and its Subsidiaries observed, performed and fulfilled all of their obligations under each Loan Document to which it is a party, and (y) demonstrating, in a format satisfactory to the Agent, the compliance by the Parent and its Subsidiaries with the covenants contained in (S)6.15 hereof and stating that there existed during such fiscal quarter or Fiscal Year no Default, or Event of Default or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Credit Parties and their respective Subsidiaries propose to take, or has taken, with respect thereto;

          (f) promptly upon becoming aware of the occurrence of any Event of Default, a certificate signed on behalf of the Parent by the chief executive or financial officer of the Parent, specifying the nature thereof and the action the Parent or the applicable Credit Party proposes to take or has taken with respect thereto;

          (g) promptly (and in any event within 30 days) upon the commencement thereof, Written Notice of any litigation, including arbitrations, and of any proceedings before any Governmental Body which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries;

          (h) with reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or any of its Subsidiaries as any Lender may from time to time reasonably request;

          (i) not later than sixty (60) days after the commencement of each Fiscal Year of the Parent beginning with the Fiscal Year commencing August 1, 2002, an annual plan for the Parent and its Subsidiaries on a consolidated basis for the immediately succeeding Fiscal Year, indicating balance sheet and statements of cash flow and income on a quarterly basis; in all instances, in form, scope and substance reasonably satisfactory to the Agent;

          (j)  with reasonable promptness (but in any event within ten Business
Days), the name, capital structure and jurisdiction of incorporation or formation of any newly formed or acquired Subsidiary, which information shall be deemed to amend and update Schedule 5.1(c) and (d); and

          (k)  with reasonable promptness (but in any event within ten Business
Days), Written Notice of any change of name of any of the Credit Parties.

6.2.  Taxes and Claims.  Except as set forth on Schedule 5.7, the Parent shall,
      ----------------
and shall cause each of its Subsidiaries, to, pay and discharge (a) all taxes, assessments and governmental charges upon or against the Parent or any of its Subsidiaries or their properties or assets prior to the date on which penalties attach thereto and (b) all lawful claims when due (except to the extent that (i) any such taxes, assessments, governmental charges or claims are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of the Parent or any of its Subsidiaries, and (ii) no Liens arising from the non-payment thereof will attach to any of such assets), whether for labor, materials, supplies, services or anything else (unless bonded in a manner reasonably acceptable to the Agent).

6.3.  Insurance.  (a) The Parent shall, and shall cause each of its Subsidiaries
      ---------
to, (i) keep all their properties adequately insured at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agent, against loss or damage by fire and other hazards as well as maintain business interruption insurance (the coverage of which shall cover at least 12 successive months of business interruption); (ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agent, against liability on account of damage to Persons and property and under all applicable workers' compensation laws; and (iii) maintain adequate insurance covering such other risks as the Agent may reasonably request.

          (b) The Parent shall, and shall cause each of its Subsidiaries to, from time to time upon the reasonable request of the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance reasonably satisfactory to the Agent, of the maintenance of all insurance required to be maintained by this (S)6.3, including, but not limited to, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

6.4.  Books and Reserves.  The Parent shall, and shall cause each of its
      ------------------
Subsidiaries, to maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with sound business practices to permit preparation of financial statements in conformance with GAAP.

6.5.  Properties in Good Condition.  The Parent shall, and shall cause each of
      ----------------------------
its Subsidiaries to, keep, and shall cause each of its Subsidiaries to keep, its properties in good repair, working order and condition, ordinary wear and tear excepted, in accordance with prudent operating procedures and, as to equipment of each Borrower, in accordance with the operating manuals relating thereto and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

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

6.6.   Maintenance of Existence.  The Parent shall preserve and maintain, and
       ------------------------
shall cause each of its Subsidiaries, to preserve and maintain, its statutory existence, and material rights, franchises and licenses, except as otherwise permitted in this Agreement; provided that any Subsidiary that does not have any
                             -------------
material assets may be dissolved.

6.7.   Inspection by the Agent and the Lenders.  The Parent shall allow, and
       ---------------------------------------
shall cause each of its Subsidiaries to allow, any representative of any Lender or of the Agent to visit and inspect any of its properties, to examine its books of account and other records and files, to make copies thereof and to discuss its affairs, operations, business, finances and accounts with its officers and employees and independent accountants (and the Parent and the Borrowers hereby irrevocably authorize their independent accountants (including, without limitation, in connection with environmental compliance, hazard or liability) to discuss with the Agent and the Lenders the financial affairs of the Parent and its Subsidiaries), all at such reasonable times during normal business hours at such times and as often as the Lenders or the Agent may reasonably request. If such inspection is requested while a Default or Event of Default is continuing, it shall be at the expense of the Borrowers; if such inspection is requested when no Default or Event of Default is continuing, the first inspection requested by the Agent under this (S)6.7 during any Fiscal Year shall be at the expense of the Borrowers and any subsequent inspections during such Fiscal Year shall be at the expense of the requesting party.

6.8.   Pay Indebtedness to Lenders and Perform Other Covenants.  The Borrowers
       -------------------------------------------------------
shall (a) make full and timely payment of all payments required to be made in respect of the Lender Debt, including without limitation, the Revolving Loans, whether now existing or hereafter arising, and (b) strictly comply, and cause each of its Subsidiaries, to strictly comply, with all the terms and covenants contained in such Loan Document to which it is a party, all at the times and places and in the manner set forth therein.

6.9.   Notice of Default.  The Parent shall promptly, and shall cause each of
       -----------------
its Subsidiaries to promptly (and in any event within five days), notify the Agent in writing after becoming aware of any Default or Event of Default, or a default under any other agreement in respect of Indebtedness for Borrowed Money in excess of $500,000 (or the Dollar Equivalent thereof) to which the Parent or any of its Subsidiaries is a party, in each case describing the nature thereof and the action proposed to be taken with respect thereto.

6.10.  Reporting of Misrepresentations.  In the event that the Parent or any of
       -------------------------------
its Subsidiaries discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, then the Parent shall promptly report the same to the Agent and take, or cause to be taken, all available steps to correct such misrepresentations or breach of warranty.

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

6.11.  Compliance with Laws.  The Parent shall comply, and shall cause each of
       --------------------
its Subsidiaries to comply with all Applicable Laws, rules, regulations and orders, except where non-compliance is not reasonably likely to have a Material Adverse Effect, and the Parent shall duly observe, and shall cause each of its Subsidiaries to duly observe, in all material respects, all requirements of applicable governmental authorities and all applicable statutes, rules and regulations, including, without limitation, all applicable statutes, rules and regulations relating to public and employee health and safety.

6.12.  ERISA.  (a) The Parent shall pay and discharge, and shall cause each
       -----
Credit Party to pay and discharge, when due any liability imposed upon it pursuant to the provisions of ERISA and any other pension or employee benefit plan in accordance with Applicable Law.

          (b) The Credit Parties shall furnish the Agent promptly with Written Notice of the occurrence of any event or circumstance with respect to an Employee Plan, a Multiemployer Plan or any other pension or employee benefit plan which could reasonably be expected to have a Material Adverse Effect with respect to the Parent or any of its Subsidiaries.

6.13.  Further Assurances.  The Parent shall, and shall cause each of its
       ------------------
Subsidiaries to, at its cost and expense, upon the reasonable request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

6.14.  Environmental Matters.  The Parent shall comply, and cause each of its
       ---------------------
Subsidiaries to comply, in all material respects, with the provisions of all Environmental Laws and all permits, licenses, and approvals, except where non-compliance is not reasonably likely to have a Material Adverse Effect, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Parent shall not cause or suffer or permit, and shall not suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Parent or any of its Subsidiaries, to be used for the treatment, transporting, storage, recycling or disposal of any waste or discarded material or any Hazardous Material, except in the ordinary course of its or their business or businesses and in compliance with Environmental Law, except where non-compliance is not reasonably likely to have a Material Adverse Effect and except for those conditions currently existing and as disclosed on Schedule 6.14 hereto.

6.15.  Financial Covenants.  The Parent covenants and agrees that:

          (a)  Minimum Net Worth.  The Net Worth of the Parent and its
               -----------------
Subsidiaries, on a consolidated basis, at all times shall be not less than (i) the sum of $300,000,000, plus (ii) fifty percent (50%) of the consolidated Net Income of the Parent and its Subsidiaries from and after August 1, 2001, plus
(iii) eighty-five percent (85%) of the Net Proceeds from issuance of equity securities by the Parent after the Closing Date.

          (b)  Leverage Ratio.  The Leverage Ratio of the Parent and its
               --------------
Subsidiaries on a consolidated basis, as of the last day of each of the fiscal quarters of the Parent (i.e. January, April, July, and October), tested on a rolling four quarter basis for the four quarters most recently ended, shall not be more than 2.75:1.00.

          (c)  Fixed Charge Ratio.  The Fixed Charge Ratio of the Parent and its
               ------------------
Subsidiaries on a consolidated basis, as of the last day of each of the fiscal quarters of the Parent (i.e., January, April, July and October), tested on a rolling four quarter basis for the four quarters most recently ended, shall not be less than 1.25:1.0.

6.16.  Ownership of the Borrower.

          (a) The Parent shall at all times own and control all of the issued and outstanding capital stock of the Domestic Borrower.

          (b) The Parent shall at all times own and control (directly or indirectly) all of the issued and outstanding capital stock of NORDX/CDT, the Foreign Borrowers and all Guarantors.

6.17.  Letter to Auditors.  The Parent shall at all times keep in full force
       ------------------
and effect a letter to its auditors authorizing such auditors (i) to disclose information of any kind that such auditors may have with respect to the business, operations, performance, properties or prospects of the Parent and its Subsidiaries, and (ii) to discuss any matter relating to financial performance with the Agent and the Lenders and comply with any reasonable request for information requested by the Agent and the Lenders relating to the Parent and its Subsidiaries.

       SECTION 7.  NEGATIVE COVENANTS

       The Parent covenants and agrees that, so long as any Revolving Loans or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or any Lender has any Commitment hereunder, it shall not, and shall not suffer or permit any of the other Credit Parties to, without the prior written consent of the Majority Lenders:

7.1. Liens.  Create, incur, assume or suffer to exist any Lien upon any of its
     -----
property or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, or other title retention agreements, other than the following (collectively, "Permitted Liens"):

          (a)  Liens in favor of the Agent or the Lenders;

          (b)  (i)    Liens arising out of judgments or awards (other than any
judgment described in (S)11.1(h) hereof) in respect of which any Credit Party shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

               (ii) Liens for taxes, assessments or governmental charges or levies (excluding any Liens under any Environmental Laws or with respect to Hazardous Materials), provided, that payment thereof shall not at the time be required in accordance with the provisions of (S)6.2 hereof;

               (iii) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations surety, stay or appeal bonds, or other similar obligations, each arising in the ordinary course of business;

               (iv) mechanics', construction, workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due or are being contested by appropriate proceedings in accordance with and conforming to the requirements of (S)6.2 hereof, or other form of security satisfactory to the Agent, or deposits or pledges to obtain the release of any such Liens;

               (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of any Credit Party or the value of such property for the purpose of such business; and

               (vi) rights of offset and similar banker's rights in respect of deposit accounts incurred in the ordinary course of business;

          (c) existing Liens set forth in Schedule 7.1(c) hereto and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

          (d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) upon any fixed or capital assets hereafter acquired, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) any such Lien does not extend to cover any other asset of any Credit Party, and (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases) and interest thereon only;

          (e) Title retention arrangements with suppliers of any UK Borrower and/or any European Borrower in the ordinary course of business on terms usual and customary with suppliers to such Persons.

          (f) Liens existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by a Credit Party (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets); and

          (g) other Liens securing Indebtedness and other obligations which, when aggregated with the Liens described in (S)(S) 7.1(d) and 7.1(f), do not exceed $25,000,000 at any one time outstanding.

7.2. Indebtedness.  Create, incur, assume or suffer to exist, contingently or
     ------------
otherwise, any Indebtedness, other than the following (collectively, "Permitted Indebtedness")(as long as no Default or Event of Default would otherwise arise as a result thereof):

          (a)  Indebtedness under the Loan Documents;

          (b) Indebtedness (not overdue) secured by Liens permitted by (S) 7.1(d) hereof;

          (c) Indebtedness for Borrowed Money and Contingent Obligations set forth on Schedule 7.2(c) hereof (and extensions, renewals or refinancings (but not increases) thereof);

          (d) Subject to the provisions of (S)7.3 hereof, intercompany Indebtedness among the Parent and its Subsidiaries or among such Subsidiaries;

          (e)  Guaranties permitted pursuant to (S)7.3 hereof;

          (f) Purchase money Indebtedness hereafter incurred by the Parent or any Borrower to the seller of the capital stock, limited liability company interests, or assets of any Person in connection with a Permitted Acquisition;

          (g) Indebtedness existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by a Credit Party or a Holding Company (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets);

          (h) Convertible Debt in an amount not to exceed $200,000,000 in the aggregate;

          (i) Indebtedness of NORDX/CDT under the CAN Loan Agreement, not to exceed $65,000,000; and

          (j) Other Indebtedness not in excess of $25,000,000 in the aggregate at any time outstanding.

7.3. Investments.  Lend or advance money or credit to any Person, or invest in
     -----------
(by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person (each of the foregoing, an "Investment"), or agree to do any of the foregoing, or permit or suffer to permit any of its Subsidiaries to do so, other than the following (as long as no Default or Event of Default would otherwise arise as a result thereof):

          (a) endorsement of negotiable instruments for deposits or collection in the ordinary course of business;

          (b) (i) Investments in securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof (or, with respect to CFC's indebtedness insured by the sovereign government where that CFC is located) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of (x) any Lender or (y) any other commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (iv) below, (iii) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above (provided, that the underlying securities of the type described in clause (i) may have maturities of more than six months from the date of acquisition) entered into with any Lender or any other bank meeting the qualifications specified in clause (ii) above or with securities dealers of recognized national standing, provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examinations Counsel Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985, and provided, further, that possession or control of the underlying securities is established as provided in such Supervisory Policy, (iv) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Standard & Poor's Corporation and P-1 or the equivalent thereof by Moody's Investors Service, Inc. (or an equivalent European rating) and in either case maturing within six months after the date of its acquisition; and (v) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $500,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of its two highest rating categories assigned by such agencies for obligations of such nature.

          (c) Investments representing stock or obligations issued to the Parent or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

          (d)  Existing Investments described on Schedule 7.3(d) hereof;

          (e) Investments hereafter made by the Parent and its Subsidiaries in any other Credit Party or by any Person which is not a Credit Party in any other Person which is also not a Credit Party;

          (f) Guaranties hereafter made by the Parent or the Domestic Borrower of Indebtedness of NORDX/CDT under the CAN Loan Agreement in an amount not to exceed $65,000,000 at any one time outstanding;

          (g)  Investments in connection with Permitted Acquisitions pursuant to
(S)7.13 hereof;

          (h) Guaranties hereafter made by the Parent or the Domestic Borrower of Indebtedness of any CFC (in addition to those described in (S)(S)7.3(e) and 7.3(f) hereof) in an amount not to exceed $50,000,000 at any one time outstanding;

          (i) Guaranties hereafter made by the Parent or any Credit Party of purchase money Indebtedness owing to the seller of the capital stock, limited liability company or partnership interests, or assets of any Person in connection with a Permitted Acquisition;

          (j) Investments hereafter made by the Parent, the Domestic Borrower, or any Domestic Subsidiary in any CFC (in addition to those described in (S)(S)7.3(e), (f), (h), (i) and (n)) in an amount not to exceed $30,000,000 at any one time outstanding;

          (k) Investments of an Acquired Person existing at the time such Person is so acquired by a Credit Party;

          (l)  Guaranties of the Lender Debt made pursuant to the Loan
Documents;

          (m) Guaranties by the Parent or the Domestic Borrower of operational obligations of any of its Subsidiaries incurred in the ordinary course of business other than Indebtedness for Borrowed Money;

          (n) Investments hereafter made by the Parent, the Domestic Borrower, or any Domestic Subsidiary in NORDX/CDT (in addition to those described in (S)(S)7.3, (f), (h), (i) and (j), above) in an amount not to exceed $15,000,000 at any one time outstanding

          (o) Other Investments not in excess of $10,000,000 in the aggregate at any time outstanding.

7.4. Merger, Sale of, Dissolution, Etc.

          (a) Enter into any arrangement, directly or indirectly, whereby any Credit Party shall sell or transfer any property owned by it in order to lease such property or lease other property that the Credit Parties intend to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Agent.

          (b) Enter into any transaction of merger or consolidation, acquire all or a substantial portion of the assets of any Person or transfer, sell, assign, lease, or otherwise dispose of all or any part of its properties or assets, or any stock or Indebtedness for Borrowed Money of any Credit Party or issue or sell any of its equity interests in any rights, warrants or options to acquire such, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

          (i) asset sales (of property other than inventory) not exceeding $5,000,000 in any Fiscal Year in the aggregate book value, in the ordinary course of business of the Credit Parties;

          (ii) asset sales or other dispositions by the Credit Parties of worn out or obsolete property (including motor vehicles and inventory) in the ordinary course of business, or assets otherwise no longer required or useful for the conduct of business;

          (iii) sales by the Credit Parties of inventory in the ordinary course of business;

          (iv) licenses of intellectual property in the ordinary course of business;

          (v) the issuance of common equity of the Parent (but in no event in an amount that would result in a Change of Control);

          (vi) the exchange of assets of the Credit Parties with any third-party for like-kind assets of equal or greater value;

          (vii) the merger of any Domestic Subsidiary into another Domestic Subsidiary;

          (viii) the merger of any Subsidiary that is a CFC into another Subsidiary that is a CFC;

          (ix)   mergers and acquisitions permitted pursuant to (S) 7.13 hereof;
and

          (x) the dissolution of any Subsidiaries not owning any material assets.

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

7.5. Dividends, Redemptions and Other Payments. (a) Declare or pay, or suffer or
     -----------------------------------------
permit any of their respective Subsidiaries to declare or pay, any cash distributions in respect of any shares of capital stock of any class in the Parent or any Borrower or any of their respective Subsidiaries, or declare or pay any cash dividends on any shares of capital stock of any class of any of their respective Subsidiaries, in any cash now or hereafter outstanding, or purchase, redeem, cancel or acquire any shares of capital stock of any class in the Parent, any Borrower or any of their respective Subsidiaries, or any capital stock of any of their respective Subsidiaries or any option, warrant, or other right to acquire such capital stock, or apply or set apart any of its assets therefor, or make any distribution (by reduction of capital or otherwise) in respect of any such shares of capital or any such option, warrant or other right, other than (i) dividends paid or distributed by any Subsidiary to its direct parent and contemporaneously therewith, to any minority shareholders of such Subsidiary, (ii) purchases of minority interests in Subsidiaries of any Credit Party held by any other Person, (iii) so long as no Default or Event of Default is continuing or would arise as a result thereof, repurchases of common stock or options for common stock in a Credit Party from former or terminating employees, officers or directors of the Parent and its Subsidiaries in an aggregate amount not to exceed $5,000,000 for any Fiscal Year, (iv) so long as no Default or Event of Default is continuing or would arise as a result thereof, repurchases of common stock of the Parent in an aggregate amount not to exceed $20,000,000; and (v) so long as no Default or Event of Default is continuing or would arise as a result thereof, other dividends and/or repurchases of common stock of the Parent which do not exceed in the aggregate twenty-five percent (25%) of the consolidated Net Income of the Parent and its Subsidiaries for the immediately preceding four fiscal quarters.

7.6. Subsidiaries. Form, acquire, or caused to be formed a Subsidiary unless and
     ------------
until any such Subsidiary enters into a guaranty in accordance with the terms of, and to the extent required by, (S)4.2 hereof.

7.7. Transactions with Affiliates. Except as expressly permitted pursuant to
     ----------------------------
ordinary course repatriation agreements among Affiliates and approved in writing by the Agent, enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the hiring or rendering of any service, with any Affiliate of the Parent or any of its Subsidiaries, except for (a) any transaction which is in the ordinary course of its business, and which transaction is upon fair and reasonable terms no less favorable to it than it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Parent or any of its Subsidiaries; and (b) subject to the provisions of this Agreement, transactions between the Credit Parties; and (c) those transactions described in Schedule 7.7(c) hereof.

7.8. Noncompliance with ERISA. Undertake or cause to be undertaken any action or
     ------------------------
permit any condition to exist with respect to any Employee Plan, Multiemployer Plan or any other pension or employee benefit plan which could reasonably be expected to have a Material Adverse Effect with respect to any of the Credit Parties.

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

7.9. Amendments and Modifications. (a) Directly or indirectly, amend, modify,
     ----------------------------
supplement, waive compliance with, seek or grant a waiver under, or assent to non-compliance with the CAN Loan Agreement or any other instrument, document or agreement entered into in connection therewith.

          (b) Directly or indirectly, amend, modify, supplement, waive compliance with, seek or grant a waiver under, or assent to non-compliance with any instrument, document or agreement evidencing, creating, guaranteeing or governing Indebtedness for Borrowed Money permitted under (S)7.2 hereof or entered into in connection therewith (other than under the CAN Loan Agreement), if such amendments, modifications, supplements, waivers, or consents could reasonably be expected to adversely impact the ability of the Credit Parties to perform all of their obligations under the Loan Documents.

          (c) Directly or indirectly, amend, modify, supplement, waive compliance with, seek or grant a waiver under, or assent to noncompliance with: any material term of the articles of incorporation or by-laws of any Credit Party; provided, however, that the Parent may effectuate such amendments, so long as such proposed changes do not adversely impact the ability of the Parent or any Credit Party to fulfill their respective obligations under the Loan Documents.

7.10.  Fiscal Year. Change the Fiscal Year of the Parent or the Borrowers or any
       -----------
of their Subsidiaries, except to conform any Subsidiary's fiscal year to that of Parent's fiscal year.

7.11.  Change of Business. Engage in any business other than the design,
       ------------------
manufacture, and sale of electronic data, communication, switchboard and transmission equipment, cables, other products used to link electronic equipment, network structured wiring systems and components, metal fabricated products, and aluminum castings, other businesses or activities similar or related thereto, and other lines of business consented to by the Agent and the Majority Lenders.

7.12.  Negative Pledges. Except with respect to Convertible Debt permitted
       ----------------
hereunder, permit the Parent or any of its Subsidiaries to enter into or become subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party, to any agreement prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Indebtedness, or any Lien upon any property of any Credit Party, (ii) the sale, disposition or pledge of any asset of any Credit Party, (iii) the incurrence or existence of any Contingent Obligations of any Credit Party, or (iv) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Lender Debt.

7.13.  Permitted Acquisitions. (a) Invest in, purchase stock in or all or a
       ----------------------
substantial part of the assets of properties of any Person, or enter into any exchange of securities with any Person, enter into any transaction, merger or consolidation or acquire all or a substantial portion of the assets of any Person (collectively, an "Acquisition") unless each of the following conditions are satisfied:

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

               (i) The Acquisition is of a business permitted to be conducted by the Borrowers pursuant to (S)7.11 hereof; and

               (ii) After giving effect to the Acquisition, the undrawn portion of the Total Commitments shall be at least $10,000,000; and

               (iii) Prior to and after giving effect to the Acquisition, no Default or Event of Default will exist (including, without limitation, any Default or Event of Default by virtue of the violation of any of the provisions of (S)(S)6.15 (calculated on a pro forma basis), 7.1, 7.2, and
     7.3 hereof)); and

               (iv) The Person making the Acquisition must be either a Credit Party or a Holding Company; and

               (v) The aggregate consideration (exclusive of the value of any common equity of the Parent issued or delivered in connection with Permitted Acquisitions) furnished in connection with Permitted Acquisitions, howsoever classified (whether as Indebtedness, Investment or otherwise) for all Acquisitions in any Fiscal Year, after giving effect to the proposed Acquisition, shall not exceed $25,000,000 (the "Annual Acquisition Cap"), provided that, the aggregate consideration for all
                        -------------
     Acquisitions in any Fiscal Year may exceed the Annual Acquisition Cap (but in no event to exceed $50,000,000 in any fiscal year) if after giving effect to any proposed Acquisition which would exceed the Annual Acquisition Cap, the Leverage Ratio of the Parent and its Subsidiaries, calculated on a pro forma basis acceptable to the Agent, does not exceed 2.00:1.00, and provided further that the consideration paid in connection
                    ---------------------
     with (x) the Acquisitions of up to 100% of Kabelovna Decin Podmokly, a.s. (as long as such consideration does not exceed $37,500,000) and AW Industries, Inc., and (y) the remaining interests in Industria Technica Cavi s.r.l. (as long as such consideration does not exceed $3,000,000), shall not be included in the calculation of the amounts permissible under this clause (v); and

                (vi) Such Acquisition shall have been approved by a majority of the Board of Directors (or the equivalent governing body) of the Person which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law.

(Any Acquisition meeting all of the foregoing criteria being referred to herein is a "Permitted Acquisition").

          (b) Within five (5) Business Days after the consummation of the Permitted Acquisition, the Borrowers shall furnish the Agent and each of the Lenders a copy of all applicable purchase agreements and other information and documentation as may be reasonably requested by the Agent with respect to the Permitted Acquisition.

     SECTION 8. CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT


     The obligation of each Lender to lend its Commitment Percentage of the Revolving Loans to be made on the Closing Date (including, without limitation, the Swingline Lender to make Swingline Loans on the Closing Date) and of the Issuing Lenders to issue any Letter of Credit on the Closing Date is, in each case, subject to fulfillment (or waiver in writing by the Agent) of the following conditions precedent:

8.1. Opinions of Counsel. The Agent shall have received on or before the day of
     -------------------
such initial borrowing, from Kirkland and Ellis, Stikeman Elliot, The DLA Group, Gorrissen Deferspiel Kierkegaard, Lindahl, and Fasselt & Partners, special counsel to the Borrowers, in sufficient copies for each Lender, favorable opinions addressed to the Lenders and the Agent and dated the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Agent.

8.2. Financial Status. The Agent shall have received such financial and other
     ----------------
information as the Agent and the Lenders shall have reasonably requested, including, without limitation, (a) the annual audited financial statements for the Parent and its Subsidiaries for the fiscal year most recently ended, (b) the unaudited financial statements of the Parent and its Subsidiaries for the fiscal quarter most recently ended, and (c) the October 10, 2001 forecast for the period through July 31, 2002 and financial projections for the Parent and its Subsidiaries for the period from August 1, 2002 through July 31, 2004, each of the foregoing to be reasonably satisfactory in form and substance to the Agent and the Majority Lenders.

8.3. No Material Adverse Change. (i) In the judgment of the Agent and the
     --------------------------
Majority Lenders, no Material Adverse Change shall have occurred with respect to the Parent and its Subsidiaries since October 31, 2001 as reflected in the audited financial statements of the Parent and its Subsidiaries as at and for the period ending as of July 31, 2001 and the unaudited financial statements of the Parent as and for the period ending as of October 31, 2001, delivered to the Agent prior to the Closing Date; and (ii) the Agent and the Majority Lenders shall not have become aware of any previously undisclosed materially adverse information with respect to the Parent and its Subsidiaries.

8.4. Qualifications. Each Credit Party shall be duly qualified and in good
     --------------
standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify would not have a Material Adverse Effect on such Credit Party.

8.5. Loan Documents. The Agent (or its counsel) shall have received from each
     --------------
party hereto either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

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

8.6.  Collateral. The Agent shall have received a first perfected security
      ----------
interest in 65% of the issued and outstanding capital stock of NORDX/CDT and Noslo Ltd. as security for the Lender Debt, pursuant to Pledge Agreements in the form annexed hereto as Exhibits 8.6(a) and 8.6(b) and on such other terms and conditions as are acceptable to the Agent.

8.7.  Examination of Books. The Agent shall have been afforded the opportunity
      --------------------
prior to closing, to review the books, records, leases, contracts, pension plans, workers' compensation and retiree health plans, ERISA matters, product liability litigation, insurance coverage and properties of each Borrower, and to perform such other due diligence regarding the Credit Parties and their Subsidiaries as the Agent shall have required, the results of which review and due diligence shall have been reasonably satisfactory to the Agent and its counsel.

8.8.  Corporate Structure. The Agent shall be satisfied in all respects with the
      -------------------
legal structure and capitalization of each of the Credit Parties and their respective Subsidiaries and all documentation relating thereto, including, without limitation, the ownership of assets thereby and the terms and conditions of each charter, by-laws and each class of capital stock of each Credit Party and its Subsidiaries.

8.9.  Fees to Agent and Lenders. All fees and reimbursable expenses payable to
      -------------------------
the Agent or any one or more of the Lenders with respect to the financing hereunder on or prior to the Closing Date shall have been paid (or shall be payable on the Closing Date simultaneously with the first Loan made hereunder) in full in immediately available funds.

8.10. Disbursement Authorization. The Agent shall have received a disbursement
      --------------------------
authorization letter, substantially in the form of Exhibit 8.10 hereto, duly executed and delivered by the Borrowers as to the disbursement on the Closing Date of the proceeds of the initial Revolving Loans.

8.11. Litigation. There shall be (a) no litigation involving any Credit Party
      ----------
which in the reasonable business judgment of the Agent and the Majority Lenders would be reasonably likely to have a Material Adverse Effect on any Credit Party, the ability of the Credit Parties to perform their respective obligations under the Loan Documents, or the ability of any Credit Party to consummate any component of the transactions contemplated hereby, unless the respective Credit Party is in good faith diligently contesting same and has made appropriate reserves against any potential liability in connection with such litigation, and
(b) no judgment, order, injunction or other similar restraint prohibiting any of the transactions contemplated hereby.

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

8.12.  Compliance with Law. The Agent shall be satisfied that (i) each Credit
       -------------------
Party has obtained all material and appropriate authorizations and approvals of all Governmental Bodies required for the due execution, delivery and performance by such Credit Party of each of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by the Agent, and each Lender of their respective rights and remedies under the Loan Documents and (ii) the Revolving Loans as well as all other transactions contemplated hereby, shall be in material compliance with, and shall have obtained all material and appropriate approvals pertaining to, all Applicable Laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material agreement of any of the Credit Parties.

8.13.  Proceedings; Receipt of Documents. All requisite corporate action and
       ---------------------------------
proceedings in connection with the borrowings and the execution and delivery of the Loan Documents, the issuance of the Letters of Credit, and the issuance of the Revolving Notes shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received, on or before Closing Date, all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Agent may have requested in connection therewith, such documents where requested by the Agent to be certified by appropriate corporate Persons or Governmental Bodies.

8.14.  Solvency Certificate. The Agent shall have received a solvency
       --------------------
certificate with respect to each Borrower from an officer of the Parent familiar with the Borrowers' financial condition in form satisfactory to the Agent.

8.15.  No Default or Event of Default. The Agent shall be satisfied that no
       ------------------------------
event which would constitute a Default or Event of Default hereunder then exists.

8.16.  CAN Loan Agreement; Intercreditor Agreement. NORDX/CDT shall have entered
       -------------------------------------------
into the CAN Loan Agreement with the CAN Lender on terms reasonably acceptable to the Lenders and all conditions precedent to the effectiveness of the CAN Loan Agreement shall have been satisfied or waived by the CAN Lender. The Agent and the CAN Lender shall have entered into an intercreditor agreement on terms acceptable to each of them.

8.17.  Repayment of Indebtedness. All Indebtedness of the Parent and its
       -------------------------
Subsidiaries under the Prior Agreement (other than Letters of Credit and bank guaranties set forth on Schedule 3.1 hereto) and all other Indebtedness for Borrowed Money owed by the Parent or any other Credit Party (other than Permitted Indebtedness) shall be paid in full on the Effective Date from the first proceeds of the Revolving Loans.

8.18.  Government Regulations. No material changes in governmental regulations
       ----------------------
or policies affecting the Borrowers, the Guarantors, the Agent, or any Lender shall have occurred.

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

     SECTION 9. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS OF CREDIT

     The obligation of the Lenders to make any Revolving Loan (including, without limitation, the Swingline Lender to make Swingline Loans), and of the Issuing Lenders to issue any Letter of Credit is subject to fulfillment of the following conditions precedent unless waived in writing by the Majority Lenders:

9.1. Borrower's Certificate; Other Conditions. (a) The applicable Borrower shall
     ----------------------------------------
have delivered to the Agent (and, if applicable, a Fronting Bank) a Borrower's Certificate dated the date of a Loan or Letter of Credit, as the case may be.

          (b) (i) All representations and warranties made by each of the Credit Parties contained herein or otherwise made in any Loan Document (including, without limitation, in each Borrower's Certificate), officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Agent or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing or issuance of such Letter of Credit (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date and except as otherwise specified in a Written Notice by the Borrower to the Agent pursuant to (S)12.4 hereof); (ii) on the date of such borrowing or issuance there shall exist no Default or Event of Default;
(iii) if the Borrowers shall be requesting a Letter of Credit, the Agent on behalf of any Issuing Lender shall have (to the extent requested by any such Issuing Lender) received a duly executed and delivered Letter of Credit Agreement with respect thereto; (iv) the Borrowers shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such advance or issuance; and (v) the Agent shall have received such other approvals, opinions or documents the Agent may have reasonably requested.

9.2. Written Notice of Loan. Except as otherwise provided in Section 3 hereof,
     ----------------------
prior to the time of each Loan or the renewal or conversion of any Loan, or portion thereof, the Agent shall have received Written Notice of such Loan or the renewal or conversion of such Loan, or portion thereof, as the case may be, in accordance with Section 2 hereof.

     SECTION 10.USE OF PROCEEDS


     Proceeds of Revolving Loans shall be used to refinance existing Indebtedness of the Credit Parties and for working capital and other general business purposes of the Credit Parties and their Subsidiaries, including to support the issuance of Letters of Credit hereunder (including, without limitation, the CAN Lender Letter of Credit) and to pay for Permitted Acquisition expenditures.

     SECTION 11. DEFAULTS AND REMEDIES


11.1.  Events of Default. If any one or more of the following events (each an
       -----------------
"Event of Default" and collectively, called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Body):

          (a) default shall be made in the due and punctual payment of the principal of any of the Revolving Loans or the reimbursement of any drawings under Letters of Credit, when and as the same shall become due and payable whether pursuant to Section 2 or Section 3 hereof, at maturity, by acceleration or otherwise; or

          (b) default shall be made in the due and punctual payment of any installment of interest on any of the Revolving Loans or any other Lender Debt or of any fee or expense owing to any Lender or the Agent pursuant to any of the Loan Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three (3) Business Days; or

          (c) default shall be made by any Credit Party in the performance or observance of, or shall occur under, any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Loan Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Agent or delivered to the Lenders or the Agent in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in (S)(S) 6.1, 6.3, 6.6, 6.7, 6.9, 6.10, 6.13, 6.15 through 6.17 and Section 7 hereof as to each of which no notice or grace period shall apply, continuance of such default for a period of thirty days (or, in the case where agreements and covenants contained in any Loan Document provide for a grace period that is less than thirty days, continuance of a default for such shorter period) after there has been given Written Notice of such default to any of the Credit Parties by the Agent; or if this Agreement or any other Loan Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Agent; or

          (d) (i) one or more defaults shall occur and be continuing in the payment of any principal, interest or premium with respect to any Indebtedness for Borrowed Money or any obligation which is the substantive equivalent of Indebtedness for Borrowed Money (including, without limitation, obligations under conditional sales contracts, finance leases and the like) of which any Credit Party is principal, guarantor, or other surety, outstanding in a principal amount of at least $1,000,000 (or the Dollar Equivalent thereof) in the aggregate, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Indebtedness for Borrowed Money or obligation (in a principal amount of at least $1,000,000 (or the Dollar Equivalent thereof) in the aggregate) may have been issued, evidenced, created, assumed, guaranteed or secured by any Credit Party and, in the case of either clause
     (i) or (ii) of this (S) 11.1(d), such default shall continue for more than the period of grace, if any, therein specified or any holder of any such Indebtedness for Borrowed Money (or any agent or trustee therefor) shall be entitled to take any action to realize upon any Lien on any property securing same, or (iii) Indebtedness for Borrowed Money or obligation (in a principal amount of at least $1,000,000 (or the Dollar Equivalent thereof) in the aggregate) shall be declared due and payable prior to the stated maturity thereof; or

          (e) any representation, warranty or other statement of fact made or given herein or in any writing, certificate, report or statement at any time furnished by or on behalf of any Credit Party to any Lender or the Agent pursuant to or in connection with this Agreement or any other Loan Document or any document or instrument relating to any component of the transactions contemplated hereby, shall be false or misleading in any material respect when made or given; provided that no Event of Default shall exist hereunder if (i) such representation, warranty, or other statement was furnished or made by an Acquired Person to the Parent or any of its Subsidiaries in connection with a Permitted Acquisition, (ii) the Parent and any of its Subsidiaries did not know or have reason to know that such representation, warranty or other statement was false or misleading when made and (iii) the Parent and/or any of its Subsidiaries had undertaken such due diligence in connection with such Permitted Acquisition as a reasonably prudent Person would have undertaken; or

          (f) any Credit Party shall (i) be unable to pay its debts generally as they become due or commit any other act of bankruptcy; (ii) file a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors generally; (iv) commence or consent to a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a whole or any substantial part of its property; (v) file or consent to a petition, application, or answer seeking reorganization or arrangement or similar relief under the Bankruptcy Code or any other Applicable Law or statute of the United States of America or any state thereof or any other applicable jurisdiction, (vi) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any Credit Party, authorize the filing of any such petition, making of such assignment, winding up, or commencement of such a proceeding, or (vii) with respect to the UK Borrowers and any Guarantors of the UK Lender Debt, in addition to the foregoing, (A) such Person being or being deemed unable to pay its debts within the meaning of section 123 Insolvency Act 1986, (B) a petition for administration of such Person being issued, (C) such Person proposing to its creditors or any class of them a company voluntary arrangement within Part I of the Insolvency Act 1986 or a scheme of arrangement pursuant to Part XIII of the Companies Act 1985, or (D) the issuance of a winding up petition for any such Person; or

          (g) a court of competent jurisdiction shall issue or enter an order, receiving order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the Bankruptcy Code or any other Applicable Law or statute of the United States of America or any state thereof or any other applicable jurisdiction, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition; or

          (h) (i) any judgment remaining unpaid, unstayed or undismissed for a period of 30 days is rendered against any Credit Party which by itself or together with all other such judgments rendered against such Credit Party remaining unpaid, unstayed or undismissed for a period of 30 days, is in excess of $1,000,000 (or the Dollar Equivalent thereof), or (ii) there is any attachment, injunction or execution against any of its properties remaining unstayed or undismissed for a period of 30 days which by itself or together with all other attachments, injunctions and executions against its properties remaining unstayed or undismissed for a period of 30 days is for an amount in excess of $1,000,000 (or the Dollar Equivalent thereof); or

          (i) (A) a Reportable Event shall have occurred with respect to an Employee Benefit Plan;

               (B) any other event or condition shall occur or exist, and in each case in the reasonable opinion of the Majority Lenders, such event or condition, together with all other events or conditions, if any, could subject any Credit Party or any ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries; or

               (C) any event or condition shall occur or exist with respect to any other pension or employee benefit plan that could, in the reasonable opinion of the Majority Lenders, subject the Parent or any of its Subsidiaries to any tax, penalty or other liabilities under any Applicable Law or statute in the aggregate material (as determined by the Majority Lenders) in relation to the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries, or which could reasonably be expected to have a Material Adverse Effect on any Borrower and its Subsidiaries;

          (j)  a Change of Control shall occur; or

          (k) (i) any representation, warranty or other statement of fact made or given in any writing, certificate, report or statement at any time furnished by or on behalf of the Parent, the Domestic Borrower and/or NORDX/CDT to or in connection with, or under. the CAN Loan Agreement or any document or instrument related thereto shall be false or misleading in any material respect when made or given; provided that no Event of Default shall exist hereunder if (A) such representation, warranty, or other statement was furnished or made by an Acquired Person to the Parent or any of its Subsidiaries in connection with a Permitted Acquisition, (B) the Parent and any of its Subsidiaries did not know or have reason to know that such representation, warranty or other statement was false or misleading when made and (C) the Parent and/or any of its Subsidiaries had undertaken such due diligence in connection with such Permitted Acquisition as a reasonably prudent Person would have undertaken; (ii) default shall be made by the Parent, the Domestic Borrower and/or NORDX/CDT in the performance or observance of, or shall occur under any covenant, agreement or provision contained in the CAN Loan Agreement or in any instrument or document related thereto and, except in the case of the agreements and covenants contained in (S)(S)6.1, 6.3, 6.6, 6.7, 6.9, 6.10, 6.13, 6.15 and Section 7 thereof as to each of which no notice or grace period shall apply, continuance of such default for a period of thirty days after there has been given Written Notice of such default to any of the Parent, the Domestic Borrower or NORDX/CDT by the Agent; or (iii) an event of default shall occur and be continuing under the CAN Loan Agreement or under any instruments, documents and agreements related thereto;

     then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing:

               (A) either or both of the following actions may be taken: (i) the Agent may, at its option, or, the Agent shall upon the direction of the Majority Lenders, (x) declare any obligation to lend hereunder (including, without limitation, each Lender's Commitment) terminated, and/or (y) declare any obligation to issue Letters of Credit hereunder terminated, whereupon such obligation to make further Revolving Loans or issue Letters of Credit hereunder shall terminate immediately and
          (ii) the Agent may, at its option, or, the Agent shall, upon the direction of the Majority Lenders, declare any or all of the Lender Debt to be due and payable, and the same, all interest accrued thereon and all other Lender Debt shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Lender Debt to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (f) (other than clause (f)(i)) above or clause (g) above, then the obligation of the Lenders to lend and issue Letters of Credit hereunder (including, without limitation, each Lender's Commitment) shall automatically terminate and any and all of the Lender Debt shall be immediately due and payable without any action by the Agent or any Lender;

               (B) the Agent shall have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' rights hereunder; and any moneys, deposits, balances or other property which may come into any Lender's or the Agent's hands at any time or in any manner, may be retained by such Lender or the Agent and applied to any of the Lender Debt as provided in (S)11.5 hereof.

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

11.2.  Suits for Enforcement. (a) In case any one or more Events of Default
       ---------------------
shall occur and be continuing, the Agent on behalf of the Agent and the Lenders may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Lender Debt or any other legal or equitable right or remedy.

          (b) If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this section called the "First Currency") into any other currency (hereinafter in this section called the "Second Currency"), then the conversion shall be made at the Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and the Borrowers hereby agree to pay such additional amount as may be necessary to ensure that the amount paid on such date in the Second Currency is the amount in said such Second Currency which, when converted at the Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Agent's opening of business on the date of payment, as the amount which was due under this Agreement in the First Currency before such judgment was obtained or made. Any amount due from the Borrowers to the Lenders under the second sentence of this section will be due as separate debt of the Borrowers to the Lenders and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this Agreement. The covenant contained in this section shall survive the payment in full of all of the other obligations of the Borrowers under this Agreement.

11.3.  Rights and Remedies Cumulative. No right or remedy herein conferred upon
       ------------------------------
the Lenders or the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

11.4.  Rights and Remedies Not Waived. No course of dealing between any of the
       ------------------------------
Credit Parties and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lenders or the Agent and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

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

11.5.  Application of Proceeds.

          (a) After the occurrence of an Event of Default and acceleration of the Lender Debt, subject to the provisions of (S)4.3 hereof, the proceeds realized from the Credit Parties and collections from each Guaranty of the Lender Debt shall be applied by the Agent to payment of the Lender Debt in the following order, unless the Lenders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct:

               (i) FIRST, pro rata to each Issuing Lender to reimburse the Issuing Lender for that portion of any payments made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit, failed to pay its pro rata share thereof as required pursuant to
     (S) 3.5 hereof;

               (ii) SECOND, to payment of all costs and expenses of the Agent, the Fronting Banks, and the Lenders incurred in connection with the preservation, collection and enforcement of the Lender Debt or any Guaranties;

               (iii) THIRD, to payment of that portion of the Lender Debt constituting accrued and unpaid interest and fees and indemnities payable under Section 2 hereof, ratably amongst the Agent and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under Section 2 hereof constituting the Lender Debt owing to the Agent or any Lender, as the case may be, at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Section 2 hereof constituting the Lender Debt owing to the Agent and all of the Lenders at such time, until such interest, fees and indemnities shall be paid in full;

               (iv) FOURTH, ratably, to (A) each Lender (or affiliate of a Lender) and to any Fronting Bank to reimburse such Lender (or Affiliate of a Lender) or Fronting Bank for amounts due under any Hedge Agreements to the extent such Hedge Agreements constitute Lender Debt and (B) to payment of the principal of the Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the Borrower), ratably amongst the Lenders in accordance with the proportion which the principal amount of the Lender Debt owing to each such Lender bears to the aggregate principal amount of the Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the Borrower) owing to all of the Lenders until such principal of the Lender Debt shall be paid in full;

               (v) FIFTH, to the extent, with respect to Letters of Credit issued for the account of the Borrower, that the collateral, if any, held by the Agent as security for such Letters of Credit is less than the undrawn amount of the Letters of Credit outstanding at the time of distribution hereunder, to the Agent to be held by the Agent as additional collateral therefor;

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

                    (vi) SIXTH, to the payment of all other Lender Debt, ratably amongst the Lenders in accordance with the proportion which the amount of such other Lender Debt owing to each such Lender bears to the aggregate principal amount of such other Lender Debt owing to all of the Lenders until such other Lender Debt shall be paid in full;

                    (vii) SEVENTH, the balance, if any, after all of the Lender Debt has been satisfied, shall be deposited by the Agent in an operating account of the Borrower with any of the Agent designated by the Borrower, or paid over to such other Person or Persons as may be required by law.

               (b) Notwithstanding anything to the contrary contained in (S) 11.5(a) hereof, any amounts realized from or on account of (i) the European Borrowers shall be applied solely to the European Lender Debt; and (ii) the UK Borrowers shall be applied solely to the UK Lender Debt.

               (c)  The Credit Parties acknowledge and agree that, subject to
     (S)4.3 and (S)11.5(b), they shall remain liable to the extent of any deficiency between the amount of the proceeds of any collateral and collections under the Revolving Notes and the Guaranties (to the fullest extent recourse of such Credit Parties under such Revolving Notes and Guaranties) and the aggregate amount of the sums referred to in subparagraph (a), above.

          SECTION 12. MISCELLANEOUS

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

12.1. Collection Costs. Subject to the provisions of (S)4.3 hereof, each of the
      ----------------
Credit Parties shall, jointly and severally, pay all of the reasonable out of pocket costs and expenses of the Agent and/or the Fronting Banks (including, without limitation, attorneys' fees) in connection with the preparation, administration and amendment of the Loan Documents. In addition, subject to the provisions of (S)4.3 hereof, each of the Credit Parties shall, jointly and severally, pay all of the reasonable out of pocket costs and expenses incurred by the Agent, the Fronting Banks, or any Lender (including, without limitation, attorneys' fees) to collect, enforce, protect, maintain, preserve or foreclose their interests with respect to this Agreement, the Revolving Loans, the Revolving Notes, any other Loan Documents, any Lender Debt, or any security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, or to protect the rights of any holder or holders with respect thereto, which amounts shall be part of the Lender Debt, and such Fronting Banks, Lenders or the Agent may take judgment for all such amounts. The reasonable attorney's fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this (S)12.1 shall be payable by the Credit Parties to the Fronting Banks, the Agent or the Lenders, as the case may be, on demand (with interest accruing from two Business Days following the date of such demand) and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; accountants' fees, costs and expenses; fees, costs, and expenses of other experts; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

12.2. Amendment, Modification and Waiver. (a) No amendment, modification or
      ----------------------------------
waiver of any provision of the Loan Documents and no consent by the Agent or the Lenders to any departure therefrom by any of the Credit Parties shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the appropriate Credit Party, the Agent, the Lenders or the Majority Lenders as the case may be (as more fully described below), and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

          (b) No notice to or demand on any of the Credit Parties in any case shall entitle any of the Credit Parties to any other or further notice or demand in similar or other circumstances, except as specifically provided herein.

          (c) Any term or provision of any Loan Document may be amended or modified and the observance of any provision of any Loan Document may be waived with the written consent of the Credit Parties being a party to such Loan Document and the Majority Lenders;

     provided, however, that in addition to the foregoing requirements, no such amendment, modification or waiver shall, without the prior written consent of the Agent, amend, waive or otherwise change any of the rights or obligations of the Agent under any of the Loan Documents; and

     provided, further, that in addition to the foregoing requirements, no such amendment, modification or waiver shall, without the prior written consent of each Fronting Bank affected thereby, amend, waive or otherwise change any of the rights or obligations of the Fronting Banks under any of the Loan Documents; and

     provided, further, that no such amendment, modification or waiver shall, without the prior written consent of all of the Lenders:

               (i) extend the Maturity Date or the due date of any installment of principal of or interest on any Loan or any other amount payable hereunder, or portion thereof, decrease the rate of interest on any Loan, or portion thereof, change the definition of Applicable Margin, or reduce the amount of any principal payable on any Loan, or portion thereof, or reduce the fees payable to the Lenders hereunder or extend the time of payment thereof;

               (ii) amend the terms of any Guaranty or release any such Guaranty;

               (iii) change the Commitment or the Commitment Percentage of any Lender (except in connection with assignments made pursuant to (S)12.16 hereof),

               (iv) modify any provision of this (S)12.2 or any other provision which expressly requires the consent of all Lenders;

               (v)   amend the definition of "Majority Lenders";

               (vi)  amend (S) 11.5 hereof;

               (vii) release any collateral for the Lender Debt;

provided further that no consent of the Lenders to any actions described above shall be required to the extent that this Agreement or the other Loan Documents otherwise expressly provide for, or permit, such action.

12.3. Governing Law. THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE CONSTRUED
      -------------
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (without regard to conflict of laws) unless the terms of any Loan Document, provides otherwise, in which case the said Loan Document shall be construed in accordance with and governed by the laws as provided therein, provided, however, that the Loan Documents which any Fronting Bank may require to be executed by a Foreign Borrower (other than this Agreement) shall, in any event, be governed by and construed in accordance with the laws of the jurisdiction in which the Fronting Bank is conducting business.

12.4. Notices. All notices, requests, demands or other communications provided
      -------
for herein shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been given (a) if by registered or certified mail, return receipt requested, four Business Days following the date when sent, (b) if by overnight courier, when received, (c) if by telecopier, when sent and confirmed, or (d) if personally delivered or delivered by messenger, when receipted for, in each case, addressed to the Parent or the Borrowers or to the Agent or any Lender, at its respective office under its name on the signature pages of this Agreement and to the attention of the Person so designated, or to such Person or address as any party hereto shall designate to the other from time to time in writing forwarded in like manner.

12.5. Fees and Expenses. Whether or not any Revolving Loans or other financial
      -----------------
accommodations are made hereunder, the Borrowers (subject to the provisions of (S)4.3 hereof), shall pay all reasonable expenses paid or incurred by the Agent in connection with the transactions contemplated hereunder including, but not limited to, appraisal fees, title insurance fees, audit fees, recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses (including any applicable taxes) of Messrs. Riemer & Braunstein, LLP, special counsel to the Agent, and all local counsel to the Agent. Such expenses shall also include, without limitation, any out of pocket costs paid or incurred by the Agent in connection with any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement, any other Loan Document or any other instrument or document delivered in connection herewith or therewith, and any consents or approvals provided hereunder or thereafter or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; fees, costs, and expenses of other experts; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

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

12.6.  Stamp or Other Tax. Should any stamp or excise tax become payable in
       ------------------
respect of this Agreement, any Revolving Note, any other Loan Document, the Lender Debt or any modification hereof or thereof, each of the Credit Parties shall pay, the liability of which is joint and several, the same (including interest and penalties, if any) and shall hold the Lenders and the Agent harmless with respect thereto.

12.7.  Waiver of Jury Trial and Setoff. In any litigation in any court with
       -------------------------------
respect to, in connection with, or arising out of this Agreement, any of the Revolving Loans, any of the Revolving Notes or other Loan Documents, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Credit Parties and the Lenders or the Agent, EACH CREDIT PARTY HEREBY, to the fullest extent it may effectively do so, waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable procedural laws, be interposed, pleaded or alleged in any other action and waives any right to special, exemplary, consequential, or punitive damages; and EACH LENDER and EACH CREDIT PARTY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. EACH OF THE CREDIT PARTIES AGREES THAT THIS (S)12.7 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE BORROWERS ANY FINANCIAL ACCOMMODATIONS HEREUNDER IF THIS
(S)12.7 WERE NOT PART OF THIS AGREEMENT.

12.8.  Termination of Agreement. (a) The Agent on behalf of the Lenders shall
       ------------------------
have the right to, upon the direction of the Majority Lenders, terminate this Agreement immediately, at any time, during the continuance of an Event of Default under Section 11 hereof.

          (b) The Borrowers may terminate this Agreement at any time when either
(x) no Letters of Credit are outstanding, or (y) the Borrowers have provided cash collateral satisfactory to the Agent in an amount equal to the undrawn amount of all outstanding Letters of Credit, in each case upon not less than ten days' prior Written Notice (which shall be irrevocable) to the Agent (which shall promptly notify each Lender thereof in writing or by telephone confirming immediately in writing) of termination and by prepaying the Revolving Loans in whole, terminating the Commitments and paying all other amounts payable hereunder and all applicable penalties, fees, charges, premiums and costs, all as provided hereunder.

          (c) The termination of this Agreement shall not affect any rights of the Credit Parties, the Lenders or the Agent or any obligation of any of the Credit Parties, the Lenders or the Agent to the others, arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt of the Credit Parties and their Subsidiaries hereunder incurred on or prior to such termination have been paid and performed in full.

          (d) Upon the giving of notice of termination of this Agreement, all Lender Debt shall be due and payable on the date of termination specified in such notice.

          (e) The rights granted to the Agent on behalf of the Agent and the Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been paid in full in cash.

          (f) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Agent or any Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Commitment of each Lender shall have been terminated), and the Credit Parties, as appropriate, shall be liable to, and shall indemnify and hold such Lender or the Agent harmless for, the amount of such payment surrendered until such Lender or the Agent, as the case may be, shall have been finally and irrevocably paid in full. The provision of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders or the Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' or the Agent' rights under this Agreement and shall be deemed to have been conditioned upon such payment having been become final and irrevocable.

          (g) All indemnities, representations, warranties, covenants, waivers and agreements provided for under this Agreement and the other Loan Documents, including, without limitation, under (S)(S)2.20, 12.5 and 12.22, shall (unless otherwise specifically provided herein) survive the termination of this Agreement and the payment in full of the Lender Debt.

12.9.  Captions.  The captions of the various sections and paragraphs of this
       --------
Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

12.10.  Lien; Setoff by Lenders.

          (a) Each of the Credit Parties hereby grants to each Fronting Bank, each Lender and the Agent a continuing Lien for all Lender Debt (subject to the provisions of (S)4.3 hereof) upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, such Fronting Bank, Lender or the Agent from or for such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, any Fronting Bank, Lender or the Agent, at any time existing.

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          (b) Upon the occurrence and during the continuance of an Event of
Default, subject to the provisions of (S)4.3 hereof, each Fronting Bank, each Lender and the Agent are hereby authorized at any time and from time to time, without notice to such Credit Party, to setoff, appropriate and apply any or all items hereinabove referred to against the Lender Debt of such Credit Party, regardless of the adequacy of any collateral which secures the Lender Debt. After any such setoff by the Fronting Banks, the Agent or any Lender, the Fronting Banks, the Agent or such Lender shall notify the Credit Party against which it setoff of the exercise by it of such right of setoff, provided, that the failure of the Fronting Banks, Agent or such Lender to so notify each Credit Party shall not affect the validity of such setoff or create a cause of action against the Fronting Banks, the Agent or such Lender. Any and all rights to require the Agent, the Fronting Banks or any Lender to exercise their rights and remedies with respect to any other collateral prior to exercising their right of setoff are hereby knowingly, voluntarily and irrevocably waived.

12.11.  Payment Due on Non-Business Day.  Whenever any payment to be made
        -------------------------------
hereunder or under any other Loan Document or on any Loan shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a LIBOR Advance to be made, or the last day of such Interest Period for a LIBOR Advance to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

12.12.  Service of Process.  Each of the Credit Parties hereby irrevocably
        ------------------
consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal Court located in the City of Boston in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, all or any of the Lender Debt, all or any of the Revolving Notes, any other Loan Document or any document or instrument delivered pursuant to this Agreement. Each of the Foreign Borrowers and each Guarantor organized under the laws of a foreign jurisdiction also hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the jurisdiction of their organization in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, all or any of the Lender Debt, all or any of the Revolving Notes, any other Loan Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrowers at their address set forth in (S)12.4 hereof. Within thirty days after such mailing, such Credit Party shall appear, answer or move in respect of such summons, complaint or other process. Should such Credit Party fail to appear or answer within said thirty-day period, such Credit Party shall be deemed in default and judgment may be entered by the Agent on behalf of the Lenders against such Credit Party for the amount as demanded in any summons, complaint or other process so served. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

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12.13.  The Agent.  (a) Subject to the following sentence, each Lender hereby
        ---------
irrevocably designates and appoints Fleet as the Agent of such Lender under each of the Loan Documents, and each such Lender hereby irrevocably authorizes Fleet, as the Agent for such Lender, to take such action on behalf of each Lender under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

          (b) (i) The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled rely on advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               (ii) Any Person dealing with the Agent may conclusively rely on any instrument, document, or agreement executed by the Agent and need not inquire into the Agent's authority to so act.

          (c) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with the Loan Documents (except for their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any of the Credit Parties or any of their respective Subsidiaries or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any of the Credit Parties or any of their respective Subsidiaries to perform its obligations under the Loan Documents. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any of the Credit Parties or any of their respective Subsidiaries.

          (d) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Revolving Note as the owner thereof

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for all purposes unless a Written Notice of assignment, negotiation or transfer thereof shall have been filed with the Agent.

          (e) The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders as they deem appropriate or it shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders (or where required by the terms of this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Notes.

          (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, other than nonpayment of principal or interest on the Revolving Loans, unless the Agent shall have received notice from a Lender or one of the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, or if the Agent has actual knowledge of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          (g) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any of the Credit Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties and their respective Subsidiaries, and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, liabilities, assets, properties and condition (financial or otherwise) and creditworthiness of each of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their

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

respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          (h) Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to such Lender's Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Revolving Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents, any instruments or documents relating to the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this (S)12.13(h) shall survive the payment of the Revolving Notes and the Lender Debt.

          (i) The Agent and its Affiliates may make Revolving Loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder. With respect to its pro rata share of the Revolving Loans made or renewed by it and any Revolving
Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          (j) The Agent may resign as Agent upon thirty days' Written Notice to the Lenders. In the event that any Agent shall enter receivership, then the Lenders (other than the Lenders which are acting as Agent, if applicable) may by unanimous consent of such Lenders, remove the Agent under this Agreement. If the Agent shall give a notice of its intention to resign as Agent under this Agreement or the Agent shall be removed, then the Majority Lenders shall, within such thirty-day period, appoint a successor agent for the Lenders (and if no Default or Event of Default then exists, with the consent of the Parent, which consent shall not be unreasonably delayed or unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Revolving Notes. After any retiring Agent's resignation hereunder as Agent or the Agent's removal, the provisions of this (S)12.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          (k) Each Lender agrees that if any Lender shall, through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment with respect to its Commitments to the Borrowers which results in its receiving more than its pro rata share of the Commitments of all Lenders, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders, a share in the Revolving Loans so that the amount of the Revolving Loans of all Lenders, shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payments is thereafter recovered from the Lenders which received the same, the purchase provided in this (S)12.13(k) shall be deemed to have been rescinded to the extent of such recovery, without interest. Each of the Credit Parties expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, all rights of setoff, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (l) The Agent agrees that it shall promptly deliver to each Lender copies of all notices, demands, statements and communications which the Agent gives to, or receives from, the Credit Parties, except for routine notices of payments due under the Loan Documents and other miscellaneous notices, demands, statements and communications, which are not material to the interests of any Lender. The Agent shall have no liability to any Lender, nor shall a cause of action arise against the Agent, as a result of the failure of the Agent to deliver to the Lender any such notice, demand, statement or communication.

          (m) The Agent shall endeavor to exercise the same care in administering the Loan Document as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided, that the liability of the Agent for failing to do so shall be limited as provided in the preceding paragraphs of this
(S)12.13.

          (n) Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Documentation Agent, the Managing Agents, the Syndication Agent and the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

12.14.  The Fronting Banks.

          (a) The Fronting Banks are acting as agent for the Agent and the Lenders and accordingly, shall take such action with respect to the Lender Debt solely as the Agent and the Lenders may instruct. Without limiting the foregoing, the Fronting Banks may not sell or assign any Lender Debt without the prior written consent of the Agent, and may not take any action under Section 11 of this Agreement except in accordance with the direction of the Agent and the Majority Lenders.

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

          (b) The Fronting Banks shall promptly distribute to the Agent for distribution to the Lenders (i) all payments of interest after the Lenders have funded their Commitment Percentage of the principal balance of the outstanding Revolving Loans to such Foreign Borrower in accordance with the provisions of
(S)12.14(c) hereof; (ii) prior to such funding by the Lenders in accordance with the provisions of (S)12.14(c) hereof, that portion of the interest payments equal to the Applicable Margin, and (iii) subject to the provisions of
(S)12.14(c), principal and other amounts on account of the Lender Debt. Such payments shall be made in Dollars and shall be based upon the Dollar Equivalent at the time of receipt of such payment.

          (c) The Fronting Banks will initially fund all Revolving Loans to the applicable Foreign Borrower, and accordingly, shall be entitled to retain all principal payments on account thereof until the Lenders actually fund their undivided interest and participation in such Revolving Loans in accordance with the provisions of this (S)12.14. Immediately upon the making of any such Revolving Loan, each Lender shall be deemed to have irrevocably and unconditionally purchased and received an undivided interest and unfunded participation in such Revolving Loan in an amount equal to its Commitment Percentage thereof. At any time and from time to time, after the occurrence, and during the continuance, of any Event of Default, any Fronting Bank may require the Lenders to fund their Commitment Percentage of the principal balance of the outstanding Revolving Loans to such Foreign Borrower by making payment to the Fronting Bank in Dollars or the Optional Currency in which such Revolving Loan was made. The Fronting Bank shall thereafter continue to act on behalf of the Lenders (subject to the direction of the Agent) and all payments on account of the applicable Lender Debt received by such Fronting Bank shall thereafter be distributed to the Agent in accordance with the provisions of this (S)12.14.

          (d) Each Lender agrees to indemnify the Fronting Banks (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to such Lender's Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Fronting Banks in any way relating to or arising out of the Loan Documents, any instruments or documents relating to the transactions contemplated hereby or thereby or any action taken or omitted by the Fronting Banks under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from a Fronting Bank's gross negligence or willful misconduct.

          (e) Except as otherwise expressly provided herein, the Fronting Banks shall be entitled to all of the rights and protections set forth in (S)12.13 hereof applicable to the Agent.

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

12.15.  Sale, Assignment or Transfer to Additional Lenders.  (a) Without
        --------------------------------------------------
limiting any additional rights which Fleet may have as a Lender under (S)12.16 hereof, the Agent may execute one or more amendments of this Agreement or any other Loan Document so that each Additional Lender shall be a named party thereof with all of the rights and obligations of any Lender hereunder.

          (b) Each Credit Party hereby agrees that it shall execute and deliver, at the request of the Agent:

               (i) if part of any Lender's pro rata share of any Loan and/or the Commitments as to any Borrower is sold, assigned or transferred in accordance with the terms of (S)(S)12.15(a) or 12.16 hereof, to any Lender or Additional Lender, to the extent requested by the Agent, one or more Revolving Notes to the order of such Lender and such Lender and/or Additional Lender to evidence the portions of the Revolving Loans retained and sold; and

               (ii) any amendment to any Loan Document to effectuate this
        (S)12.15. The terms "sale," "assignment" or "transfer" shall include a novation or assumption by any Additional Lender of all or any portion of any obligations and commitments hereunder.

12.16.  Benefit of Agreement; Assignments by Lenders; Participations.  (a) This
        ------------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, except that the obligations of the Lenders to make Revolving Loans, to issue Letters of Credit and to furnish other financial accommodations hereunder shall not inure to the benefit of any successors and assigns of the Borrowers.

          (b) No Credit Party may assign or transfer any of its interests hereunder without the prior written consent of all of the Lenders. Each of the Lenders may make, carry or transfer its pro rata share of the Revolving Loans at, to or for the account of any of its branch offices or the office of one or more of its Affiliates.

          (c) Each Lender may, subject to the other provisions of this Agreement and with the prior written consent of the Agent and, if no Default or Event of Default then exists, the Parent (which consent shall not be unreasonably withheld, delayed, or conditioned), assign and sell its rights with respect to and delegate its obligations under this Agreement, its Revolving Loans or its Commitments, in whole or in part, to any institutional lender or institutional investor (including a commercial bank, thrift, finance company, insurance company or pension fund) (each, an "Additional Lender") and may without the consent of the Agent or the Parent, assign and sell its rights to another Lender or an Affiliate of the Lender or to grant participations therein to any institutional lender or institutional investor, in which event:

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               (i)  in the case of an assignment, upon notice thereof by such
     Lender to the Parent, the Additional Lender or other Lender shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were such assigning Lender hereunder and the holder of a Revolving Note; and

               (ii) in the case of a participation, (A) the Lender's obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided
                                                                    --------
     that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver which requires the consent of all Lenders. Each participant shall be entitled to the benefits of (S)(S) 2.15(d), 2.17, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section.

          (d) In the event that any Lender shall assign or sell its Revolving Notes, such Lender shall at the time of such assignment or sale give Written Notice to the Agent of the name and address of the Additional Lender or other Lender (including the name of the account officer if applicable), and shall make all endorsements to the grid schedule attached thereto to make the information contained therein accurate. As a condition to the effectiveness of any such assignment or sale, the Additional Lender or other Lender shall pay to the Agent a fee of $3,500 to record such assignment or sale. The Agent shall maintain a record identifying the Lenders who are party to this Agreement.

          (e) Each Lender agrees that such Lender shall not assign all or any part of its Revolving Commitment to any Person that was not a Lender prior to such assignment unless the assignee thereof shall be a bank or trust company organized under the laws of the United States of America or any State thereof having a combined capital and surplus of not less than $500,000,000 or other financial institution reasonably acceptable to the Parent, and in each case such Person is also a UK Qualifying Lender; provided, however, that this sentence shall in no event apply to any interests granted by any Lender through a participation.

          (f) Notwithstanding anything herein to the contrary, any partial assignment by any Lender of any portion of the Revolving Loans and/or its Commitment shall be in an aggregate amount at least equal to $5,000,000. Any such assignment shall assign a pro rata share of all Commitments to the Borrowers by the assigning Lender.

          (g) Notwithstanding anything herein to the contrary, any Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.

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

Section 341. No such pledge or assignment or enforcement thereof shall release any Lender from any of its obligations under the Loan Documents.

12.17.  Counterparts; Facsimile Signature.  (a) This Agreement may be executed
        ---------------------------------
by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (b) Delivery of any executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

12.18.  Invalidity.  Whenever possible, each provision of this Agreement shall
        ----------
be interpreted in such manner as to be effective and valid under all Applicable Laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

12.19.  Disclosure of Financial Information.  Subject to the provisions of
        -----------------------------------
(S)12.20 hereof, the Agent and each Lender are each hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent and any of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Lender, any court, Governmental Body having jurisdiction over the Agent or such Lender, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of any Agent's or such Lender's interest in any of the Revolving Loans, the Letters of Credit, and this Agreement or to any actual or prospective participant therein or assignee thereof.

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

12.20.  Maintenance of Confidentiality.  The Lenders and the Agent shall hold
        ------------------------------
all non-public, proprietary or confidential information obtained pursuant to or in connection with the transactions contemplated by the Loan Documents (the "Confidential Information") in confidence and shall not use or disclose any such Confidential Information except for purposes of the transactions contemplated by and in accordance with the Loan Documents; provided, however, that the Lenders and the Agent may disclose any such Confidential Information (i) to their respective examiners, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with the transactions contemplated by the Loan Documents, (ii) as required by any Governmental Body, (iii) to any proposed syndicate member or any proposed assignee or participant in connection with the contemplated transfer, in accordance with (S)12.16 hereof, of any Revolving Note or participation therein, provided, that any such Person shall execute a confidentiality agreement containing provisions substantially identical to this (S)12.20, or (iv) in connection with the enforcement of the Borrowers' Obligations under the Loan Documents. Notwithstanding the foregoing, the provisions of this (S)12.20 shall not apply to such portions of the Confidential Information that (i) are or become available to the public through no fault or action of the Agent or any of the Lenders or their representatives, or (ii) become available to the Agent or any Lender or their representatives on a non-confidential basis from a source, other than the Borrowers or their representatives, not thereby violating any agreement with or other duty to the Borrowers.

12.21.  Obligations Several; No Fiduciary Obligations.  The obligations of the
        ---------------------------------------------
Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligations of any kind by reason of such default. The relationship between Borrowers and the Lenders with respect to the Loan Documents is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender has any fiduciary obligation toward Borrowers with respect to any such documents or the transactions contemplated thereby.

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12.22.  Indemnification.  In addition to any other indemnities provided herein,
        ---------------
the Credit Parties hereby agree to jointly and severally indemnify and hold harmless the Agent, each Lender and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended (each of the foregoing, an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the Commitments hereunder to make the Revolving Loans, or to issue Letters of Credit, or the financing contemplated hereby, the other Loan Documents, the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating to the transactions contemplated hereby or any portion hereof, any violation of any Environmental Law, the release of any Hazardous Materials, any action, suit, proceeding or investigation brought or threatened with respect to Hazardous Materials, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Credit Parties will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claims shall have arisen out of or resulted solely from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of any Credit Party or Subsidiary of any Credit Party, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), (b) disputes among Lenders, or (c) a successful claim by any Credit Party against such Indemnified Party ("Excluded Claims"). Further, should any employee of the Agent or any Lender be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Credit Parties hereby, jointly and severally, agree to pay to the Agent and each Lender such per diem compensation as the Agent or such Lender shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrowers prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Credit Parties shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims so long as in any such event the Credit Parties shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Credit Parties and such Indemnified Party, the Credit Parties are responsible to such Indemnified Party with respect to such Claim; provided, however, that the Credit Parties shall not be entitled to control the defense of any Claim in the event that there are defenses available to the Indemnified Party which are not available to the Credit Parties. In any other case, the Indemnified Party shall have the right to select counsel and control the defense of any Claims; provided, however, that no Indemnified Party shall settle any Claim as to which it is controlling the defense without the prior written consent of the Credit Parties, which consent shall not be unreasonably withheld or delayed. With respect to any Claim for which the Credit Parties are entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defense of such Claim. In the event that, with respect to any Claim, more than one Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Credit Parties and shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Credit Parties, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Credit Parties and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom. The provisions of this (S)12.22 shall survive repayment of the Revolving Loans and the termination of the Commitments.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                "PARENT"
                                           CABLE DESIGN TECHNOLOGIES
                                           CORPORATION


                                       By: ____________________________
                                           Name:
                                           Title:

                                                "DOMESTIC BORROWER"
                                           CABLE DESIGN TECHNOLOGIES INC.


                                       By: ____________________________
                                           Name:
                                           Title:

                                           "UK BORROWERS"


                                           NOSLO LTD.


                                       By:____________________________
                                           Name:
                                           Title:

                                           RAYDEX/CDT LTD.


                                       By:____________________________
                                           Name:
                                           Title:

                                           NORDX/CDT, LTD


                                       By:____________________________
                                           Name:
                                           Title:

                                           ANGLO-AMERICAN CABLES LTD.


                                       By:____________________________
                                            Name:
                                            Title:

                                           "EUROPEAN BORROWERS"

                                           XENO VERWALTUNGSGESELLSCHAFT mbH


                                       By:____________________________
                                           Name:
                                           Title:

                                           OREBRO/CDT AB

                                       By:____________________________
                                           Name:
                                           Title:

                                           NEK KABEL AB


                                       By:____________________________
                                           Name:
                                           Title:


Address:  Foster Plaza 7
          661 Anderson Drive
          Pittsburgh, Pennsylvania
          Attention: Mr. Charles B. Fromm
          Telecopier No.: (412) 937-9690

Copy to:  Kirkland & Ellis
          Citicorp Center
          153 East 53/rd/ Street
          New York, New York 10022-4675
          Attention: Bronwen Jones, Esquire
          Telecopier No.: (212) 446-4900

                                           FLEET NATIONAL BANK, as Agent and
                                           as Lender


                                       By:____________________________
                                           Name: David J. Doucette
                                           Title:

Address:  100 Federal Street, 9th Floor
          Boston, Massachusetts 02110
          Attention: David J. Doucette
          Telecopier No.: (617) 434-1977

Copy to:  David S. Berman, Esquire
          Riemer & Braunstein, LLP
          Three Center Plaza
          Boston, Massachusetts 02108
          Telecopier No.: (617) 880-3456

                                           BNP PARIBAS, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  787 7/th/ Avenue
          New York, New York 10019
          Attention: John J. McCormick
          Telecopier No.: (212) 841-2861

                                           BANK OF AMERICA, NATIONAL
                                           ASSOCIATION, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  231 South LaSalle
          Chicago, Illinois 60697
          Attention: Lynn W. Stetson
          Telecopier No.: (312) 974-8681

                                           CITIZENS BANK OF PENNSYLVANIA,
                                           as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  Two Mellon Ctr. Rm 270
          Pittsburgh, Pennsylvania 15259
          Attention: Mark T. Latterner
          Telecopier No.: (412) 234-9010

                                           NATIONAL CITY BANK
                                           OF PENNSYLVANIA, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  National City Center
          20 Stanwix Street
          Pittsburgh, Pennsylvania 15222
          Attention: John J. Hayes
          Telecopier No.: (412) 471-4883

                                           JPMORGAN CHASE, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  301 Grant Street - 11/th/ Floor
          Pittsburgh, Pennsylvania 15219
          Attention: John A. Malone
          Telecopier No.: (412) 456-5566

                                           FIFTH THIRD BANK, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  Eleven Parkway
          Center, Ste. 375
          Pittsburgh, Pennsylvania 15228
          Attention: Christopher S. Helmeci
          Telecopier No.: (412) 937-9896

                                           COMERICA BANK, as Lender


                                       By:____________________________
                                           Name:
                                           Title:

Address:  500 Woodward Avenue, 9/th/ Floor
          Detroit, Michigan 48275
          Attention: Robert P. Wilson
          Telecopier No.: (313) 222-3330

                                           FLEET NATIONAL BANK (London
                                           Branch), as UK Fronting Bank


                                       By:____________________________
                                           Name:
                                           Title:

Address:  39 Victoria Street
          London, United Kingdom
          SW1H OED
          Attention: Mike J. Rowe
          Telecopier No.: 44 20 7932 9364

                                           FLEET BANK (EUROPE) LIMITED, as
                                           European Fronting Bank


                                       By:____________________________
                                           Name:
                                           Title:

Address:  39 Victoria Street
          London, United Kingdom
          SW1H OED
          Attention: Mike J. Rowe
          Telecopier No.: 44 20 7932 9364